This preliminary prospectus supplement relates to an effective registration statement under the Securities Act of 1933, as amended, but the information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-272547-01
Subject to Completion, Dated June 18, 2024
Preliminary Prospectus Supplement
(To Prospectus dated June 9, 2023)
$
American Homes 4 Rent, L.P.
$         % Senior Notes due 20

American Homes 4 Rent, L.P. (the “operating partnership”), through which American Homes 4 Rent holds, directly or indirectly, substantially all of its assets and conducts substantially all of its operations, is offering $      million aggregate principal amount of    % Senior Notes due 20  (the “notes”). The operating partnership will pay interest on the notes on                 and                 of each year, beginning on                 , 2024. The notes will mature on                 , 20  . The operating partnership may redeem the notes prior to maturity at its option, at any time in whole, or from time to time, in part, at the redemption prices described in this prospectus supplement under “Description of the Notes — Optional Redemption at Our Election.”
The notes will be the operating partnership’s unsecured and unsubordinated obligations and will rank equally in right of payment with all of the operating partnership’s existing and future unsecured and unsubordinated indebtedness. The notes will be effectively subordinated in right of payment to the operating partnership’s existing and future secured indebtedness (to the extent of the value of the collateral securing such indebtedness). The notes will also be structurally subordinated in right of payment to all existing and future liabilities and other indebtedness, whether secured or unsecured, of the operating partnership’s subsidiaries that do not guarantee the notes.
The notes will not be initially guaranteed by American Homes 4 Rent or any of its or the operating partnership’s subsidiaries. However, under the limited circumstances described under “Description of the Notes — Guarantee,” the indenture that will govern the notes will require American Homes 4 Rent and certain of our subsidiaries to guarantee the notes in the future if, and for so long as, American Homes 4 Rent or such subsidiary, as the case may be, guarantees our obligations under our credit facility.
The notes are a new issue of securities with no established trading market. The operating partnership does not intend to apply to list the notes on any securities exchange or on any automated dealer quotation system. The notes will be issued only in registered form, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
See “Risk Factors” beginning on page S-5 of this prospectus supplement and in our and American Homes 4 Rent’s other filings with the Securities and Exchange Commission incorporated by reference in this prospectus supplement and the accompanying prospectus to read about factors you should consider before making a decision to invest in the notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
	Per Note	Total
Public offering price(1)	%	$
Underwriting discount	%	$
Proceeds (before offering expenses) to the operating partnership	%	$

(1)
Plus accrued interest from                 , 2024, if settlement occurs after that date.

We expect that delivery of the notes will be made to investors in book-entry form through the facilities of The Depository Trust Company and its participants, including Clearstream Banking, société anonyme and Euroclear Bank S.A./N.V., as operator of the Euroclear system, on or about                 , 2024.

Joint Book-Running Managers
BofA SecuritiesJ.P. Morgan Morgan Stanley Wells Fargo Securities
The date of this prospectus supplement is June   , 2024

PROSPECTUS SUPPLEMENT
PROSPECTUS
Neither we nor the underwriters have authorized anyone to provide you with additional or different information from that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus we may authorize to be delivered to you. We and the underwriters are offering to sell, and seeking offers to buy, the notes only in jurisdictions where such offers and sales thereof are

S-i

permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus or in any free writing prospectus we may authorize to be delivered to you is accurate only as of their respective dates or on the date or dates which are specified in such documents, and that any information in documents that we have incorporated by reference is accurate only as of the date of such document incorporated by reference. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, the information in this prospectus supplement shall control. In addition, any statement in a filing we make or American Homes 4 Rent makes with the Securities and Exchange Commission (the “SEC”) that adds to, updates or changes information contained in an earlier filing we or American Homes 4 Rent made with the SEC shall be deemed to modify and supersede such information in the earlier filing.
This prospectus supplement does not contain all of the information that is important to you. You should read this document together with additional information described under the heading “Incorporation of Certain Documents by Reference” in this prospectus supplement. You should rely only on the information contained or incorporated by reference in this document. Neither we nor the underwriters have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information in this prospectus supplement and the accompanying prospectus, as well as the information we have or American Homes 4 Rent has previously filed with the SEC and incorporated by reference in this document, is accurate only as of its date or the date which is specified in those documents.
Unless the context requires otherwise, we define certain terms in this prospectus supplement as follows:
•
“American Homes 4 Rent” and “the Company” refer to American Homes 4 Rent, a Maryland real estate investment trust, and its subsidiaries taken as a whole.

•
“We,” “our,” “us” and “the operating partnership” refer to American Homes 4 Rent, L.P., a Delaware limited partnership, and its subsidiaries taken as a whole.

•
“You” refers to a prospective investor.

S-iii

FORWARD-LOOKING STATEMENTS
Various statements contained in this prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference into these documents, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future operations, revenues, income and capital spending. Our forward-looking statements relate to beliefs, expectations or intentions and similar statements concerning matters that are not of historical fact and are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “intend,” “potential,” “plan,” “goal,” “outlook,” “guidance” or other words that convey the uncertainty of future events or outcomes. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies, trends and uncertainties, most of which are difficult to predict and many of which are beyond our control.
These and other important factors, including those discussed under “Business,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in our and American Homes 4 Rent’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (which is incorporated by reference into this prospectus supplement and the accompanying prospectus), and in other documents that we have or American Homes 4 Rent has filed or may file from time to time with the SEC, may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included or incorporated by reference in this prospectus supplement and the accompanying prospectus. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

S-iv

SUMMARY
This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in the notes. To understand this offering fully prior to making an investment decision, you should carefully read this prospectus supplement, the accompanying prospectus and the documents incorporated or deemed to be incorporated by reference herein and therein and any free writing prospectus we file with the SEC in connection with this offering. See “Incorporation of Certain Documents by Reference” in this prospectus supplement. You should also carefully consider the “Risk Factors” sections in this prospectus supplement and in our and American Homes 4 Rent’s Annual Report on Form 10-K for the year ended December 31, 2023 and subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus supplement and the accompanying prospectus, as such may be updated in any future filings we make or American Homes 4 Rent makes under the Exchange Act.
American Homes 4 Rent
American Homes 4 Rent is an internally managed Maryland real estate investment trust (“REIT”) focused on acquiring, developing, renovating, leasing and operating single-family homes as rental properties. American Homes 4 Rent commenced operations in November 2012. American Homes 4 Rent has an integrated operating platform dedicated to property management, acquisitions, development, marketing, leasing, financial and administrative functions.
As of March 31, 2024, American Homes 4 Rent held 59,343 single-family properties in selected sub-markets of metropolitan statistical areas within 21 states, including 728 properties classified as held for sale, and 56,362 of American Homes 4 Rent’s total properties (excluding properties held for sale) were occupied.
American Homes 4 Rent believes it has become a leader in the single-family home rental industry by aggregating a geographically diversified portfolio of high-quality single-family homes and developing “American Homes 4 Rent” into a nationally recognized brand that is well-known for quality, value and resident satisfaction and is well respected in its communities. American Homes 4 Rent’s investments may be made directly or through investment vehicles with third-party investors. American Homes 4 Rent began adding newly constructed “built-for-rental” single-family properties to its portfolio in 2017 through its internal “AMH Development Program” and through acquisitions from third-party developers via its “National Builder Program.” American Homes 4 Rent’s objective is to generate attractive, risk-adjusted returns for its shareholders through dividends and capital appreciation.
American Homes 4 Rent believes that it has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under U.S. federal income tax laws for each of its taxable years commencing with its taxable year ended December 31, 2012, through the taxable year ended December 31, 2023. American Homes 4 Rent expects to satisfy the requirements for qualification and taxation as a REIT under the U.S. federal income tax laws for its current taxable year ending December 31, 2024 and subsequent taxable years.
American Homes 4 Rent’s principal executive office is located at 280 Pilot Road, Las Vegas, Nevada 89119. American Homes 4 Rent’s main telephone number is (805) 413-5300. American Homes 4 Rent’s website address is www.amh.com. The information contained on American Homes 4 Rent’s website is not incorporated by reference in or otherwise a part of this prospectus supplement or the accompanying prospectus.
The Operating Partnership
We are a Delaware limited partnership and were formed in October 2012. Substantially all of American Homes 4 Rent’s consolidated assets are held by us, and American Homes 4 Rent conducts substantially all of its activities through us and our wholly owned subsidiaries. American Homes 4 Rent is the general partner of, and as of March 31, 2024, owned approximately 87.7% of the common partnership interest in us with the remaining 12.3% of the common partnership interest owned by limited partners. Our principal executive offices are located at 280 Pilot Road, Las Vegas, Nevada 89119. Our main telephone number is (805) 413-5300.

The Offering
The following is a brief summary of some of the terms of this offering. It does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the notes, you should carefully read this prospectus supplement and the accompanying prospectus.
Issuer
American Homes 4 Rent, L.P.
Notes Offered
$      aggregate principal amount of    % Senior Notes due 20  .
Ranking
The notes will be our unsecured and unsubordinated obligations and will:
•
rank equally in right of payment with all of our existing and future senior unsecured and unsubordinated indebtedness;

•
be effectively subordinated in right of payment to all of our existing and future secured indebtedness (to the extent of the value of the collateral securing such indebtedness); and

•
be structurally subordinated in right of payment to all existing and future liabilities and other indebtedness, whether secured or unsecured, of our subsidiaries that do not guarantee the notes.

As of March 31, 2024, we had approximately $1.4 billion of secured indebtedness and $3.1 billion of unsecured and unsubordinated indebtedness outstanding on a consolidated basis. Of such indebtedness, $1.4 billion of the secured indebtedness and none of the unsecured and unsubordinated indebtedness was attributable to our subsidiaries. As of March 31, 2024, we had no outstanding borrowings under our revolving credit facility.
Guarantees
The notes will not initially be guaranteed by American Homes 4 Rent or any of its or the operating partnership’s subsidiaries. However, under the limited circumstances described under “Description of the Notes — Guarantee,” the indenture that will govern the notes will require American Homes 4 Rent and certain of our subsidiaries to guarantee the notes in the future if, and for so long as, American Homes 4 Rent or such subsidiary, as the case may be, guarantees our obligations under our credit facility.
Interest
The notes will bear interest at a rate of    % per year. Interest on the notes will be payable semi-annually in arrears on         and           of each year, beginning on             , 2024.
Maturity
The notes will mature on               , 20  .
Optional Redemption
Prior to               (               month[s] prior to the maturity date of the notes, the “Par Call Date”), the operating partnership may redeem the notes, at its option, in whole or in part, at any time and from time to time, at a redemption price equal to the greater of (i) a “make-whole” amount and (ii) 100% of the principal amount of the notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but not including, the date of redemption. On or after the Par Call Date, the operating partnership may redeem the notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to, but not including, the date of redemption. See “Description of the Notes — Optional Redemption at Our Election.”
Certain Covenants
The indenture that will govern the notes contains certain covenants that, among other things, limit our ability to:
•
incur secured and unsecured indebtedness; and

•
consummate a merger, consolidation or sale of all or substantially all of our assets.

In addition, we will be required to maintain total unencumbered assets of at least 150% of our total unsecured indebtedness. These covenants are subject to a number of important exceptions and qualifications. See “Description of the Notes.”
Use of Proceeds
We expect the net proceeds from the sale of the notes in this offering will be approximately $      million, after deducting the underwriting discounts and estimated offering expenses payable by us.
We intend to use the net proceeds from this offering for the repayment of outstanding indebtedness, which may include repayment or voluntary prepayment of all or a portion of our outstanding 2014-SFR3 asset-backed securitization notes (the “2014-SFR3 Notes”), as well as general corporate purposes, including, without limitation, property acquisitions and developments, the expansion, redevelopment and/or improvement of existing properties in our portfolio, other capital expenditures, working capital and other general purposes. See “Use of Proceeds.”
No Public Market
The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. The underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so and may discontinue any market-making at any time without notice.
Book-Entry Form
The notes will be book entry only and registered in the name of a nominee of DTC. Investors may elect to hold interests in the notes through Clearstream Banking, société anonyme, or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which in turn will hold interests in the notes in their capacity as participants at DTC. The notes will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Additional Notes
We may, from time to time, without notice to or consent of the holders of the notes, increase the principal amount of the notes by issuing additional notes in the future with the same form and terms, except for the date of issuance, and any difference in the public offering price and the date from which interest begins to accrue, and with the same CUSIP number as the notes offered hereby so long as such issuance constitutes a “qualified reopening” of the notes offered hereby within the meaning of the Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder, or is otherwise fungible with the notes offered hereby for U.S. federal income tax purposes.

Trustee and Paying Agent
U.S. Bank Trust Company, National Association is the trustee and paying agent under the indenture relating to the notes.
Governing Law
The indenture, the notes and any future guarantee will be governed by the laws of the State of New York.
Risk Factors
See “Risk Factors” included in this prospectus supplement and in our and American Homes 4 Rent’s most recent Annual Report on Form 10-K, as updated by its and our subsequent filings under the Exchange Act, as well as other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of factors you should carefully consider before deciding to invest in the notes.

RISK FACTORS
You should carefully consider the risks and uncertainties described below and other information contained in this prospectus supplement and the accompanying prospectus and in the documents incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus before you decide whether to invest in the notes. In particular, we urge you to consider carefully the factors set forth under “Risk Factors” in our and American Homes 4 Rent’s Annual Report on Form 10-K for the year ended December 31, 2023 and subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus supplement and the accompanying prospectus, as such may be updated in its and our future filings under the Exchange Act. If any of the risk factors were to occur, our business, financial condition, liquidity, results of operations, and prospects could be materially adversely affected. This may adversely affect our ability to pay interest on the notes or repay the principal when due, and you may lose part or all of your investment.
Risks Related to the Notes
Our substantial indebtedness could materially and adversely affect our ability to meet our debt service obligations under the notes.
As of March 31, 2024, we had approximately $1.4 billion of secured indebtedness and $3.1 billion of unsecured and unsubordinated indebtedness outstanding on a consolidated basis. Of such indebtedness, $1.4 billion of the secured indebtedness and none of the unsecured and unsubordinated indebtedness was attributable to our subsidiaries. As of March 31, 2024, we had no outstanding borrowings under our revolving credit facility.
Our level of indebtedness and the limitations imposed on us by our debt agreements could have significant adverse consequences to holders of the notes, including the following:
•
our cash flow may be insufficient to meet our debt service obligations with respect to the notes and our other indebtedness, which would enable the lenders and other debtholders to accelerate the maturity of their indebtedness, or be insufficient to fund other important business uses after meeting such obligations;

•
we may be unable to borrow additional funds as needed or on favorable terms;

•
we may be unable to refinance our indebtedness at maturity or earlier acceleration, if applicable, or the refinancing terms may be less favorable than the terms of our original indebtedness or otherwise be generally unfavorable;

•
because a portion of our debt bears interest at variable rates, increases in interest rates could materially increase our interest expense;

•
we may be forced to dispose of one or more of our properties, possibly on disadvantageous terms;

•
we may default on our secured indebtedness and the lenders may foreclose on our properties or our interests in the entities that own the properties that secure such indebtedness and receive an assignment of rents and leases; and

•
we may violate restrictive covenants in our debt agreements, which would entitle the lenders and other debtholders to accelerate the maturity of their indebtedness.

If any one of these events were to occur, our business, financial condition, liquidity, results of operations, and prospects, as well as our ability to satisfy our obligations with respect to the notes, could be materially and adversely affected.
We may not be able to generate sufficient cash flow to meet our debt service obligations.
Our ability to meet our debt service obligations on, and to refinance, our indebtedness, including the notes, and to fund our operations, working capital, acquisitions, development projects, capital expenditures and other important business uses, depends on our ability to generate sufficient cash flow in the future. To a certain extent, our cash flow is subject to general economic, industry, financial, competitive, operating, legislative, regulatory and other factors, many of which are beyond our control.

We cannot assure you that our business will generate sufficient cash flow from operations or that future sources of cash will be available to us in an amount sufficient to enable us to meet our debt service obligations on our indebtedness, including the notes, or to fund our other important business uses. As a result, we could be forced to take other actions to meet those obligations, such as selling properties, raising equity or debt capital or delaying capital expenditures, any of which could have a material adverse effect on us. Furthermore, we cannot assure you that we will be able to effect any of these actions on favorable terms, or at all. Additionally, if we incur additional indebtedness in connection with future acquisitions or development projects or for any other purpose, our debt service obligations could increase significantly and our ability to meet those obligations could depend, in large part, on the returns from such acquisitions or projects, as to which no assurance can be given.
We may need to refinance all or a portion of our indebtedness, including the notes, at or prior to maturity. Our ability to refinance our indebtedness or obtain additional financing will depend on, among other things:
•
our financial condition, liquidity, results of operations, and prospects and market conditions at the time; and

•
restrictions in the agreements governing our indebtedness.

As a result, we may not be able to refinance any of our indebtedness, including the notes, on favorable terms, or at all.
The notes are structurally subordinated to all the obligations of our subsidiaries, other than any future subsidiary guarantor while such guarantee is in place, and our ability to service our debt is dependent on the performance of our subsidiaries.
Except for any future subsidiary guarantor, which will guarantee the notes as long as such subsidiary guarantees our credit facility, none of our other subsidiaries will guarantee the notes. Payments on the notes are only required to be made by the operating partnership. As a result, no payments are required to be made by, and holders of notes will not have a claim against the assets of, any of our subsidiaries, other than any future subsidiary guarantor while the guarantee is in place, except if those assets are transferred, by dividend or otherwise, to us. Accordingly, the notes will be structurally subordinated in right of payment to all existing and future liabilities and other indebtedness, including trade payables and other accrued rebates and liabilities, of our subsidiaries other than any future subsidiary guarantor for so long as it guarantees the notes. Although the agreements governing our revolving credit facility and other indebtedness do, and the indenture that will govern the notes will, limit our subsidiaries’ ability to incur additional indebtedness, those restrictions are subject to a number of qualifications and exceptions, and such additional debt could adversely affect our ability to pay our obligations on the notes. As of March 31, 2024, indebtedness of our subsidiaries, excluding intercompany liabilities, that would have been structurally senior to the notes was approximately $1.4 billion. We anticipate that from time to time our subsidiaries will incur additional debt and other liabilities. Additionally, the notes are structurally subordinated to all existing and future liabilities and other indebtedness, including trade payables and other accrued rebates and liabilities, of our unconsolidated joint ventures.
The notes will be unsecured and therefore will effectively be subordinated to any secured debt the operating partnership may incur in the future.
The notes will not be secured by any of the operating partnership’s assets or those of its subsidiaries. As a result, the notes will be effectively subordinated to any secured debt the operating partnership may incur to the extent of the value of the assets securing such debt. In any liquidation, dissolution, bankruptcy or other similar proceeding, the holders of the operating partnership’s secured debt may assert rights against the secured assets in order to receive full payment of their debt before the assets may be used to pay the holders of the notes.
American Homes 4 Rent and its and our subsidiaries will not initially guarantee the notes.
The notes will not initially be guaranteed by American Homes 4 Rent, or any subsidiary of American Homes 4 Rent or the operating partnership. We do not anticipate that American Homes 4 Rent or any of its or our subsidiaries will ever guarantee the notes, and if they do guarantee the notes in the future, such guarantees may be automatically released. The indenture that will govern the notes will only require American Homes 4 Rent and certain of our subsidiaries to guarantee the notes if, and for so long as, American Homes 4 Rent or such subsidiary, as the case may be, guarantees our obligations under our credit facility. See “Description of the Notes — Guarantee.” We do not expect that American Homes 4 Rent or such subsidiaries will guarantee our obligations under our credit facility, which would trigger the requirement to guarantee the notes. Therefore, it is likely that American Homes 4 Rent and such subsidiaries will never guarantee the notes. In addition, American Homes 4 Rent will not be subject to the covenants set forth in the indenture.
Federal and state statutes allow courts, under specific circumstances, to void guarantees and require holders of notes to return payments received from guarantors.
Although the notes will not initially be guaranteed by American Homes 4 Rent, or any subsidiary of American Homes 4 Rent or the operating partnership, if they do guarantee the notes in the future, under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws a guarantee could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:
•
received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee; and either:

•
was insolvent or rendered insolvent by reason of the incurrence of the guarantee;

•
was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital;

•
intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature; or

•
intended to hinder, delay or defraud creditors.

In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor. The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:
•
the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

•
the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they became absolute and mature; or

•
it could not pay its debts as they become due.

The court might also void such guarantee, without regard to the above factors, if it found that a guarantor entered into its guarantee with actual or deemed intent to hinder, delay, or defraud its creditors.
A court would likely find that a guarantor did not receive reasonably equivalent value or fair consideration for its guarantee unless it benefited directly or indirectly from the issuance of the notes. If a court voided such guarantee, holders of the notes would no longer have a claim against such guarantor or the benefit of the assets of such guarantor constituting collateral that purportedly secured such guarantee and would be creditors solely of us. In addition, the court might direct holders of the notes to repay any amounts already received from a guarantor.
We may incur substantial additional indebtedness in the future, which would increase any or all of the risks described above.
We may be able to incur substantial additional indebtedness in the future. Although the agreements governing our revolving credit facility and certain other indebtedness do, and the indenture that will govern the notes will, limit our ability to incur additional indebtedness, these restrictions are subject to a number of qualifications and exceptions and, under certain circumstances, debt incurred in compliance with these restrictions could be substantial. To the extent that we incur substantial additional indebtedness in the future, the risks associated with our leverage described herein, including our inability to meet our debt service obligations, would be increased.
The indenture that will govern the notes will contain restrictive covenants that may restrict our ability to expand or fully pursue our business strategies.
The indenture that will govern the notes will contain financial and operating covenants that, among other things, may restrict our ability to take specific actions, even if we believe them to be in our best interest, including restrictions on our ability to:
•
incur secured and unsecured indebtedness; and

•
consummate a merger, consolidation or sale of all or substantially all of our assets.

In addition, our revolving credit facility requires us to meet specified financial ratios and the indenture that will govern the notes will require us to maintain at all times a specified ratio of unencumbered assets to unsecured debt. These covenants may restrict our ability to expand or fully pursue our business strategies. Our ability to comply with these and other provisions of the indenture that will govern the notes and our revolving credit facility may be affected by changes in our operating and financial performance, changes in general business and economic conditions, adverse regulatory developments or other events beyond our control. The breach of any of these covenants could result in a default under our indebtedness, which could result in the acceleration of the maturity of such and other indebtedness. If any of our indebtedness is accelerated prior to maturity, we may not be able to repay such indebtedness or refinance such indebtedness on favorable terms, or at all.
There is currently no trading market for the notes, and an active public trading market for the notes may not develop or, if it develops, may not be maintained. The failure of an active, liquid trading market for the notes to develop or be maintained is likely to adversely affect the market price and liquidity of the notes.
The notes are a new issue of securities, and there is currently no existing trading market for the notes. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. Although the underwriters have advised us that they intend to make a market in the notes, they are not obligated to do so and may discontinue any market-making at any time without notice. Accordingly, an active trading market may not develop for the notes and, even if one develops, may not be maintained. If an active trading market for the notes does not develop or is not maintained, the market price and liquidity of the notes is likely to be adversely affected, and holders may not be able to sell their notes at desired times and prices or at all. If the notes are traded after their purchase, they may trade at a discount from their purchase price.
The liquidity of the trading market, if any, and future trading prices of the notes will depend on many factors, including, among other things, prevailing interest rates, our financial condition, results of operations, business, prospects and credit quality, and those of comparable entities, the market for similar securities and the overall securities market , and may be adversely affected by unfavorable changes in any of these factors, some of which are beyond our control. In addition, market volatility or events or developments in the credit markets could materially and adversely affect the market value of the notes, regardless of our financial condition, results of operations, business, prospects or credit quality. We cannot assure you that the market price of the notes will not fall in the future, and it may be difficult for investors to resell the notes at prices they find attractive or at all.
A downgrade in our corporate credit ratings could materially adversely affect our financial condition, liquidity and results of operations and the market price of the notes.
Our corporate credit ratings are subject to ongoing evaluation by credit rating agencies, and we cannot assure you that any rating will not be changed or withdrawn by a rating agency in the future if, in its judgment, circumstances warrant. Moreover, such credit ratings are not recommendations to buy, sell or hold the notes or any other securities. If any credit rating agencies downgrade our corporate ratings or otherwise indicate that the outlook for their rating is negative, it could have a material adverse effect on the market price of the notes and our costs and availability of capital, which could in turn have a material adverse effect on our financial condition, liquidity and results of operations and our ability to satisfy our debt service obligations (including payments on the notes).
Redemption may adversely affect your return on the notes.
The notes are redeemable at our option and we may choose to redeem some or all of the notes from time to time, especially when prevailing interest rates are lower than the rate borne by the notes. If prevailing rates are lower at the time of redemption, you would not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the notes being redeemed. See “Description of the Notes — Optional Redemption at Our Election.”
An increase in interest rates could result in a decrease in the relative value of the notes.
In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value because the premium, if any, over market interest rates will decline. Consequently, if you purchase the notes and market interest rates increase, the market value of your notes may decline. We cannot predict the future level of market interest rates.

USE OF PROCEEDS
We expect the net proceeds from the sale of the notes in this offering will be approximately $      million, after deducting the underwriting discounts and estimated offering expenses payable by us.
We intend to use the net proceeds from this offering for the repayment of outstanding indebtedness, which may include the repayment or voluntary prepayment of all or a portion of our outstanding 2014-SFR3 Notes, as well as general corporate purposes, including, without limitation, property acquisitions and developments, the expansion, redevelopment and/or improvement of existing properties in our portfolio, other capital expenditures, working capital and other general purposes.
As of March 31, 2024, we had $475.2 million in aggregate principal amount of 2014-SFR3 Notes outstanding. The 2014-SFR3 Notes bear interest at a rate of 4.40% per annum, are scheduled to mature on December 9, 2024 and may be voluntarily prepaid by us at any time upon not less than 10 days’ but not more than 90 days’ prior notice.

DESCRIPTION OF THE NOTES
The following description of the particular terms of the notes supplements, and to the extent inconsistent, supersedes, the descriptions in the accompanying prospectus of the general terms and provisions of the debt securities and any related guarantee, to which descriptions reference is hereby made. The following summary of certain provisions of the notes and the indenture does not purport to be complete and is qualified in its entirety by reference to the actual provisions of the notes and the indenture. Certain terms used but not defined herein shall have the meanings given to them in the accompanying prospectus, the indenture or the notes, as the case may be. As used in this section, “the Company” refers to American Homes 4 Rent and the terms “we,” “us,” “our” or “the Operating Partnership” refer only to American Homes 4 Rent, L.P. and not to any of its subsidiaries or the Company.
General
The notes will be issued pursuant to the indenture, dated as of February 7, 2018, between the Operating Partnership and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee (the “Trustee”), as supplemented by the Eighth Supplemental Indenture, to be dated as of                 , 2024, (as so supplemented, the “indenture”), between the Operating Partnership and the Trustee.
The terms of the notes include those provisions contained in the notes and the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended. Copies of the indenture and the form of the notes are available from us upon request.
The notes will be our unsecured and unsubordinated indebtedness and will rank equally in right of payment with all of our existing and future unsecured and unsubordinated indebtedness. However, the notes will be effectively subordinated in right of payment to our existing and future secured indebtedness (to the extent of the value of the collateral securing such indebtedness). The notes will also be structurally subordinated in right of payment to all existing and future liabilities and other indebtedness, whether secured or unsecured, of our subsidiaries that do not guarantee the notes. As of March 31, 2024, we had approximately $1.4 billion of secured indebtedness and $3.1 billion of unsecured and unsubordinated indebtedness outstanding on a consolidated basis. Of such indebtedness, $1.4 billion of the secured indebtedness and none of the unsecured and unsubordinated indebtedness was attributable to our subsidiaries. As of March 31, 2024, we had no outstanding borrowings under our revolving credit facility. See “Risk Factors — Risks Related to the Notes — Our substantial indebtedness could materially and adversely affect our ability to meet our debt service obligations under the notes,” “Risk Factors — Risks Related to the Notes — The notes are structurally subordinated to all the obligations of our subsidiaries, other than any future subsidiary guarantor while such guarantee is in place, and our ability to service our debt is dependent on the performance of our subsidiaries” and “Risk Factors — Risks Related to the Notes — The notes will be unsecured and therefore will effectively be subordinated to any secured debt the operating partnership may incur in the future.”
The notes will not initially be guaranteed by the Company, or any subsidiary of us or the Company. However, the supplemental indenture governing the notes will contain a covenant requiring the Company and certain of our subsidiaries to guarantee the notes in the future under the limited circumstances described under “— Guarantee.”
The notes will initially be limited to an aggregate principal amount of $      million. We may, from time to time, without notice to or the consent of the holders of the notes, increase the principal amount of the notes under the indenture by issuing additional notes, in which case any additional notes so issued will have the same form and terms (other than the date of issuance and, under certain circumstances, the public offering price and the date from which interest thereon will begin to accrue), and will carry the same right to receive accrued and unpaid interest, as the notes offered hereby.
Additional notes issued in this manner will be consolidated with, and form a single series with, the notes; provided, however, that such additional notes will not be issued with the same CUSIP number as the notes offered hereby (and hence will not be treated as part of the same issuance for U.S. federal income tax purposes), unless such issuance constitutes a “qualified reopening” of the notes offered hereby within the meaning of the Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder, or is otherwise fungible with the notes offered hereby for U.S. federal income tax purposes.
The notes will be issued only in fully registered, book-entry form, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, except under the limited circumstances described below under “— Book-Entry Delivery and Settlement.” All payments will be made in U.S. dollars. The registered holder of a note will be treated as its owner for all purposes.
If any interest payment date, stated maturity date or redemption date is not a Business Day, the payment otherwise required to be made on such date may be made on the next Business Day without any additional payment as a result of such delay. For purposes of the notes, “Business Day” means any day, other than a Saturday, Sunday or other day on which banking institutions in The City of New York or in a place of payment, as applicable, are authorized or obligated by law, regulation or executive order to close.
The terms of the notes provide that we are permitted to withhold from interest payments and payments upon a redemption or maturity of the notes any amounts we are required to withhold by law. For example, non-United States holders of notes may, under some circumstances, be subject to U.S. federal withholding tax with respect to payments of interest on the notes. See “Supplemental U.S. Federal Income Tax Considerations” in this prospectus supplement.
Except as described in this prospectus supplement under the heading “— Certain Covenants” and in the accompanying prospectus under the heading “Description of Debt Securities — Merger, Consolidation or Sale,” the indenture will not contain any provisions that would limit our, the Company’s or our subsidiaries’ ability to incur indebtedness or that would afford you protection in the event of:
•
a highly leveraged or similar transaction involving us or any of our affiliates;

•
a change of control; or

•
a reorganization, restructuring, merger, consolidation or transfer or lease of all or substantially all of our or the Company’s assets or a similar transaction involving us or any of our affiliates that may adversely affect you.

Restrictions on the ownership and transfer of the Company’s common shares designed to preserve its qualification as a REIT, however, may prevent or hinder a change of control.
Guarantee
The notes will not initially be guaranteed by the Company, or any subsidiary of us or the Company. However, the supplemental indenture governing the notes will contain a covenant requiring the Company and certain of our subsidiaries to guarantee the notes in the future under the limited circumstances described below.
The Company and such subsidiaries (the “Possible Future Guarantors”) will be required to, jointly and severally with any other guarantors, fully and unconditionally guarantee our obligations under the notes on a direct, unsecured and unsubordinated basis, including the due and punctual payment of principal of, premium, if any, and interest on, the notes, whether at stated maturity, upon redemption, by acceleration or otherwise (a “possible future guarantee”) if, and for so long as, such entity guarantees our indebtedness under, or otherwise becomes an obligor with respect to, the Amended and Restated Credit Agreement, dated April 15, 2021, by and among us, as borrower, the Company, as parent, Wells Fargo Bank, National Association, as administrative agent, and the other lending institutions that are parties thereto, as lenders, as it may be amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, refunded or replaced (in whole or in part, including with any new credit agreement or facility) from time to time (as so amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, refunded or replaced from time to time, the “Credit Agreement”).
If a Possible Future Guarantor is required to guarantee the notes pursuant to the immediately preceding paragraph, such Possible Future Guarantor will immediately be and become, automatically and without the execution or delivery of any supplemental indenture or other instrument or other action by any person, a guarantor of the notes and shall be subject to and bound by all of the terms and provisions of the indenture applicable to a guarantor, subject however to the termination provisions set forth below; provided that the guarantor shall execute and deliver a supplemental indenture to the indenture to evidence such guarantee within 30 days. For so long as such Possible Future Guarantor guarantees the notes, it shall agree that it waives and will not in any manner whatsoever claim or take the benefit or advantage of any right of reimbursement, indemnity or subrogation or any other rights against us as a result of any payment by it under its possible future guarantee until the notes have been paid in full.
The obligations of any Possible Future Guarantor under such guarantee will rank equally with all other present or future direct, unsecured and unsubordinated obligations of such Possible Future Guarantor.
The obligations of any Possible Future Guarantor will be limited as necessary to prevent the guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.
Any possible future guarantee will automatically and unconditionally terminate and be released and the indenture and any supplemental indenture, to the extent relating thereto, shall no longer have any effect, upon:
(i)
such Possible Future Guarantor no longer guaranteeing or otherwise being an obligor with respect to the Credit Agreement; provided that the foregoing provisions of this clause (i) and any release of such Possible Future Guarantor’s guarantee pursuant to this clause (i) shall not limit the obligation of such subsidiary to guarantee the notes at any time thereafter pursuant to this covenant; or

(ii)
legal defeasance, covenant defeasance or discharge of the notes, as provided under the provisions of the indenture described in the accompanying prospectus under the caption “Description of Debt Securities — Discharge, Defeasance and Covenant Defeasance.”

Interest
Interest on the notes will accrue at the rate of    % per year, from and including                 , 2024 or the most recent interest payment date to which interest has been paid or provided for, and will be payable semiannually in arrears on                 and                 of each year, beginning on                  , 2024. The interest so payable will be paid to each holder in whose name a note is registered at the close of business on the                 or                 (whether or not a Business Day) immediately preceding the applicable interest payment date. Interest on the notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.
If we redeem the notes in accordance with their terms, we will pay unpaid interest thereon accrued to, but not including, such redemption date to the holder that surrenders such notes for redemption. However, if a redemption falls after a record date and on or prior to the corresponding interest payment date, we will pay all unpaid interest accrued thereon and payable on such interest payment date to the holder of record at the close of business on such record date.
Maturity
The notes will mature on                 , 20      , and will be paid against surrender thereof at the corporate trust office of the Trustee (or otherwise in accordance with the applicable procedures of DTC in the case of global notes), unless earlier redeemed by us at our option, as described under “— Optional Redemption at Our Election” below. The notes will not be entitled to the benefits of, or be subject to, any sinking fund.
Optional Redemption at Our Election
Prior to                 (                 month[s] prior to their maturity date) (the “Par Call Date”), we may redeem the notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)
(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus                 basis points less (b) interest accrued to the date of redemption, and

(2)
100% of the principal amount of the notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.
On or after the Par Call Date, we may redeem the notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to the redemption date.
“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.
The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the date the notice of redemption is given based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities — Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third business day preceding the date the notice of redemption is given H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding the date the notice of redemption is given of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, we shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of notes to be redeemed (with a copy to the Trustee).

In the case of a partial redemption, selection of the notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the notes are held by DTC (or another depositary), the redemption of the notes shall be done in accordance with the policies and procedures of the depositary.
Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions thereof called for redemption.
In addition to the above, we or one of our affiliates may, to the extent permitted by applicable law, at any time purchase notes in the open market, by tender or exchange, by private agreement or otherwise, upon such terms and at such prices as well as with such consideration as we or such affiliate may determine.
Certain Covenants
Limitation on Indebtedness.   We will not, and will not permit any of our Subsidiaries to, Incur any Indebtedness, other than Intercompany Indebtedness and guarantees of Indebtedness Incurred by us or any of our Subsidiaries in compliance with the indenture, if, immediately after giving effect to the Incurrence of such Indebtedness and the application of the proceeds thereof, the aggregate principal amount of our and our Consolidated Subsidiaries’ outstanding Indebtedness, excluding Intercompany Indebtedness, would be greater than 60% of the sum of, without duplication:
•
Total Assets as of the end of the most recent fiscal quarter covered in our annual or quarterly report most recently furnished to holders of the notes or filed with the SEC, as the case may be (each such quarter end, a “Reporting Date”); and

•
the aggregate purchase price of any assets acquired, and the aggregate amount of any debt or securities offering proceeds received (to the extent that such proceeds were not used to acquire assets or used to reduce Indebtedness), by us or any of our Subsidiaries since the most recent Reporting Date, including those proceeds obtained in connection with the Incurrence of such additional Indebtedness.

Limitation on Secured Debt.   In addition to the preceding limitation on the Incurrence of Indebtedness, we will not, and will not permit any of our Subsidiaries to, Incur any Secured Debt, other than Intercompany Indebtedness and guarantees of Secured Debt Incurred by us or any of our Subsidiaries in compliance with the indenture, if, immediately after giving effect to the Incurrence of such Secured Debt and the application of the proceeds thereof, the aggregate principal amount of Secured Debt would be greater than 40% of the sum of, without duplication:
•
Total Assets as of such Reporting Date; and

•
the aggregate purchase price of any assets acquired, and the aggregate amount of any debt or securities offering proceeds received (to the extent that such proceeds were not used to acquire assets or used to reduce Indebtedness), by us or any of our Subsidiaries since the most recent Reporting Date, including those proceeds obtained in connection with the Incurrence of such additional Secured Indebtedness.

Maintenance of Unencumbered Assets.   As of each Reporting Date, we will have Total Unencumbered Assets of not less than 150% of the aggregate principal amount of all of our and our Subsidiaries’ outstanding total Unsecured Debt, determined on a consolidated basis in accordance with GAAP.
Debt Service Ratio.   We will not permit the ratio of Consolidated Income Available for Debt Service to Interest Expense for the period consisting of the four consecutive fiscal quarters ended on the most recent Reporting Date to be less than 1.5:1 as of such Reporting Date.
Provision of Financial Information.   For so long as any notes are outstanding, if we are subject to Section 13(a) or 15(d) of the Exchange Act or any successor provision, we will deliver to the Trustee and the holders the annual reports, quarterly reports and other documents which we are required to file with the SEC pursuant to Section 13(a) or 15(d) or any successor provision, within 15 days after the date that we file the same with the SEC. If we are not subject to Section 13(a) or 15(d) of the Exchange Act or any successor provision, and for so long as any notes are outstanding, we will deliver to the Trustee and the holders the quarterly and annual financial statements and accompanying Item 303 of Regulation S-K (“management’s discussion and analysis of financial condition and results of operations”) disclosure that would be required to be contained in annual reports on Form 10-K and quarterly reports on Form 10-Q required to be filed with the SEC if we were subject to Section 13(a) or 15(d) of the Exchange Act or any successor provision, within 15 days of the filing date that would be applicable to us at that time pursuant to applicable SEC rules and regulations.
Reports and other documents filed by us or the Company with the SEC and publicly available via the EDGAR system or on the website of the Company will be deemed to be delivered to the Trustee and the holders as of the time such filing is publicly available via EDGAR or on the website of the Company for purposes of this covenant; provided, however, that the Trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed or are publicly available via EDGAR or on the website of the Company. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including its compliance with any of its covenants relating to the notes (as to which the Trustee is entitled to rely exclusively on an officer’s certificate).
Set forth below are certain defined terms used in this prospectus supplement and the indenture. We refer you to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used in this prospectus supplement for which no definition is provided.
“Consolidated Income Available for Debt Service” means, for any period of time, our Consolidated Net Income for such period, plus amounts which have been deducted and minus amounts which have been added for such period, without duplication:
•
Interest Expense on Indebtedness;

•
provision for taxes based on income;

•
depreciation, amortization and all other non-cash items deducted at arriving at Consolidated Net Income and premium and deferred financing costs;

•
provision for gains, losses or impairments on sales or other dispositions of properties and other investments;

•
extraordinary and non-recurring items, as we determined in good faith; and

•
non-controlling interests (other than with respect to cash dividends and distributions actually received and included in the definition of “Consolidated Net Income” as set forth below).

In each case for such period, we will reasonably determine amounts in accordance with GAAP, except to the extent GAAP is not applicable with respect to the determination of non-cash and non-recurring items.
“Consolidated Net Income” means, for any period of time, the amount of net income, or loss, for us and our Consolidated Subsidiaries for such period, excluding net income (or losses) attributable to non-controlling interests in unconsolidated Persons, except to the extent of cash dividends and distributions actually received by us or one of our Consolidated Subsidiaries during such period, all determined in accordance with GAAP.
“Consolidated Financial Statements” means, with respect to any Person, collectively, the consolidated financial statements and notes to those financial statements of that Person and its consolidated subsidiaries prepared in accordance with GAAP.
“Consolidated Subsidiary” means each Subsidiary of ours that is consolidated in our Consolidated Financial Statements.

“GAAP” means generally accepted accounting principles in the United States of America as in effect on the date of any required calculation or determination.
“Incur” means, with respect to any Indebtedness or other obligation of any Person, to create, assume, guarantee or otherwise become liable in respect of the Indebtedness or other obligation, and “Incurrence” and “Incurred” have meanings correlative to the foregoing. Indebtedness or other obligations of us or any Subsidiary of ours will be deemed to be Incurred by us or such Subsidiary whenever we or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof. Indebtedness or other obligations of a Subsidiary of ours existing prior to the time it became a Subsidiary of ours will be deemed to be Incurred upon such Subsidiary becoming a Subsidiary of ours; and Indebtedness or other obligations of a Person existing prior to a merger or consolidation of such Person with us or any Subsidiary of ours in which such Person is the successor to us or such Subsidiary will be deemed to be Incurred upon the consummation of such merger or consolidation. Any issuance or transfer of capital stock that results in Indebtedness constituting Intercompany Indebtedness being held by a Person other than us, the Company or any Consolidated Subsidiary or any sale or other transfer of any Indebtedness constituting Intercompany Indebtedness to a Person that is not us, the Company or any Consolidated Subsidiary, will be deemed, in each case, to be an Incurrence of Indebtedness that is not Intercompany Indebtedness at the time of such issuance, transfer or sale, as the case may be.
“Indebtedness” of us or any Consolidated Subsidiary means, without duplication, any of our indebtedness or that of any Consolidated Subsidiary, whether or not contingent, in respect of: (a) borrowed money evidenced by bonds, notes, debentures or similar instruments whether or not such indebtedness is secured by any lien existing on property owned by us or any Consolidated Subsidiary; (b) indebtedness for borrowed money of a Person other than us or a Consolidated Subsidiary which is secured by any lien on property or other assets owned by us or any Consolidated Subsidiary, to the extent of the lesser of (i) the amount of indebtedness so secured, and (ii) the fair market value (determined in good faith by us) of the property subject to such lien; (c) reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued; or (d) any lease of property by us or any Consolidated Subsidiary as lessee which is reflected on our consolidated balance sheet as a finance lease in accordance with GAAP; to the extent, in the case of indebtedness under (a) through (c) above, that any such items (other than letters of credit) would appear as a liability on our consolidated balance sheet in accordance with GAAP. Indebtedness also (1) includes, to the extent not otherwise included, any non-contingent obligation by us or any Consolidated Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), indebtedness of another Person (other than us or any Consolidated Subsidiary) of the type described in clauses (a)-(d) of this definition, other than obligations to be liable for the indebtedness of another Person solely as a result of customary exceptions to non-recourse indebtedness, such as for fraud, misapplication of funds, environmental indemnities, voluntary bankruptcy, collusive involuntary bankruptcy and other similar exceptions, and (2) excludes any such indebtedness (or obligation referenced in clause (1) above) that has been the subject of an “in substance” defeasance in accordance with GAAP.
“Intercompany Indebtedness” means Indebtedness to which the only parties are any of us and any Consolidated Subsidiary; provided, however, that with respect to any such Indebtedness of which we or any guarantor of the notes is the borrower or issuer, such Indebtedness is subordinate in right of payment to the notes.
“Interest Expense” means, for any period of time, the interest expense of our and our Subsidiaries’ Indebtedness, determined on a consolidated basis in accordance with GAAP, but excluding: (i) interest reserves funded from the proceeds of any loan; (ii) amortization of deferred financing costs, including gains or losses on early extinguishment of debt; (iii) prepayment penalties; (iv) non-cash swap ineffectiveness charges; and (v) any expenses resulting from the discounting of any indebtedness in connection with the application of purchase accounting in connection with any acquisition; and including, without duplication, effective interest in respect of original issue discount as determined in accordance with GAAP.
“Person” means any individual, corporation, joint venture, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Secured Debt” means, as of any date, that portion of principal amount of outstanding Indebtedness, excluding Intercompany Indebtedness, of us and our Consolidated Subsidiaries as of that date that is secured by a mortgage, trust deed, deed of trust, deeds to secure Indebtedness, pledge, security interest, assignment for collateral purposes, deposit arrangement, or other security agreement, excluding any right of setoff but including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and any other like agreement granting or conveying a security interest.
“Subsidiary” means (1) any corporation at least a majority of the total voting power of whose outstanding Voting Stock is owned, directly or indirectly, at the date of determination by us and/or one or more other Subsidiaries, and (2) any other Person in which we and/or one or more other Subsidiaries, directly or indirectly, at the date of determination, (x) owns at least a majority of the outstanding ownership interests or (y) has the power to elect or direct the election of, or to appoint or approve the appointment of, at least a majority of the directors, trustees or managing members of, or other persons holding similar positions with, such Person.
“Total Assets” means, as of any time, the sum of, without duplication, Undepreciated Real Estate Assets and all other assets, excluding accounts receivable and non-real estate intangibles, of ours and our Consolidated Subsidiaries, all determined in accordance with GAAP.
“Total Unencumbered Assets” means, as of any time, the sum of, without duplication, those Undepreciated Real Estate Assets which are not subject to a lien securing Indebtedness and all other assets, excluding accounts receivable and non-real estate intangibles, of ours and our Consolidated Subsidiaries not subject to a lien securing Indebtedness, all determined in accordance with GAAP; provided, however, that all investments by us or our Consolidated Subsidiaries in unconsolidated joint ventures, unconsolidated limited partnerships, unconsolidated limited liability companies and other unconsolidated entities shall be excluded from Total Unencumbered Assets to the extent that such investments would have otherwise been included for the purposes of the covenant set forth above in “— Maintenance of Unencumbered Assets.”
“Undepreciated Real Estate Assets” means, as of any time, the cost (original cost plus capital improvements) of our real estate assets, right of use assets associated with a finance lease in accordance with GAAP and related intangibles and the real estate assets and related intangibles of our Consolidated Subsidiaries on such date, before depreciation and amortization, all determined in accordance with GAAP; provided, however, that “Undepreciated Real Estate Assets” shall not include the right of use assets associated with an operating lease in accordance with GAAP.
“Unsecured Debt” means that portion of the outstanding principal amount of our and our Consolidated Subsidiaries’ Indebtedness, excluding Intercompany Indebtedness, that is not Secured Debt.
“Voting Stock” means, with respect to any Person, any class or series of capital stock of, or other equity interests in, such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of, or to appoint or to approve the appointment of, the directors, trustees or managing members of, or other persons holding similar positions with, such Person.
Events of Default
The indenture provides that the following events are “Events of Default” with respect to the notes:
(1)
default for 30 days in the payment of any installment of interest on the notes;

(2)
default in the payment of the principal of or premium, if any, on the notes when the same becomes due and payable;

(3)
we fail to comply with any of our other agreements contained in the notes or the indenture (other than an agreement a default in whose performance or whose breach is elsewhere specifically dealt with in the indenture or which has expressly been included in the indenture solely for the benefit of a series of debt securities other than the notes) upon receipt by us of notice of such default by the Trustee or receipt by us and the Trustee of written notice of such default by holders of not less than 25% in aggregate principal amount of the notes then outstanding and we fail to cure (or obtain a waiver of) such default within 90 days after we receive such notice;
(4)
the guarantee of any guarantor ceases to be in full force and effect or such guarantor denies or disaffirms in writing its obligations under the indenture or its guarantee, except as permitted under the indenture;

(5)
failure to pay any recourse indebtedness for monies borrowed by us in an outstanding principal amount in excess of $50,000,000 at final maturity or upon acceleration after the expiration of any applicable notice and grace period, which recourse indebtedness is not discharged, or such default in payment or acceleration is not cured or rescinded, within 30 days after written notice of such failure to us from the Trustee (or to us and the Trustee from holders of at least 25% in aggregate principal amount of the notes then outstanding); or

(6)
specified events of bankruptcy, insolvency, or reorganization with respect to us or any guarantor.

See “Description of Debt Securities — Events of Default” in the accompanying prospectus for a description of rights, remedies and other matters relating to Events of Default.
Defeasance
We may, by complying with the procedures summarized under “Description of Debt Securities —  Discharge, Defeasance and Covenant Defeasance” of the accompanying prospectus, at our option and at any time, elect to have our obligations and the obligations of any Possible Future Guarantor released with respect to certain covenants under the indenture, including the covenants listed under “— Certain Covenants” and “— Guarantee” above. Any omission to comply with such obligations occurring thereafter shall not constitute a default or an Event of Default.
Trustee
U.S. Bank Trust Company, National Association will initially act as the trustee, registrar and paying agent for the notes, subject to replacement at our option.
Calculations in Respect of the Notes
We will be responsible for making all calculations required under the notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of the notes. We will provide a schedule of our calculations to the Trustee, and the Trustee is entitled to rely upon the accuracy of our calculations without independent verification. The Trustee will forward our calculations to any record holder of notes upon request.
No Conversion or Exchange Rights
The notes will not be convertible into or exchangeable for any shares of beneficial interest of us or the Company.
No Personal Liability
No past, present or future general partner, limited partner, member, employee, incorporator, controlling person, shareholder, officer, trustee, director or agent, as such, of us, the Company, any guarantor or any of our, the Company’s or any guarantor’s predecessors or successors, will have any liability for any of our obligations or those of any guarantor under the notes, the indenture, any guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes, by accepting a note, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.
Book-Entry Delivery and Settlement
We will issue the notes in the form of one or more permanent global notes in fully registered, book-entry form. The global notes will be deposited with or on behalf of DTC and registered in the name of

Cede & Co., as nominee of DTC. Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. So long as Cede & Co., as the nominee of DTC, is the sole registered owner of any global note, Cede & Co. for all purposes will be considered the sole holder of that global note.
DTC has advised us as follows: DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and “a clearing agency” registered pursuant to the provisions of section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions, such as transfers and pledges, among participants in deposited securities through electronic book-entry charges to accounts of its participants, thereby eliminating the need for physical movement of securities certificates. The rules applicable to DTC and its participants are on file with the SEC.
We expect that under procedures established by DTC:
•
upon deposit of the global notes with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by the underwriters with portions of the principal amounts of the global notes; and

•
ownership of the notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

The laws of some jurisdictions may require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the notes represented by a global note to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in notes represented by a global note to pledge or transfer those interests to persons or entities that do not participate in DTC’s system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.
So long as DTC or its nominee is the registered owner of a global note, DTC or that nominee will be considered the sole owner or holder of the notes represented by the global note for all purposes under the indenture and under the notes. Except as provided below, owners of beneficial interests in a global note will not be entitled to have notes represented by that global note registered in their names, will not receive or be entitled to receive physical delivery of certificated notes and will not be considered the owners or holders thereof under the indenture or under the notes for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee. Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if that holder is not a direct or indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of notes under the indenture or the global note.
Subject to compliance with the transfer restrictions applicable to the global notes, cross-market transfers between participants in DTC, on the one hand, and Euroclear participants or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of each of Euroclear or Clearstream by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream will, if the transaction meets its settlement requirements, deliver instructions to DTC to take action to effect final settlement on its behalf by delivering or receiving interests in the global notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to DTC.
Because of time zone differences, the securities account of a Euroclear participant or a Clearstream participant purchasing an interest in a global note from a DTC participant will be credited, and any such crediting will be reported to the relevant Euroclear participant or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the DTC settlement date. Cash received in Euroclear or Clearstream as a result of sales of interest in a global note by or through a Euroclear participant or a Clearstream participant to a DTC participant will be received on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.
Although DTC, Euroclear and Clearstream are expected to follow the foregoing procedures in order to facilitate transfers of interests in a global note among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of us, the Trustee or the paying agent will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
Payments on the notes represented by the global note will be made to DTC or its nominee, as the case may be, as the registered owner thereof. We expect that DTC or its nominee, upon receipt of any payment on the notes represented by the global note, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the global note as shown in the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global note held through such participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. The participants will be responsible for those payments.
Settlement for the notes will be made by the underwriters in immediately available funds. The notes will trade in DTC’s Same-Day Funds Settlement System until maturity. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. So long as DTC continues to make its Settlement System available to us, it is anticipated that payments of principal of and interest on the notes will be made by us in immediately available funds.
A global note is exchangeable for a certificated security only if:
•
DTC (a) notifies us that it is unwilling or unable or no longer qualified to continue as depository for the global notes or (b) has ceased to be a clearing agency registered under the Exchange Act if so required by applicable law or regulation and, in either case, we fail to appoint a successor depository within 90 days after we receive such notice or of its becoming aware of such cessation;

•
we, in our sole discretion and subject to DTC’s procedures, notify the Trustee in writing that we elect to cause the issuance of certificated securities; or

•
upon request from DTC if there has occurred and is continuing a default or Event of Default with respect to the notes.

In addition, beneficial interests in a global note may be exchanged for certificated securities upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the indenture. In all cases, certificated securities delivered in exchange for any global note or beneficial interests in global notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures).
The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

SUPPLEMENTAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
This summary supplements and should be read together with the general discussion of the tax considerations relating to our qualification as a REIT described in the accompanying prospectus under the title “Material U.S. Federal Income Tax Considerations.” To the extent any information set forth under the title “Material U.S. Federal Income Tax Considerations” in the accompanying prospectus is inconsistent with this supplemental information, this supplemental information will apply and supersede the information in the accompanying prospectus. This supplemental information is provided on the same basis and subject to the same qualifications as are set forth in the first paragraph under the title “Material U.S. Federal Income Tax Considerations” in the accompanying prospectus as if that paragraph was set forth in this prospectus supplement.
Taxation of Holders of the Notes
The following is a summary of the material U.S. federal income tax consequences of the ownership and disposition of the notes. This summary deals only with notes held as capital assets (within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”)) by persons who purchase the notes for cash upon original issuance at the “issue price” of the notes (i.e., the first price at which a substantial amount of the notes is sold for money to investors, other than to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers).
As used below, the term “U.S. holder” means a beneficial owner of the notes that, for U.S. federal income tax purposes, is:
•
an individual who is a citizen or resident of the United States;

•
a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) that is created or organized under the laws of the United States, any state thereof or the District of Columbia;

•
an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust if it (i) is subject to the primary supervision of a court within the United States and one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

The term “non-U.S. holder” refers to a beneficial owner of the notes that is neither a U.S. holder nor a partnership (or any other entity treated as a partnership) for U.S. federal income tax purposes.
If any entity classified as a partnership for U.S. federal income tax purposes holds notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Investors that are a partnership or a partner in a partnership considering an investment in the notes should consult their own tax advisors.
This summary does not represent a detailed description of the U.S. federal income tax consequences of the ownership and disposition of the notes and this summary is not applicable to investors that are subject to special treatment under the U.S. federal income tax laws (including if the investor is a United States expatriate, “controlled foreign corporation,” “passive foreign investment company” or a partnership or other pass-through entity for U.S. federal income tax purposes). This summary does not deal with special situations, such as those of dealers in securities or currencies, financial institutions, regulated investment companies, tax-exempt entities, insurance companies, real estate investment trusts, persons holding notes as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, persons liable for alternative minimum tax, investors in pass-through entities, accrual basis taxpayers subject to special tax accounting rules as a result of their use of certain applicable financial statements or U.S. holders of the notes whose “functional currency” is not the United States dollar.
This summary is based on the Code, United States Treasury regulations, administrative rulings and judicial decisions as of the date hereof. Those authorities may be changed, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those summarized below. We have not sought and do not expect to seek any rulings from the Internal Revenue Service (the “IRS”) regarding the matters discussed below. There can be no assurance that the IRS will not take positions concerning the tax consequences of the ownership or disposition of the notes that are different from those discussed below.
This summary does not represent a detailed description of the U.S. federal income tax consequences to investors in light of their particular circumstances and does not address the effects of any U.S. federal tax consequences other than income taxes (such as estate or gift taxes) and does not address state, local or non-United States tax laws. It is not intended to be, and should not be construed to be, legal or tax advice to any particular purchaser of the notes.
Investors considering the purchase of the notes should consult their tax advisors concerning the U.S. federal income tax consequences of the ownership and disposition of the notes, as well as the consequences arising under other U.S. federal tax laws and/or the laws of any other taxing jurisdiction.
Considerations Relevant to U.S. Holders
U.S. Federal Income Tax
Stated interest on a note will generally be taxable to a U.S. holder as ordinary income at the time it is received or accrued in accordance with the U.S. holder’s usual method of accounting for U.S. federal income tax purposes. It is expected, and this discussion assumes, that the notes will be issued without original issue discount for U.S. federal income tax purposes.
A U.S. holder will generally recognize gain or loss upon the sale, exchange, retirement, redemption or other taxable disposition of a note equal to the difference between the amount realized upon the taxable disposition (less any portion of such amount attributable to accrued and unpaid stated interest, which will be taxable as ordinary interest income to the extent not previously included in income) and the U.S. holder’s adjusted tax basis in the note. A U.S. holder’s adjusted tax basis in a note will generally be equal to the amount that such U.S. holder paid for the note.
Any gain or loss recognized on a taxable disposition of the note will generally be capital gain or loss. If, at the time of the sale, exchange, retirement, redemption or other taxable disposition of the note, a U.S. holder is treated as holding the note for more than one year, this capital gain or loss will be long-term capital gain or loss. In the case of certain non-corporate U.S. holders (including individuals), long-term capital gains generally are subject to preferential tax rates. A U.S. holder’s ability to deduct capital losses may be limited.
Certain U.S. holders that are individuals, estates, or trusts are subject to an additional 3.8% Medicare tax on “net investment income,” which includes, among other things, interest on and gains from the sale or other disposition of the notes. Investors in the notes should consult their own tax advisors regarding the 3.8% Medicare tax.
Information Reporting and Backup Withholding
Information reporting generally will be required with respect to interest on the notes and the proceeds of a sale or other taxable disposition (including a retirement or redemption) of a note paid to a U.S. holder unless the U.S. holder is an exempt recipient (such as a corporation). Backup withholding will apply to those payments if the U.S. holder fails to provide its correct taxpayer identification number, or certification of exempt status, or if the U.S. holder is notified by the IRS that it has failed to report in full payments of interest and dividend income. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability if the required information is furnished in a timely manner to the IRS.
Considerations Relevant to Non-U.S. Holders
U.S. Federal Withholding Tax
Subject to the discussion of backup withholding and FATCA below, U.S. federal withholding tax will not apply to any payment of interest on the notes under the “portfolio interest rule,” provided that:

•
interest paid on the notes is not effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (or, if provided by an applicable income tax treaty, is not attributable to a United States permanent establishment);

•
the non-U.S. holder does not actually (or constructively) own 10% or more of the capital or profits interest in the operating partnership within the meaning of Section 871(h)(3) of the Code;

•
the non-U.S. holder is not a controlled foreign corporation that is related to us within the meaning of Section 864(d)(4) of the Code;

•
the non-U.S. holder is not a bank whose receipt of interest on the notes is described in Section 881(c)(3)(A) of the Code; and

•
either (1) the non-U.S. holder provides its name and address on an IRS Form W-8BEN or W-8BEN-E (or other applicable form), and certifies, under penalties of perjury, that it is not a United States person as defined under the Code or (2) the non-U.S. holder holds its notes through certain foreign intermediaries and satisfies the certification requirements of applicable United States Treasury regulations. Special certification rules apply to non-U.S. holders that are pass-through entities rather than corporations or individuals.

If the non-U.S. holder cannot satisfy the requirements described above, payments of interest made to the non-U.S. holder will be subject to a 30% U.S. federal withholding tax, unless the non-U.S. holder provides the applicable withholding agent with a properly executed:
•
IRS Form W-8BEN or W-8BEN-E, as applicable (or other applicable form) certifying an exemption from or reduction in withholding under the benefit of an applicable income tax treaty; or

•
IRS Form W-8ECI (or other applicable form) certifying that interest paid on the notes is not subject to withholding tax because it is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment) (as discussed below under “— U.S. Federal Income Tax”).

The 30% U.S. federal withholding tax generally will not apply to any gain that the non-U.S. holder realizes on the sale, exchange, retirement, redemption or other taxable disposition of a note (other than any amount representing accrued but unpaid interest, which is treated as described immediately above).
U.S. Federal Income Tax
If the non-U.S. holder is engaged in a trade or business in the United States and interest on the notes is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment), then the non-U.S. holder will be subject to U.S. federal income tax on that interest on a net income basis in generally the same manner as if the non-U.S. holder were a U.S. holder. In addition, if the non-U.S. holder is a foreign corporation, the non-U.S. holder may be subject to a branch profits tax equal to 30% (or a lower applicable income tax treaty rate) of the non-U.S. holder’s effectively connected earnings and profits, subject to adjustments. If interest received with respect to the notes is effectively connected income (whether or not a treaty applies), the 30% withholding tax described above will not apply, provided the certification requirements discussed in the fifth bullet above in “— U.S. Federal Withholding Tax” are satisfied.
Any gain realized on the sale, exchange, retirement, redemption or other taxable disposition of a note generally will not be subject to U.S. federal income tax unless:
•
the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment), in which case such gain will be subject to U.S. federal income tax in generally the same manner as if the non-U.S. holder were a U.S. holder (as discussed above); in addition, if the non-U.S. holder is a foreign corporation, it may be subject to the branch profits tax equal to 30% (or lesser rate as may be specified under an applicable income tax treaty) on its earnings and profits, subject to adjustments, that are effectively connected with its conduct of a trade or business in the United States; or

•
the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition (but is not treated as a resident of the United States under specific rules), and certain other conditions are met, in which case, unless an applicable income tax treaty provides otherwise, the non-U.S. holder will be subject to a flat 30% U.S. federal income tax on the gain derived from the sale or other taxable disposition, which may be offset by certain United States source capital losses.

Information Reporting and Backup Withholding
Generally, we must report to the IRS and to each non-U.S. holder the amount of interest paid to such non-U.S. holder and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty or agreement.
In general, a non-U.S. holder will not be subject to backup withholding with respect to payments of interest on the notes that are made to the non-U.S. holder provided that the applicable withholding agent has received from the non-U.S. holder the required certification that it is a non-U.S. holder described above in the fifth bullet point under “— U.S. Federal Withholding Tax” and the withholding agent does not have actual knowledge or reason to know that the holder is a U.S. person, as defined under the Code, that is not an exempt recipient.
Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other taxable disposition (including a retirement or redemption) of the notes within the United States or conducted through certain United States-related financial intermediaries, unless the non-U.S. holder certifies to the applicable withholding agent under penalties of perjury that it is a non-U.S. holder, or the non-U.S. holder otherwise establishes an exemption and the withholding agent does not have actual knowledge or reason to know that the holder is a U.S. person, as defined under the Code, that is not an exempt recipient.
Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.
Additional Withholding Requirements
Under Sections 1471 through 1474 of the Code and related United States Treasury guidance (collectively referred to as “FATCA”), a 30% U.S. federal withholding tax may apply to any interest income paid on a note and the gross proceeds from a disposition of a note, in each case paid to a “foreign financial institution” (as specifically defined in Section 1471(d)(4) of the Code) or a “non-financial foreign entity” (as specifically defined in Treasury Regulations section 1.1471-1(b)(80)), unless certain due diligence, reporting, withholding, and certification obligations requirements are satisfied. These rules generally will apply whether the foreign financial institution or non-financial foreign entity is the beneficial owner of the notes or an intermediary. Proposed Treasury Regulations eliminate the FATCA withholding tax on gross proceeds. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. If withholding is required under FATCA, holders that otherwise would not be subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) generally will be required to seek a refund or credit from the IRS to obtain the benefit of such exemption or reduction (provided that such benefit is available). If an interest payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “— U.S. Federal Withholding Tax,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. We will not pay additional amounts in respect of amounts withheld under FATCA. Each non-U.S. holder should consult his/her own tax advisors regarding these rules and whether they may be relevant to his/her ownership and disposition of the notes.

UNDERWRITING
Subject to the terms and conditions set forth in the underwriting agreement between us and the underwriters named below, for whom BofA Securities, Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC are acting as representatives, we have agreed to sell to each of the underwriters, and each of the underwriters has severally and not jointly agreed to purchase from us, the principal amount of notes set forth opposite its name below.
Underwriters	Principal Amount of Notes
BofA Securities, Inc.	$
J.P. Morgan Securities LLC
Morgan Stanley & Co. LLC
Wells Fargo Securities, LLC
Total	$
The underwriters have agreed, subject to the terms and conditions set forth in the underwriting agreement, to purchase all of the principal amount of the notes if any of the notes are purchased.
The underwriters propose to offer the notes directly to the public at the public offering price specified on the cover page to this prospectus supplement and may also offer the notes to certain dealers at the public offering price less a concession not to exceed    % of the principal amount of the notes. The underwriters may allow, and these dealers may reallow, concession to certain brokers and dealers not to exceed    % of the principal amount of the notes. After the initial offering of the notes, the underwriters may change the public offering price and other selling terms. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. The underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so and may discontinue any market-making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected.
We estimate our expenses for this offering, other than the underwriting discounts, to be approximately $      , and will be payable by us.
We will agree with the underwriters not to, during the period from the date of the underwriting agreement until the expected delivery date upon which the notes will be made to investors, sell, offer to sell, grant any option for the sale of, or otherwise dispose of any debt securities other than the notes, without the prior written consent of the representatives.
We will agree to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments which the underwriters may be required to make in respect thereof.
In order to facilitate the offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, the underwriters may over-allot in connection with the offering, creating short positions in the notes for their own accounts. In addition, to cover over-allotments or to stabilize the price of the notes, the underwriters may bid for, and purchase, notes in the open market. The underwriters may reclaim selling concessions allowed to an underwriter or dealer for distributing the notes in the offering if the underwriters repurchase previously distributed notes in transactions to cover short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the notes above independent market levels. The underwriters are not required to engage in these activities and may end any of these activities at any time without notice.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discounts received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.
In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.
Neither we nor any underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any underwriter makes any representation that the underwriters will engage in such transactions or that such transactions once commenced will not be discontinued without notice.
Other Relationships
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have engaged and may in the future engage in transactions with, and, from time to time, have performed and may perform investment banking, corporate trust and/or commercial banking services for, us and certain of our affiliates in the ordinary course of business, for which they have received and will receive customary compensation. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments including serving as counterparties to certain derivative and hedging arrangements and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer or its affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. See “Use of Proceeds.”
Extended Settlement
We expect that delivery of the notes will be made to investors on or about           , 2024, which will be the           business day following the date of this prospectus supplement (such settlement being referred to as “T+           “). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the first business day before the settlement date will be required, by virtue of the fact that the notes initially will settle in T+           , to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisors.
Selling Restrictions
Notice to Prospective Investors in the European Economic Area
The prospectus supplement, the accompanying prospectus and any related free writing prospectus is not a prospectus for the purposes of the Regulation (EU) 2017/112 (the “Prospectus Regulation”).This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of notes in any Member State of the European Economic Area (the

“EEA”) will only be made to a legal entity which is a qualified investor under the Prospectus Regulation (“EEA Qualified Investors”). Accordingly, any person making or intending to make an offer in that Member State of notes which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so with respect to EEA Qualified Investors. Neither American Homes 4 Rent, L.P. nor the underwriters have authorized, nor do they authorize, the making of any offer of notes other than to EEA Qualified Investors.
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes: (1) a retail investor means a person who is one (or more) of: (a) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (b) a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (c) not a qualified investor as defined in the Prospectus Regulation; and (2) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. Consequently, no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA or in the United Kingdom has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
Notice to Prospective Investors in the United Kingdom
The communication of this prospectus supplement, the accompanying prospectus, any related free writing prospectus, and any other document or materials relating to the issue of the notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. This document and such other documents and/or materials are for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), (ii) fall within Article 49(2)(a) to (d) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or materials relates will be engaged in only with relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus, any related free writing prospectus or any of their contents.
Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the notes may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to American Homes 4 Rent, L.P.
All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the notes in, from or otherwise involving the United Kingdom.
This prospectus supplement, the accompanying prospectus and any related free writing prospectus is not a prospectus for the purposes of Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018, as amended by the European Union (Withdrawal Agreement) Act 2020 (the “EUWA”)(the “UK Prospectus Regulation”). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of notes in the United Kingdom will only be made to a legal entity which is a qualified investor under the UK Prospectus Regulation (“UK Qualified Investors”). Accordingly, any person making or intending to make an offer in the United Kingdom of notes which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus or any related free writing prospectus may only do so with respect to UK Qualified Investors. Neither American Homes 4 Rent, L.P. nor the underwriters have authorized, nor do they authorize, the making of any offer of notes other than to UK Qualified Investors.
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, (1) the expression “retail investor” means a person who is one (or more) of: (a) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law in the United Kingdom by virtue of the EUWA; or (b) a customer within the meaning of the provisions in the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97 (the Insurance Distribution Directive), where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom by virtue of the EUWA; or (c) not a qualified investor as defined in Article 2 of the UK Prospectus Regulation; and (2) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law in the United Kingdom by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.
Notice to Prospective Investors in Hong Kong
The notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) or an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.
Notice to Prospective Investors in Singapore
Each underwriter has acknowledged that this prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented and agreed that it has not offered or sold any notes or caused the notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any notes or cause the notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes, whether directly or indirectly, to any person in Singapore other than:
(a)
to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA;

(b)
to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or

(c)
otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:
(i)
to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii)
where no consideration is or will be given for the transfer;

(iii)
where the transfer is by operation of law;

(iv)
as specified in Section 276(7) of the SFA; or

(v)
as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Singapore SFA Product Classification — In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of notes, we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), that the notes are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Notice to Prospective Investors in Switzerland
This prospectus supplement and accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the notes described herein. The notes may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland and will not be listed on the SIX Swiss Exchange or on any other exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the notes constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations, and neither this prospectus supplement nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this prospectus supplement nor any other offering or marketing material relating to the offering, nor us nor the notes have been or will be filed with or approved by any Swiss regulatory authority. The notes are not subject to the supervision by any Swiss regulatory authority, e.g., the Swiss Financial Markets Supervisory Authority FINMA, and investors in the notes will not benefit from protection or supervision by such authority.
Notice to Prospective Investors in Japan
The notes offered in this prospectus supplement have not been and will not be registered under the Financial Instruments and Exchange Law of Japan. The notes have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan (including any corporation or other entity organized under the laws of Japan), except (i) pursuant to an exemption from the registration requirements of the Financial Instruments and Exchange Law and (ii) in compliance with any other applicable requirements of Japanese law.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
This prospectus supplement “incorporates by reference” certain information we and American Homes 4 Rent file with the SEC. The information incorporated by reference is an important part of this prospectus supplement. The incorporated documents contain significant information about American Homes 4 Rent, us, our business and our finances. Any statement contained in a document which is incorporated by reference in this prospectus supplement is automatically updated and superseded if information contained in this prospectus supplement, or information that is later filed with the SEC, modifies or replaces this information. We incorporate by reference the documents listed below and any future filings that we make or American Homes 4 Rent makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is completed:
•
Our and American Homes 4 Rent’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 23, 2024;

•
Our and American Homes 4 Rent’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 filed with the SEC on May 3, 2024;

•
American Homes 4 Rent’s Definitive Proxy Statement for its 2024 Annual Meeting of Shareholders, filed with the SEC on March 29, 2024; and

•
Our and American Homes 4 Rent’s Current Reports on Form 8-K, filed with the SEC on January 24, 2024, January 30, 2024, February 23, 2024 (solely with respect to Item 5.02) and May 10, 2024.

We also incorporate by reference into this prospectus supplement additional documents that we and American Homes 4 Rent may file with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act from the date of this prospectus supplement until we have sold all of the securities to which this prospectus supplement relates or the offering is otherwise terminated; provided, however that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless otherwise indicated therein.
We will provide free of charge to each person, including any beneficial owner, to whom a prospectus is delivered, on written or oral request of that person, a copy of any or all of the documents we are incorporating by reference into this prospectus, other than exhibits to those documents unless those exhibits are specifically incorporated by reference into those documents. You may request a copy of these filings by contacting Investor Relations, 23975 Park Sorrento, Suite 300, Calabasas, California 91302, by telephone at (855)-794-2447, by e-mail at info@ah4r.com, or by visiting our website, https://americanhomes4rent.com. The information contained on our website is not part of this prospectus supplement.

LEGAL MATTERS
Hogan Lovells US LLP will pass upon certain legal matters relating to the issuance and sale of the securities by American Homes 4 Rent, L.P. Certain U.S. federal income tax matters have been passed upon for us by Fried, Frank, Harris, Shriver & Jacobson LLP. Certain legal matters will be passed upon for the underwriters by Paul Hastings LLP, Los Angeles, California.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited the consolidated financial statements and schedule included in American Homes 4 Rent’s and American Homes 4 Rent, L.P.’s Annual Report on Form 10-K for the year ended December 31, 2023, and the effectiveness of American Homes 4 Rent’s internal control over financial reporting as of December 31, 2023, as set forth in their reports, which are incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

PROSPECTUS
Common Shares, Preferred Shares, Depositary Shares, Warrants, Rights, Debt Securities and Guarantees

American Homes 4 Rent (“AMH”) may offer, from time to time, one or more series or classes of:
•
Common shares of beneficial interest;

•
Preferred shares of beneficial interest;

•
Depositary shares representing our preferred shares;

•
Warrants exercisable for our common shares of beneficial interest, preferred shares of beneficial interest or depositary shares representing preferred shares of beneficial interest; and

•
Rights to purchase common shares of beneficial interest.

American Homes 4 Rent, L.P. (“our operating partnership”) may offer, from time to time, one or more series or classes of debt securities. American Homes 4 Rent may guarantee the payment of principal of, and premium, if any, and interest on debt securities issued by American Homes 4 Rent, L.P. to the extent and on the terms described herein and in the applicable prospectus supplement to this prospectus.
We refer to our common shares of beneficial interest, preferred shares of beneficial interest, depositary shares, warrants and rights, together with the debt securities of our operating partnership and any related guarantees, collectively as the “securities.” This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The prices and terms of any securities to be offered, the net proceeds that we expect to receive from the sale of such securities and the specific manner in which such securities may be offered will be set forth in one or more supplements to this prospectus.
We will deliver this prospectus together with a prospectus supplement setting forth the specific terms of the securities we are offering. The applicable prospectus supplement also will contain information, where applicable, about U.S. federal income tax considerations relating to, and any listing on a securities exchange of, the particular securities covered by the prospectus supplement.
We and our operating partnership may offer the securities directly to investors, through agents designated from time to time by them or us, or to or through underwriters or dealers on a delayed or continuous basis. If any agents, underwriters, or dealers are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement with, between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. For more detailed information, see “Plan of Distribution” in this prospectus. No securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of those securities.
Our Class A common shares are listed on the New York Stock Exchange (the “NYSE”) under the symbol “AMH.” On June 7, 2023, the last reported sale price of our Class A common shares on the NYSE was $35.16 per share. Our principal executive offices are located at 280 Pilot Road, Las Vegas, Nevada 89119, and our telephone number is (805) 413-5300.
You should carefully read this entire prospectus, the documents that are incorporated by reference in this prospectus and any prospectus supplement before you invest in any of these securities.
Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” on page 7 of this prospectus, as well as the other information contained or incorporated by reference in this prospectus and the applicable prospectus supplement, before making a decision to invest in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
This prospectus is dated June 9, 2023

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. This prospectus provides you with a general description of the securities we and our operating partnership may offer at any time, from time to time, in one or more offerings. This prospectus provides only a general description of the securities we and our operating partnership may offer and is not meant to provide a complete description of each security. As a result, each time we and our operating partnership offer securities, we will provide a prospectus supplement that contains specific information about the terms of those securities, which we will attach to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus.
You should rely only on the information contained in this prospectus and any applicable prospectus supplement. To the extent there are any inconsistencies between the information in this prospectus and any prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should rely only on the information provided or information to which we have referred you, including any information incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We and our operating partnership are not making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should assume that the information appearing in this prospectus, any free writing prospectus and any applicable prospectus supplement prepared by us or the other documents incorporated by reference herein or therein is accurate only as of their respective dates or on the date or dates that are specified in these documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.
You should read carefully the entire prospectus, as well as the documents incorporated by reference in the prospectus, which we have referred you to in “Incorporation of Certain Information by Reference” below, before making an investment decision. Information incorporated by reference after the date of this prospectus may add, update or change information contained in this prospectus. Statements contained or deemed to be incorporated by reference in this prospectus or any applicable prospectus supplement as to the content of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or other document filed as an exhibit to a document incorporated or deemed to be incorporated by reference in this prospectus or such prospectus supplement, each such statement being qualified in all respects by such reference. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.
Unless the context requires otherwise, we define certain terms in this prospectus as follows:
•
“We,” “our company,” “the Company,” “the REIT,” “our” and “us” refer to American Homes 4 Rent, a Maryland real estate investment trust, and its subsidiaries taken as a whole (including our operating partnership and its subsidiaries).

•
“Our operating partnership” refers to American Homes 4 Rent, L.P., a Delaware limited partnership, and its subsidiaries taken as a whole.

•
“You” refers to a prospective investor.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Various statements contained in, or incorporated by reference into, this prospectus, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements may relate to beliefs, expectations or intentions and similar statements concerning matters that are not of historical fact and are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “intend,” “potential,” “plan,” “goal,” “outlook,” “guidance” or other words that convey the uncertainty of future events or outcomes. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control and could cause actual results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements.
These and other important factors, including those discussed under “Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2022 and our subsequently filed periodic reports (which are incorporated by reference into this prospectus) and elsewhere in this prospectus, and in other documents that we may file from time to time with the SEC, may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. These risks, contingencies and uncertainties include, but are not limited to, the following:
•
Our revenue and expenses are not directly correlated, and because a large percentage of our costs and expenses are fixed, we may not be able to adapt our cost structure to offset declines in our revenue.

•
High inflation could adversely affect our operating results.

•
The loss of key management and staff could materially and adversely affect us.

•
Our investments are, and are expected to continue to be, concentrated in single-family properties and we have a significant number of properties in certain geographic markets, which exposes us to significant risks if there are adverse conditions in our sector or our key markets.

•
We may not be able to effectively control the timing and costs relating to the renovation of properties, which may adversely affect our operating results and our ability to make distributions.

•
We face significant competition for acquisitions of our target properties, which may limit our strategic opportunities and increase the cost to acquire those properties.

•
Our success depends on us attracting and retaining quality tenants.

•
Bulk portfolio acquisitions subject us to the risk of acquiring properties that do not fit our target investment criteria and may be costly or time consuming to divest, which may adversely affect our operating results.

•
Our significant development activities expose us to additional operational and real estate risks, which may adversely affect our financial condition and operating results.

•
Our success in expanding our development activities depends in large part on our ability to acquire land that is suitable for residential homebuilding and meets our land investment criteria.

•
If we experience disruptions, shortages or increased costs of labor and supplies or other circumstances beyond our control, there could be delays or increased costs in constructing new rental homes, which could adversely affect our business.

•
Our short-term leases require us to re-lease our properties frequently, which we may be unable to do on attractive terms, on a timely basis or at all.

•
We are self-insured against many potential losses, and uninsured or underinsured losses relating to properties may adversely affect our financial condition, operating results, cash flows and ability to make distributions.

•
Contingent or unknown liabilities could adversely affect our financial condition, cash flows and operating results.

•
We are highly dependent on information systems and systems failures and delays could significantly disrupt our business, which may, in turn, adversely affect our financial condition and operating results.

•
If our confidential information is compromised or corrupted, including as a result of a cybersecurity breach, our business operations and reputation could be damaged, which could adversely affect our financial condition and operating results.

•
Homeowner association rules and restrictions subject us to increased costs and restrict our business operations.

•
Joint venture investments that we make could be adversely affected by our lack of sole decision-making authority, our reliance on joint venture partners’ financial condition and disputes between us and our joint venture partners.

•
We are involved in a variety of litigation.

•
Government investigations or legal proceedings brought by governmental authorities may result in significant costs and expenses and reputational harm and may divert resources from our operations.

•
Recent significant increases in interest rates could adversely impact us and our tenants.

•
Our revolving credit facility, unsecured senior notes and securitizations contain financial and operating covenants that could restrict our business and investment activities.

•
A pandemic, including the ongoing COVID-19 pandemic, and measures intended to prevent its spread, could have a material adverse effect on our business, results of operations, cash flows, and financial condition.

•
Environmentally hazardous conditions may adversely affect our financial condition, cash flows and operating results.

•
Tenant relief laws, including laws restricting evictions, rent control laws and other regulations that limit our ability to increase rental rates may negatively impact our rental income and profitability.

•
Class action, tenant rights and consumer demands, litigation and adverse media publicity could directly limit and constrain our operations and may result in significant litigation expenses.

•
The direct and indirect impacts of climate change may adversely affect our business.

•
It would be difficult for us to quickly generate cash from sales of our properties.

•
Our fiduciary duties as the general partner of the operating partnership could create conflicts of interest, which may impede business decisions that could benefit our shareholders.

•
Our senior management, trustees and their affiliates may have significant voting influence due to their stock ownership.

•
Provisions of the Company’s declaration of trust may limit the ability of a third-party to acquire control of the Company by authorizing the Company’s board of trustees to issue additional securities.

•
Provisions of Maryland law may limit the ability of a third-party to acquire control of us by requiring the Company’s board of trustees or shareholders to approve proposals to acquire our company or effect a change in control.

•
Failure to qualify as a real estate investment trust (“REIT”), or failure to remain qualified as a REIT, would cause us to be taxed as a regular corporation, which would substantially reduce funds available for distribution to our shareholders.

•
Even if we qualify as a REIT, we may face other tax liabilities that reduce our cash flow.

•
Complying with the REIT requirements may cause us to forgo and/or liquidate otherwise attractive investments.

•
The prohibited transactions tax may limit our ability to engage in sale transactions.

•
Complying with REIT requirements may limit our ability to hedge effectively and may cause us to incur tax liabilities.

•
Our ownership of our TRS is subject to limitations and our transactions with our TRS will cause us to be subject to a 100% penalty tax on certain income or deductions if those transactions are not conducted on arm’s-length terms.

•
You may be restricted from acquiring or transferring certain amounts of our shares.

•
To satisfy the REIT distribution requirements, we may be forced to take certain actions to raise funds if we have insufficient cash flow which could materially and adversely affect us and the trading price of our common or preferred shares.

•
We may be subject to adverse legislative or regulatory tax changes that could reduce the market price of our outstanding common or preferred shares.

•
The “fast-pay stock” rules could apply if we issue preferred shares in a reopening, which could subject our shareholders to adverse U.S. federal income tax consequences.

While forward-looking statements reflect our good faith beliefs, assumptions and expectations, they are not guarantees of future performance, and you should not unduly rely on them. The forward-looking statements in this prospectus speak only as of the date of this prospectus. We are not obligated to update or revise these statements as a result of new information, future events or otherwise, unless required by applicable law.

OUR COMPANY
American Homes 4 Rent is an internally managed Maryland REIT formed on October 19, 2012. We are focused on acquiring, developing, renovating, leasing and managing single-family homes as rental properties. We commenced operations in November 2012. We have an integrated operating platform that consists of approximately 1,816 personnel as of March 31, 2023, dedicated to property management, acquisitions, development, marketing, leasing, financial and administrative functions.
As of March 31, 2023, we held 58,639 single-family properties in selected sub-markets of metropolitan statistical areas within 21 states, including 903 properties classified as held for sale, and 56,049 of our total properties (excluding properties held for sale) were occupied. We also held an additional 2,688 properties in unconsolidated joint ventures as of March 31, 2023.
We believe we have become a leader in the single-family home rental industry by aggregating a geographically diversified portfolio of high-quality single-family homes and developing into a nationally recognized brand that is well-known for quality, value and resident satisfaction and is well respected in our communities. Our goal is to simplify the experience of leasing a home and deliver peace of mind to households across the country. Our investments may be made directly or through investment vehicles with third-party investors. We began adding newly constructed “built-for-rental” single-family properties to our portfolio in 2017 through our internal “AMH Development Program” and through acquisitions from third-party developers via our “National Builder Program.” Our objective is to generate attractive, risk-adjusted returns for our shareholders through dividends and capital appreciation.
We believe that we have been organized and operate in conformity with the requirements for qualification and taxation as a REIT under U.S. federal income tax laws for each of our taxable years commencing with our taxable year ended December 31, 2012 through the taxable year ended December 31, 2022. We expect to satisfy the requirements for qualification and taxation as a REIT under the U.S. federal income tax laws for our current taxable year ending December 31, 2023 and subsequent taxable years.
Our principal executive office is located at 280 Pilot Road, Las Vegas, Nevada 89119. Our main telephone number is (805) 413-5300. Our website address is www.amh.com. The information contained on our website is not incorporated by reference in or otherwise a part of this prospectus or any applicable prospectus supplement.

OUR OPERATING PARTNERSHIP
Our operating partnership is a Delaware limited partnership, which was formed in October 2012. Substantially all of our consolidated assets are held by our operating partnership, and we conduct substantially all of our activities through our operating partnership and its wholly owned subsidiaries. We are the general partner of, and as of March 31, 2023, owned approximately 87.6% of the common partnership interest in, our operating partnership. The remaining 12.4% of the common partnership interest was owned by limited partners. Our operating partnership’s principal executive offices are located at 280 Pilot Road, Las Vegas, Nevada 89119. Our operating partnership’s main telephone number is (805) 413-5300.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully consider the risk factors set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, together with all the other risks contained in documents we file with the SEC after the date of this prospectus which are incorporated by reference into this prospectus, and the risks we have highlighted in other sections of this prospectus, before making an investment decision to purchase our securities. The occurrence of any of the events described could materially and adversely affect our business, prospects, financial condition, results of operations and our ability to make cash distributions to our shareholders, which could cause you to lose all or a significant part of your investment in our securities. Some statements in this prospectus constitute forward-looking statements. Please refer to the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS
Unless otherwise described in the applicable prospectus supplement to this prospectus used to offer specific securities, we intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes, including, without limitation, acquisitions of additional properties, the repayment of outstanding indebtedness, capital expenditures, the expansion, redevelopment and/or improvement of properties in our portfolio, the development of new properties, working capital and other general purposes, including repurchases of the Company’s securities.

DESCRIPTION OF EQUITY SHARES
The following is a summary of the material terms of our equity shares and certain terms of our declaration of trust and bylaws. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the applicable provisions of Maryland law, our declaration of trust and our bylaws.
General
We are authorized to issue 500,000,000 common shares, consisting of 450,000,000 Class A common shares of beneficial interest, $0.01 par value per share (“Class A common shares”), and 50,000,000 Class B common shares of beneficial interest, $0.01 par value per share (“Class B common shares,” and together with the Class A common shares, the “common shares”), and 100,000,000 preferred shares of beneficial interest, $0.01 par value per share (“preferred shares”). Except as provided below, the Class A common shares and Class B common shares have the same rights and privileges, rank equally and are otherwise identical in all respects. Our declaration of trust authorizes our board of trustees, with the approval of a majority of the entire board and without any action on the part of our shareholders, to amend our declaration of trust to increase or decrease the aggregate number of authorized shares or the number of authorized shares of any class or series without shareholder approval. Maryland law provides, and our declaration of trust provides, that none of our shareholders are personally liable for any of our obligations solely as a result of that shareholder’s status as a shareholder.
As of March 31, 2023, 361,146,292 Class A common shares, 635,075 Class B common shares, 4,600,000 preferred shares designated as “Series G Cumulative Redeemable Perpetual Preferred Shares” and 4,600,000 preferred shares designated as “Series H Cumulative Redeemable Perpetual Preferred Shares” were outstanding. The actual number of holders of our Class A common shares and our preferred shares is greater than the record number of holders and includes shareholders who are beneficial owners but whose shares are held in street name by brokers and other nominees.

DESCRIPTION OF COMMON SHARES
Subject to the preferential rights, if any, of holders of any other class or series of shares and to the provisions of our declaration of trust regarding restrictions on ownership and transfer of our shares, holders of our common shares:
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have the right to receive ratably any distributions from funds legally available therefor, when, as and if authorized by our board of trustees and declared by us; and

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are entitled to share ratably in the assets of our company legally available for distribution to the holders of our common shares in the event of our liquidation, dissolution or winding up of our affairs.

There are generally no redemption, sinking fund, conversion, preemptive or appraisal rights with respect to our common shares.
Under Title 8 of the Maryland General Corporation Law (the “MGCL”), a Maryland REIT generally cannot amend its declaration of trust or merge with another entity unless declared advisable by a majority of the board of trustees and approved by the affirmative vote of shareholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter, is set forth in the REIT’s declaration of trust. Our declaration of trust provides that such actions (other than certain amendments to the provisions of our declaration of trust related to the removal of trustees, the restrictions on ownership and transfer of our shares and termination of the trust) may be taken if declared advisable by a majority of our board of trustees and approved by the vote of shareholders holding a majority of the votes entitled to be cast on the matter.
Subject to the provisions of our declaration of trust regarding the restrictions on ownership and transfer of our shares and except as may otherwise be specified in our declaration of trust, each outstanding Class A common share entitles the holder to one vote, and each outstanding Class B common share entitles the holder to 50 votes, on all matters on which the shareholders of Class A common shares are entitled to vote, including the election of trustees, and, except as provided with respect to any other class or series of shares, the holders of Class A common shares and Class B common shares will vote together as a single class and will possess the exclusive voting power. Notwithstanding the foregoing, holders of Class B common shares are not entitled to vote on any matter requiring “Partnership Approval.” “Partnership Approval” is defined in the agreement of limited partnership of our operating partnership, as amended, as approval obtained when the sum of the (1) the percentage interest of partners consenting to the transaction, plus (2) the product of (a) the percentage of the outstanding Class A units held by the general partner entity multiplied by (b) the percentage of the votes that were cast in favor of the transaction by the holders of the common shares of beneficial interest (or other comparable equity interest) of the general partner entity equals or exceeds the percentage required for the general partner entity’s shareholders to approve the transaction. In addition, in no event may holders of shares beneficially owned by HF Investments 2010, LLC, as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), vote more than 30% of the total votes entitled to be cast on any particular matter nor more than 18% of the total votes of the Class A common shares. There is no cumulative voting in the election of our trustees, which means that the shareholders entitled to cast a majority of the votes of the outstanding common shares can elect all of the trustees then standing for election, and the holders of the remaining shares will not be able to elect any trustees. Each trustee shall be elected by the vote of a majority of the votes cast with respect to the trustee at any meeting for the election of trustees at which a quorum is present, provided that if the number of persons lawfully nominated exceeds the number of trustees to be elected, the trustees shall be elected by the vote of a plurality of the votes cast at the meeting at which a quorum is present. Under a plurality voting standard, trustees who receive the greatest number of votes cast in their favor are elected to the board of trustees. A majority of the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless a higher vote is required herein or by statute or by our declaration of trust.
Power to Reclassify and Issue Shares
Our board of trustees may classify any unissued preferred shares, and reclassify any unissued common shares or any previously classified but unissued preferred shares into other classes or series of shares, including one or more classes or series of shares that have priority over our common shares with respect to voting rights or distributions or upon liquidation, and authorize us to issue the newly classified shares. Prior to the issuance of shares of each class or series, our board of trustees is required by Title 8 of the MGCL and our declaration of trust to set, subject to the provisions of our declaration of trust regarding the restrictions on ownership and transfer of our shares, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each such class or series. These actions can be taken without shareholder approval, unless shareholder approval is required by applicable law, the terms of any other class or series of our shares or the rules of any stock exchange or automated quotation system on which our shares may be then listed or quoted.
Conversion of Class B Common Shares
The holder of our Class B common shares also owns the units of limited partnership, or OP units, in our operating partnership. In the event a holder of Class B common shares transfers its OP units to a transferee, other than a “qualified transferee,” which includes family members and affiliates of or other entities controlled by such holder, then one Class B common share held by such holder automatically converts into one Class A common share for every 49 OP units transferred by the holder. If the holder of Class B common shares transfers any OP units to a qualified trustee, and then such qualified trustee in turn transfers the same OP units to another qualified trustee of the original transferor, then one Class B common share held by the first qualified transferee will automatically convert into one Class A common share for every 49 OP units transferred by the first qualified transferee. In such case, if the first qualified transferee does not own a sufficient number of Class B common shares, then the initial transferor will be responsible for the deficiency in Class B common shares, and a number of Class A common shares equal to such deficiency held by the initial transferor (or, if the initial transferor does now own sufficient Class B common shares, then one or more other qualified transferees of such initial transferor) will automatically convert into one Class A common share for every 49 OP units. Notwithstanding the foregoing, any Class B common shares transferred to a transferee other than a qualified transferee will automatically convert into an equal number of Class A common shares.
Power to Increase or Decrease Authorized Shares and Issue Additional Shares of Our Common and Preferred Shares
Our declaration of trust authorizes our board of trustees, with the approval of a majority of the entire board, to amend our declaration of trust to increase or decrease the aggregate number of authorized shares or the number of authorized shares of any class or series without shareholder approval. We believe that the power of our board of trustees to increase or decrease the number of authorized shares and to classify or reclassify unissued common shares or preferred shares and thereafter to cause us to issue such shares will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series, as well as the additional shares, will be available for issuance without further action by our shareholders, unless such action is required by applicable law, the terms of any other class or series of shares or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of trustees does not intend to do so, it could authorize us to issue a class or series that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for our shareholders or otherwise be in their best interests.
Restrictions on Ownership and Transfer
Due to limitations on the concentration of ownership of REIT shares imposed by the Internal Revenue Code of 1986, as amended (the “Code”), subject to certain exceptions, our declaration of trust provides that no person may beneficially own more than 8.0% (in value or in number of shares, whichever is more restrictive) of our outstanding common shares. In addition, our declaration of trust prohibits any person from, among other matters, beneficially owning equity shares if such ownership would result in our being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a year); transferring equity shares if such transfer would result in our equity shares being owned by less than 100 persons; and beneficially owning equity shares if such beneficial ownership would otherwise cause us to fail to qualify as a REIT under the Code. Our board of trustees may exempt a person from the ownership limits if such person submits to the board of trustees certain information satisfactory to the board of trustees. See “Restrictions on Ownership and Transfer.”
Transfer Agent and Registrar
We have retained American Stock Transfer & Trust Company, LLC as the transfer agent and registrar for our common shares.

DESCRIPTION OF PREFERRED SHARES
The following description sets forth certain general terms of the preferred shares to which any prospectus supplement may relate and the material terms of our outstanding series of preferred shares. This description and the description contained in any prospectus supplement are not complete and are in all respects subject to and qualified in their entirety by reference to our declaration of trust, the applicable articles supplementary that describes the terms of the related class or series of preferred shares, and our bylaws, each of which we will make available upon request.
As of March 31, 2023, 4,600,000 preferred shares designated as “Series G Cumulative Redeemable Perpetual Preferred Shares” and 4,600,000 preferred shares designated as “Series H Cumulative Redeemable Perpetual Preferred Shares” were outstanding.
General
Subject to the limitations prescribed by Maryland law and our declaration of trust and bylaws, our board of trustees is authorized to establish the number of shares constituting each series of preferred shares and to fix the designations and powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution of the board of trustees or duly authorized committee thereof. The preferred shares will, when issued, be fully paid and nonassessable and will not have or be subject to, any preemptive or similar rights.
The prospectus supplement relating to the series of preferred shares offered thereby will describe the specific terms of such securities, including:
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the title and stated value of such preferred shares;

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the number of such preferred shares offered, the liquidation preference per share and the offering price of such preferred shares;

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the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to such preferred shares;

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whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on such preferred shares shall accumulate;

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the procedures for any auction and remarketing, if any, for such preferred shares;

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the provisions for a sinking fund, if any, for such preferred shares;

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the provisions for redemption, if applicable, of such preferred shares;

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any listing of such preferred shares on any securities exchange;

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the terms and conditions, if applicable, upon which such preferred shares will be convertible into our common shares, including the conversion price (or manner of calculation thereof) and conversion period;

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a discussion of federal income tax considerations applicable to such preferred shares;

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any limitations on issuance of any series of preferred shares ranking senior to or on a parity with such series of preferred shares as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

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in addition to those limitations described below, any other limitations on actual and constructive ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a REIT; and

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any other specific terms, preferences, rights, limitations or restrictions of such preferred shares.

Restrictions on Ownership
Due to limitations on the concentration of ownership of REIT shares imposed by the Code, subject to certain exceptions, our declaration of trust provides that no person may beneficially own more than 9.9%

(in value or in number of shares, whichever is more restrictive) of any class or series of our outstanding preferred shares. In addition, our declaration of trust prohibits any person from, among other matters, beneficially owning equity shares if such ownership would result in our being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a year); transferring equity shares if such transfer would result in our equity shares being owned by less than 100 persons; and beneficially owning equity shares if such beneficial ownership would otherwise cause us to fail to qualify as a REIT under the Code. Our board of trustees may exempt a person from the ownership limits if such person submits to the board of trustees certain information satisfactory to the board of trustees. See “Restrictions on Ownership and Transfer.”
Transfer Agent and Registrar
The transfer agent and registrar for our preferred shares will be set forth in the applicable prospectus supplement.
Certain Provisions of Maryland Law and Our Charter and Bylaws
See “Material Provisions of Maryland Law and of Our Declaration of Trust and Bylaws.”
Description of Series G Cumulative Redeemable Perpetual Preferred Shares
General
The following description of certain terms and conditions of our 5.875% Series G Cumulative Redeemable Perpetual Preferred Shares does not purport to be complete and is in all respects subject to, and qualified in its entirety by reference to our declaration of trust, including the Articles Supplementary setting forth the terms of our Series G Cumulative Redeemable Perpetual Preferred Shares, our bylaws and Maryland law. Our declaration of trust, including the Articles Supplementary for our Series G Cumulative Redeemable Perpetual Preferred Shares, and our bylaws are incorporated by reference into this prospectus from our SEC filings. Capitalized terms used in the following description shall have the meanings set forth in the Articles Supplementary for the Series G Cumulative Redeemable Perpetual Preferred Shares.
Maturity and Preemptive Rights
The Series G Cumulative Redeemable Perpetual Preferred Shares have no stated maturity and are not subject to any sinking fund or mandatory redemption and will remain outstanding indefinitely unless (i) we redeem such Series G Cumulative Redeemable Perpetual Preferred Shares at our option as described below in “— Redemption” or (ii) they are converted by the holder of such Series G Cumulative Redeemable Perpetual Preferred Shares in the event of a Change of Control as described below in “— Conversion Rights.”
There are generally no preemptive rights with respect to our Series G Cumulative Redeemable Perpetual Preferred Shares.
Ranking
The Series G Cumulative Redeemable Perpetual Preferred Shares rank, with respect to dividend rights and rights upon our liquidation, dissolution or winding up:
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senior to our common shares and to any other class or series of our equity shares expressly designated as ranking junior to the Series G Cumulative Redeemable Perpetual Preferred Shares;

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on parity with any other preferred or convertible preferred securities, including the Series H Cumulative Redeemable Perpetual Preferred Shares; and

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junior to all equity shares issued by us with terms specifically providing that those equity shares rank senior to the Series G Cumulative Redeemable Perpetual Preferred Shares with respect to rights of dividend payments and the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of our company, or Liquidation Event, which issuance is subject to the approval of the holders of two-thirds of the outstanding Series G Cumulative Redeemable Perpetual Preferred Shares and any parity preference shares.
The term “equity shares” does not include convertible debt securities, which debt securities would rank senior to the Series G Cumulative Redeemable Perpetual Preferred Shares.
Dividends
Holders of the Series G Cumulative Redeemable Perpetual Preferred Shares are entitled to receive cumulative cash dividends payable quarterly in arrears on the last day of March, June, September and December of each year, at the rate of 5.875% per annum on the initial liquidation preference per share. If any dividend payment date falls on any day other than a business day as defined in the Articles Supplementary for our Series G Cumulative Redeemable Perpetual Preferred Shares, the dividend due on such dividend payment date is paid on the first business day immediately following such dividend payment date, and no dividends will accrue as a result of such delay. Dividends accrue and are cumulative from, and including, the prior dividend payment date (or, if no prior dividend payment date, the original issue date of the Series G Cumulative Redeemable Perpetual Preferred Shares) to, but excluding, the next dividend payment date, to holders of record as of 5:00 p.m., New York time, on the related record date. The record dates for the Series G Cumulative Redeemable Perpetual Preferred Shares are the March 15, June 15, September 15 or December 15 immediately preceding the relevant dividend payment date, regardless of whether that day is a business day.
Our board of trustees will not authorize and we will not pay or set apart for payment dividends on our Series G Cumulative Redeemable Perpetual Preferred Shares at any time when the terms and provisions of any agreement of ours, including any agreement relating to our indebtedness, prohibits the authorization, payment or setting apart for payment or provides that the authorization, payment or setting apart for payment would constitute a breach of the agreement or a default under the agreement, or if the authorization, payment or setting apart for payment shall be restricted or prohibited by law. We also have the right to withhold, from any amounts otherwise payable to you, with respect to all distributions (deemed or actual) to the extent that withholding is or was required for such distributions under applicable tax withholding rules. You should review the information appearing in the last paragraph under the caption “— Dividends” for information regarding the circumstances under which the terms of our revolving credit facility may limit or prohibit the payment of dividends on the Series G Cumulative Redeemable Perpetual Preferred Shares.
Notwithstanding the foregoing, dividends on the Series G Cumulative Redeemable Perpetual Preferred Shares accrue whether or not there are funds legally available for the payment of those dividends, whether or not we have earnings and whether or not those dividends are authorized. No interest, or sum in lieu of interest, is payable in respect of any dividend payment or payments on the Series G Cumulative Redeemable Perpetual Preferred Shares that may be in arrears, and holders of the Series G Cumulative Redeemable Perpetual Preferred Shares are not entitled to any dividends in excess of full cumulative dividends described above. Any dividend payment made on the Series G Cumulative Redeemable Perpetual Preferred Shares, including any Capital Gains Amounts, as described in the paragraph below, is first credited against the earliest accrued but unpaid dividend due with respect to those shares.
If, for any taxable year, we designate as a “capital gain dividend,” as defined in Section 857 of the Code, any portion of the dividends, or the Capital Gains Amount, as determined for federal income tax purposes, paid or made available for that year to holders of all classes of our shares of beneficial interest, then, except as otherwise required by applicable law, the portion of the Capital Gains Amount that shall be allocable to the holders of the Series G Cumulative Redeemable Perpetual Preferred Shares will be in proportion to the amount that the total dividends, as determined for federal income tax purposes, paid or made available to holders of Series G Cumulative Redeemable Perpetual Preferred Shares for the year bears to the total dividends paid or made available for that year to holders of all classes of our shares of beneficial interest. In addition, except as otherwise required by applicable law, we will make a similar allocation with respect to any undistributed long-term capital gains that are to be included in our shareholders’ long-term capital gains, based on the allocation of the Capital Gains Amount that would have resulted if those undistributed long-term capital gains had been distributed as “capital gain dividends” by us to our shareholders.

Future distributions on our common shares and preferred shares, will be at the discretion of our board of trustees and will depend on, among other things, our results of operations, funds from operations, cash flow from operations, financial condition and capital requirements, the annual distribution requirements under the REIT provisions of the Code, our debt service requirements and any other factors our board of trustees deems relevant. In addition, our revolving credit facility contains provisions that could limit or, in certain cases, prohibit the payment of distributions on our common shares and preferred shares. Accordingly, although we expect to pay quarterly cash distributions on our common shares and scheduled cash dividends on our preferred shares, we cannot guarantee that we will maintain these distributions or what the actual distributions will be for any future period.
Voting Rights
Holders of the Series G Cumulative Redeemable Perpetual Preferred Shares generally have no voting rights. However, in the event we are in arrears on dividends, whether or not authorized or declared, on the Series G Cumulative Redeemable Perpetual Preferred Shares for six or more quarterly periods, whether or not consecutive, holders of Series G Cumulative Redeemable Perpetual Preferred Shares (voting separately as a class together with the holders of all other classes or series of parity preferred shares and upon which like voting rights have been conferred and are exercisable) will be entitled to elect two additional trustees at a special meeting called upon the request of at least 10% of such holders or at our next annual meeting and each subsequent annual meeting of shareholders, each additional trustee being referred to as a “Preferred Share Trustee,” until all unpaid dividends with respect to the Series G Cumulative Redeemable Perpetual Preferred Shares and such other classes or series of preferred shares with like voting rights, have been paid or declared and set aside for payment. Preferred Share Trustees will be elected by a vote of holders of record of a majority of the outstanding Series G Cumulative Redeemable Perpetual Preferred Shares and any other series of parity equity shares with like voting rights, voting together as a class. Special meetings called in accordance with the provisions described in this paragraph shall be subject to the procedures in our bylaws, except that we, rather than the holders of Series G Cumulative Redeemable Perpetual Preferred Shares, or any other class or series of parity preferred shares entitled to vote thereon when they have the voting rights described above (voting together as a single class), will pay all costs and expenses of calling and holding the meeting.
Any Preferred Share Trustee may be removed at any time with or without cause by the vote of, and may not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding Series G Cumulative Redeemable Perpetual Preferred Shares and all other classes or series of parity preferred shares entitled to vote thereon when they have the voting rights described above (voting together as a single class). So long as a dividend arrearage continues, any vacancy in the office of a Preferred Share Trustee may be filled by written consent of the Preferred Share Trustee remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding Series G Cumulative Redeemable Perpetual Preferred Shares when they have the voting rights described above (voting as a single class with all other classes or series of parity preferred shares upon which like voting rights have been conferred and are exercisable).
So long as any Series G Cumulative Redeemable Perpetual Preferred Shares remain outstanding, we will not, without the affirmative vote or written consent of the holders of at least two-thirds of the then-outstanding Series G Cumulative Redeemable Perpetual Preferred Shares and each other class or series of parity preferred shares with like voting rights (voting together as a single class), authorize, create, or increase the number of authorized or issued shares of, any class or series of equity shares ranking senior to the Series G Cumulative Redeemable Perpetual Preferred Shares with respect to rights of dividend payments and the distribution of assets upon a Liquidation Event, or reclassify any of our authorized capital stock into such capital stock, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase such capital stock.
In addition, the affirmative vote or written consent of the holders of at least two-thirds of the outstanding Series G Cumulative Redeemable Perpetual Preferred Shares and each other class or series of parity preferred shares with like voting rights (voting together as a single class), is required for us to amend, alter or repeal any provision of our declaration of trust so as to materially and adversely affect the terms of the Series G Cumulative Redeemable Perpetual Preferred Shares. If such amendment to our declaration of trust does not equally affect the terms of the Series G Cumulative Redeemable Perpetual Preferred Shares and the terms of one or more other classes or series of parity preferred shares, the affirmative vote or written consent of the holders of at least two-thirds of the shares outstanding at the time of Series G Cumulative Redeemable Perpetual Preferred Shares, voting separately as a class, is required. Holders of the Series G Cumulative Redeemable Perpetual Preferred Shares also have the exclusive right to vote on any amendment to our declaration of trust on which holders of the Series G Cumulative Redeemable Perpetual Preferred Shares are otherwise entitled to vote and that would alter only the rights, as expressly set forth in our declaration of trust, of the Series G Cumulative Redeemable Perpetual Preferred Shares.
In any matter in which holders of Series G Cumulative Redeemable Perpetual Preferred Shares may vote (as expressly provided in the articles supplementary setting forth the terms of the Series G Cumulative Redeemable Perpetual Preferred Shares), each Series G Cumulative Redeemable Perpetual Preferred Share is entitled to one vote per share.
Liquidation Preference
If we experience a Liquidation Event, holders of the Series G Cumulative Redeemable Perpetual Preferred Shares are entitled to receive out of or assets available for distribution to shareholders, after satisfaction of liabilities to creditors, if any, and subject to the rights of holders of any shares of beneficial interest then outstanding ranking senior to or pari passu with the Series G Cumulative Redeemable Perpetual Preferred Shares in respect of distributions upon a Liquidation Event, and before any distribution of assets is made to holders of common shares or of any of our other classes or series of shares of beneficial interest ranking junior to the Series G Cumulative Redeemable Perpetual Preferred Shares as to such a distribution, a liquidating distribution in the amount of $25.00 per share, plus accumulated and unpaid dividends (whether or not authorized or declared). Holders of the Series G Cumulative Redeemable Perpetual Preferred Shares will not be entitled to any other amounts from us after they have received their full liquidation preference.
In any such distribution, if our assets are not sufficient to pay the liquidation preferences in full to all holders of the Series G Cumulative Redeemable Perpetual Preferred Shares and all holders of any of our other shares of beneficial interest ranking equally as to such distribution with the Series G Cumulative Redeemable Perpetual Preferred Shares, the amounts paid to the holders of Series G Cumulative Redeemable Perpetual Preferred Shares and to the holders of all such other shares will be paid pro rata in accordance with the respective aggregate liquidation preferences of those holders. In any such distribution, the “liquidation preference” of any holder of preferred shares means the amount otherwise payable to such holder in such distribution (assuming no limitation on our assets available for such distribution), including any accumulated but unpaid dividends (whether or not authorized or declared). If the liquidation preference has been paid in full to all holders of Series G Cumulative Redeemable Perpetual Preferred Shares and any of our other shares of beneficial interest ranking equally as to the liquidation preference, the holders of our shares of beneficial interest ranking junior as to the liquidation preference shall be entitled to receive all of our remaining assets according to their respective rights and preferences. Our consolidation or merger with or into any other corporation, trust or other entity, or the voluntary sale, transfer or conveyance of all or substantially all of our property or business, will not be deemed to constitute a Liquidation Event.
Redemption
Redemption at Our Option
The Series G Cumulative Redeemable Perpetual Preferred Shares are perpetual and have no maturity date, and are not subject to any mandatory redemption, sinking fund or other similar provisions. We may, at our option, redeem the Series G Cumulative Redeemable Perpetual Preferred Shares for cash in whole or in part, from time to time, at any time, upon not less than 30 nor more than 60 days’ notice at a redemption price equal to $25.00 per share, plus any accumulated and unpaid dividends to, but excluding, the date fixed for redemption. Holders of Series G Cumulative Redeemable Perpetual Preferred Shares will have no right to require the redemption or repurchase of the Series G Cumulative Redeemable Perpetual Preferred Shares. Investors should not expect us to redeem the Series G Cumulative Redeemable Perpetual Preferred Shares on or after the date such shares become redeemable at our option.

If Series G Cumulative Redeemable Perpetual Preferred Shares are to be redeemed, the notice of redemption shall be given by first class mail to the holders of record of the Series G Cumulative Redeemable Perpetual Preferred Shares to be redeemed, mailed not less than 30 days nor more than 60 days prior to the date fixed for redemption thereof (provided that, if the Series G Cumulative Redeemable Perpetual Preferred Shares are held in book- entry form through The Depository Trust Company (“DTC”) we may give such notice in any manner permitted by DTC). Each notice of redemption will include a statement setting forth: (i) the redemption date, (ii) the number of Series G Cumulative Redeemable Perpetual Preferred Shares to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder, (iii) the redemption price and (iv) the place or places where holders may surrender certificates evidencing Series G Cumulative Redeemable Perpetual Preferred Shares for payment of the redemption price. If notice of redemption of any Series G Cumulative Redeemable Perpetual Preferred Shares has been given and if the funds necessary for such redemption have been set aside by us for the benefit of the holders of any Series G Cumulative Redeemable Perpetual Preferred Shares so called for redemption, then, from and after the redemption date, dividends will cease to accrue on such Series G Cumulative Redeemable Perpetual Preferred Shares, such Series G Cumulative Redeemable Perpetual Preferred Shares shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price, without interest.
In the case of any redemption of only part of the Series G Cumulative Redeemable Perpetual Preferred Shares at the time outstanding, the shares to be redeemed shall be selected either pro rata or by lot.
We may also redeem the Series G Cumulative Redeemable Perpetual Preferred Shares in limited circumstances relating to maintaining our qualification as a REIT, as described below in “— Restrictions on Ownership and Transfer.”
Special Redemption Option upon a Change of Control
Upon the occurrence of a Change of Control (as defined below), we may redeem for cash, in whole or in part, the Series G Cumulative Redeemable Perpetual Preferred Shares within 120 days after the date on which such Change of Control occurred, by paying $25.00 per share, plus any accumulated and unpaid dividends to, but excluding, the date fixed for redemption. If, prior to the Change of Control Conversion Date (as defined below under the caption “— Conversion Rights”), we have provided or provide notice of redemption with respect to the Series G Cumulative Redeemable Perpetual Preferred Shares (whether pursuant to our optional redemption right or our special redemption option), the holders of Series G Cumulative Redeemable Perpetual Preferred Shares will not be permitted to exercise the conversion right described below under “— Conversion Rights” with respect to the shares subject to such notice.
We will mail to you, if you are a record holder of the Series G Cumulative Redeemable Perpetual Preferred Shares, a notice of redemption no fewer than 30 days nor more than 60 days before the redemption date. We will send the notice to your address shown on our transfer books. A failure to give notice of redemption or any defect in the notice or in its mailing will not affect the validity of the redemption of any Series G Cumulative Redeemable Perpetual Preferred Shares except as to the holder to whom notice was defective. Each notice will state the following:
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the redemption date;

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the special redemption price;

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a statement setting forth the calculation of such special redemption price;

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the number of Series G Cumulative Redeemable Perpetual Preferred Shares to be redeemed;

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the place or places where the certificates, if any, representing Series G Cumulative Redeemable Perpetual Preferred Shares are to be surrendered for payment of the redemption price;

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procedures for surrendering noncertificated Series G Cumulative Redeemable Perpetual Preferred Shares for payment of the redemption price;

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that dividends on the Series G Cumulative Redeemable Perpetual Preferred Shares to be redeemed will cease to accrue on such redemption date unless we fail to pay the redemption price on such date;

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that payment of the redemption price and any accrued and unpaid dividends will be made upon presentation and surrender of such Series G Cumulative Redeemable Perpetual Preferred Shares;

•
that the Series G Cumulative Redeemable Perpetual Preferred Shares are being redeemed pursuant to our special redemption option right in connection with the occurrence of a Change of Control and a brief description of the transaction or transactions constituting such Change of Control; and

•
that the holders of the Series G Cumulative Redeemable Perpetual Preferred Shares to which the notice relates will not be able to tender such Series G Cumulative Redeemable Perpetual Preferred Shares for conversion in connection with the Change of Control and each Series G Cumulative Redeemable Perpetual Preferred Share tendered for conversion that is selected, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.

A “Change of Control” means, after the initial issuance of the Series G Cumulative Redeemable Perpetual Preferred Shares, the following have occurred and are continuing:
•
the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of securities of the Company entitling that person to exercise more than 50% of the total voting power of all shares of beneficial interest of the Company entitled to vote generally in the election of our trustees (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•
following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE MKT or the Nasdaq Stock Market (“Nasdaq”), or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT or Nasdaq.

Conversion Rights
Upon the occurrence of a Change of Control, each holder of Series G Cumulative Redeemable Perpetual Preferred Shares will have the right (unless, prior to the Change of Control Conversion Date (as defined below), we have provided or provide notice of our election to redeem, in whole or in part, the Series G Cumulative Redeemable Perpetual Preferred Shares as described above under “— Redemption”) to convert some or all of the Series G Cumulative Redeemable Perpetual Preferred Shares held by such holder (the “Change of Control Conversion Right”), on the Change of Control Conversion Date (as defined below) into a number of our Class A common shares per Series G Cumulative Redeemable Perpetual Preferred Share to be converted equal to the lesser of:
•
the quotient obtained by dividing (i) the sum of (x) the liquidation preference amount of $25.00 per Series G Cumulative Redeemable Perpetual Preferred Share, plus (y) any accrued and unpaid dividends thereon (whether or not declared) to, but excluding, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series G Cumulative Redeemable Perpetual Preferred Shares dividend payment for which dividends have been declared and prior to the corresponding Series G Cumulative Redeemable Perpetual Preferred Shares dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum and such declared dividend will instead be paid, on such dividend payment date, to the holder of record of the Series G Cumulative Redeemable Perpetual Preferred Shares to be converted as of 5:00 p.m. New York City time, on such record date) by (ii) the Class A Share Price (as defined below); and

•
2.2242 (the “Share Cap”), subject to certain adjustments;

subject, in each case, to provisions for the receipt of alternative consideration.
The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of our common shares), subdivisions or combinations (in each case, a “Share Split”) with respect to our common shares as follows: the adjusted Share Cap as the result of a Share Split will be the number of common shares that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of common shares outstanding after giving effect to such Share Split and the denominator of which is the number of our common shares outstanding immediately prior to such Share Split.
In the case of a Change of Control pursuant to which our common shares will be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of Series G Cumulative Redeemable Perpetual Preferred Shares will receive upon conversion of such Series G Cumulative Redeemable Perpetual Preferred Shares the kind and amount of Alternative Form Consideration that such holder would have owned or to which that holder would have been entitled to receive upon the Change of Control had such holder held a number of shares of our common shares equal to the Common Share Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration,” and the Common Share Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control, is referred to as the “Conversion Consideration”).
If the holders of our common shares have the opportunity to elect the form of consideration to be received in the Change of Control, the Conversion Consideration will be deemed to be the kind and amount of consideration actually received by holders of a majority of our common shares that voted for such an election (if electing between two types of consideration) or holders of a plurality of our common shares that voted for such an election (if electing between more than two types of consideration), as the case may be, and will be subject to any limitations to which all holders of our common shares are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control.
Within 15 days following the occurrence of a Change of Control, we will provide to holders of Series G Cumulative Redeemable Perpetual Preferred Shares a notice of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right. This notice will state the following:
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the events constituting the Change of Control;

•
the date of the Change of Control;

•
the last date and time by which the holders of Series G Cumulative Redeemable Perpetual Preferred Shares may exercise their Change of Control Conversion Right;

•
the method and period for calculating the Class A Share Price;

•
the Change of Control Conversion Date;

•
that if, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem all or any portion of the Series G Cumulative Redeemable Perpetual Preferred Shares, holders will not be able to convert Series G Cumulative Redeemable Perpetual Preferred Shares designated for redemption and such shares will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Change of Control Conversion Right;

•
if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per Series G Cumulative Redeemable Perpetual Preferred Share;

•
the name and address of the paying agent and the conversion agent; and

•
the procedures that the holders of Series G Cumulative Redeemable Perpetual Preferred Shares must follow to exercise the Change of Control Conversion Right.

We will issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post a notice on our website, in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of Series G Cumulative Redeemable Perpetual Preferred Shares.

To exercise the Change of Control Conversion Right, the holders of Series G Cumulative Redeemable Perpetual Preferred Shares will be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) or book entries representing Series G Cumulative Redeemable Perpetual Preferred Shares to be converted, duly endorsed for transfer (if certificates are delivered), together with a completed written conversion notice to our transfer agent. The conversion notice must state:
•
the relevant Change of Control Conversion Date;

•
the number of Series G Cumulative Redeemable Perpetual Preferred Shares to be converted; and

•
that the Series G Cumulative Redeemable Perpetual Preferred Shares are to be converted pursuant to the change of control conversion right held by holders of Series G Cumulative Redeemable Perpetual Preferred Shares.

We will not issue fractional Class A common shares upon the conversion of the Series G Cumulative Redeemable Perpetual Preferred Shares. Instead, we will pay the cash value of any fractional share otherwise due, computed on the basis of the applicable Class A Share Price.
The “Change of Control Conversion Date” is the date on which the Series G Cumulative Redeemable Perpetual Preferred Shares are to be converted, which will be a business day selected by us that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of Series G Cumulative Redeemable Perpetual Preferred Shares.
The “Class A Share Price” will be (i) if the consideration to be received in the Change of Control by the holders of our Class A common shares is solely cash, the amount of cash consideration per Class A common share or (ii) if the consideration to be received in the Change of Control by holders of our Class A common shares is other than solely cash (x) the average of the closing sale prices per share of our Class A common shares (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) for the 10 consecutive trading days immediately preceding, but not including, the effective date of the Change of Control as reported on the principal U.S. securities exchange on which our Class A common shares are then traded, or (y) the average of the last quoted bid prices for our Class A common shares in the over-the-counter market as reported by OTC Markets Group, Inc. or similar organization for the 10 consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if our Class A common shares are not then listed for trading on a U.S. securities exchange.
Listing
Our Series G Cumulative Redeemable Perpetual Preferred Shares are listed on the NYSE under the symbol “AMHPRG.”
Series H Cumulative Redeemable Perpetual Preferred Shares
The following description of certain terms and conditions of our 6.25% Series H Cumulative Redeemable Perpetual Preferred Shares does not purport to be complete and is in all respects subject to, and qualified in its entirety by reference to our declaration of trust, including the Articles Supplementary setting forth the terms of our Series H Cumulative Redeemable Perpetual Preferred Shares, our bylaws and Maryland law. Our declaration of trust, including the Articles Supplementary for our Series H Cumulative Redeemable Perpetual Preferred Shares, and our bylaws are incorporated by reference into this prospectus from our SEC filings. The terms and provisions of our Series H Cumulative Redeemable Perpetual Preferred Shares are substantially the same as those of our Series G Cumulative Redeemable Perpetual Preferred Shares as described in “— Description of Series G Cumulative Redeemable Perpetual Preferred Shares” above, except that the original issue date for the Series H Cumulative Redeemable Perpetual Preferred Shares was September 19, 2018, the first dividend on the Series H Cumulative Redeemable Perpetual Preferred Shares was paid on December 31, 2018 to holders of record as of December 14, 2018, the earliest date of redemption at our option is September 19, 2023, and the share cap is 2.2173. Our Series H Cumulative Redeemable Perpetual Preferred Shares are listed on the NYSE under the symbol “AMHPRH.”

DESCRIPTION OF DEPOSITARY SHARES
General
We may issue receipts for depositary shares, each of which will represent a fractional interest of a preferred share of a particular series, as specified in the applicable prospectus supplement. Preferred shares of each series represented by depositary shares will be deposited under a separate deposit agreement among us, the depositary named therein and the holders from time to time of the depositary receipts. Subject to the terms of the applicable deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a preferred share of a particular series represented by the depositary shares evidenced by such depositary receipt, to all the rights and preferences of the preferred shares represented by such depositary shares (including dividend, voting, conversion, redemption and liquidation rights).
The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following the issuance and delivery of the preferred shares by us to a preferred share depositary, we will cause such preferred shares depositary to issue, on our behalf, the depositary receipts. Copies of the applicable form of deposit agreement and depositary receipt may be obtained from us upon request, and the statements made hereunder relating to the deposit agreement and the depositary receipts to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable deposit agreement and related depositary receipts.
Dividends and Other Distributions
The preferred share depositary will distribute all cash dividends or other cash distributions received in respect of the preferred shares to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of such depositary receipts owned by such holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred shares depositary.
In the event of a distribution other than in cash, the preferred shares depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred shares depositary, unless the preferred shares depositary determines that it is not feasible to make such distribution, in which case the preferred shares depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.
No distribution will be made in respect of any depositary share to the extent that it represents any preferred shares converted into other securities.
Withdrawal of Shares
Upon surrender of the depositary receipts at the corporate trust office of the applicable preferred shares depositary (unless the related depositary shares have previously been called for redemption or converted into other securities), the holders thereof will be entitled to delivery at such office, to or upon such holder’s order, of the number of whole or fractional preferred shares and any money or other property represented by the depositary shares evidenced by such depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional preferred shares on the basis of the proportion of preferred shares represented by each depositary share as specified in the applicable prospectus supplement, but holders of such preferred shares will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of preferred shares to be withdrawn, the preferred shares depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.
Redemption of Depositary Shares
Whenever we redeem preferred shares held by the preferred shares depositary, the preferred shares depositary will redeem as of the same redemption date the number of depositary shares representing preferred shares so redeemed, provided we shall have paid in full to the preferred shares depositary the redemption price of the preferred shares to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per depositary share will be equal to the corresponding proportion of the redemption price and any other amounts per share payable with respect to the preferred shares. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional depositary shares) or by any other equitable method determined by us that will not result in a violation of the ownership restrictions in our declaration of trust. See “Restrictions on Ownership and Transfer.”
From and after the date fixed for redemption, all dividends in respect of the preferred shares so called for redemption will cease to accrue, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares so called for redemption will cease, except the right to receive any moneys payable upon such redemption and any money or other property to which the holders of such depositary receipts were entitled upon such redemption and surrender thereof to the preferred shares depositary.
Voting of the Depositary Shares
Upon receipt of notice of any meeting at which the holders of the applicable preferred shares are entitled to vote, the preferred shares depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts evidencing the depositary shares which represent such preferred shares. Each record holder of depositary receipts evidencing depositary shares on the record date (which will be the same date as the record date for the preferred shares) will be entitled to instruct the preferred shares depositary as to the exercise of the voting rights pertaining to the amount of preferred shares represented by such holder’s depositary shares. The preferred shares depositary will vote the amount of preferred shares represented by such depositary shares in accordance with such instructions, and we will agree to take all reasonable action which may be deemed necessary by the preferred shares depositary in order to enable the preferred shares depositary to do so. The preferred shares depositary will abstain from voting the amount of preferred shares represented by such depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts evidencing such depositary shares. The preferred shares depositary shall not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from negligence or willful misconduct of the preferred shares depositary.
Liquidation Preference
In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each preferred share represented by the depositary shares evidenced by such depositary receipt, as set forth in the applicable prospectus supplement.
Conversion of the Depositary Shares
The depositary shares, as such, are not convertible into common shares or any of our other securities or property. Nevertheless, if so specified in the applicable prospectus supplement relating to an offering of depositary shares, the depositary receipts may be surrendered by holders thereof to the preferred shares depositary with written instructions to the preferred shares depositary to instruct us to cause conversion of the preferred shares represented by the depositary shares evidenced by such depositary receipts into whole common shares, other preferred shares, and we have agreed that upon receipt of such instructions and any amounts payable in respect thereof, we will cause the conversion thereof utilizing the same procedures as those provided for delivery of preferred shares to effect such conversion. If the depositary shares evidenced by a depositary receipt are to be converted in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be converted. No fractional common shares will be issued upon conversion, and if such conversion would result in a fractional share being issued, an amount will be paid in cash by us equal to the value of the fractional interest based upon the closing price of the common shares on the last business day prior to the conversion.

Amendment and Termination of Deposit Agreement
The form of depositary receipt evidencing the depositary shares which represent the preferred shares and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred shares depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related preferred shares will not be effective unless such amendment has been approved by the existing holders of at least two-thirds of the applicable depositary shares evidenced by the applicable depositary receipts then outstanding. No amendment shall impair the right, subject to certain exceptions in the deposit agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related preferred shares and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such receipt, to consent and agree to such amendment and to be bound by the deposit agreement as amended thereby.
The deposit agreement may be terminated by us upon not less than 30 days’ prior written notice to the preferred shares depositary if (i) such termination is necessary to preserve our status as a REIT or (ii) a majority of each series of preferred shares affected by such termination consents to such termination, whereupon the preferred shares depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional preferred shares as are represented by the depositary shares evidenced by such depositary receipts together with any other property held by the preferred shares depositary with respect to such depositary receipts. We have agreed that if the deposit agreement is terminated to preserve our status as a REIT, then we will use our best efforts to list the preferred shares issued upon surrender of the related depositary shares on a national securities exchange. In addition, the deposit agreement will automatically terminate if (i) all outstanding depositary shares shall have been redeemed, (ii) there shall have been a final distribution in respect of the related preferred shares in connection with our liquidation, dissolution or winding up and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred shares or (iii) each related preferred share shall have been converted into our securities not so represented by depositary shares.
Charges of Preferred Shares Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the preferred shares depositary in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay the fees and expenses of the preferred shares depositary for any duties requested by such holders to be performed which are outside of those expressly provided for in the deposit agreement.
Resignation and Removal of Depositary
The preferred shares depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the preferred shares depositary, any such resignation or removal to take effect upon the appointment of a successor preferred shares depositary. A successor preferred shares depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $10,000,000.
Miscellaneous
The preferred shares depositary will forward to holders of depositary receipts any reports and communications from the Company which are received by the preferred shares depositary with respect to the related preferred shares.
Neither the preferred shares depositary nor the Company will be liable if it is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the deposit agreement. The obligations of us and the preferred shares depositary under the deposit agreement will be limited to performing their duties thereunder in good faith and without negligence (in the case of any action or inaction in the voting of preferred shares represented by the depositary shares), gross negligence or willful misconduct, and we and the preferred shares depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or preferred shares represented thereby unless satisfactory indemnity is furnished. We and the preferred shares depositary may rely on written advice of counsel or accountants, or information provided by persons presenting preferred shares represented thereby for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.
In the event the preferred shares depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the preferred shares depositary shall be entitled to act on such claims, requests or instructions received from us.
Restrictions on Ownership
Holders of depositary receipts will be subject to the ownership restrictions set forth in the declaration of trust. See “Restrictions on Ownership and Transfer.”

DESCRIPTION OF WARRANTS
We may offer by means of this prospectus warrants for the purchase of our preferred shares, depositary shares representing preferred shares or common shares. We may issue warrants separately or together with any other securities offered by means of this prospectus, and the warrants may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified therein. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:
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the title and issuer of such warrants;

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the aggregate number of such warrants;

•
the price or prices at which such warrants will be issued;

•
the currencies in which the price or prices of such warrants may be payable;

•
the designation, amount and terms of the securities purchasable upon exercise of such warrants;

•
the designation and terms of the other securities with which such warrants are issued and the number of such warrants issued with each such security;

•
if applicable, the date on and after which such warrants and the securities purchasable upon exercise of such warrants will be separately transferable;

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the price or prices at which and currency or currencies in which the securities purchasable upon exercise of such warrants may be purchased;

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the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•
the minimum or maximum amount of such warrants which may be exercised at any one time;

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information with respect to book-entry procedures, if any;

•
a discussion of material federal income tax considerations; and

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any other material terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Restrictions on Ownership
Holders of warrants will be subject to the ownership restrictions set forth in the declaration of trust. See “Restrictions on Ownership and Transfer.”

DESCRIPTION OF RIGHTS
We may issue rights to our shareholders for the purchase of common shares. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent, all as set forth in the prospectus supplement relating to the particular issue of rights. The rights agent will act solely as our agent in connection with the certificates relating to the rights of such series and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The rights agreement and the rights certificates relating to each series of rights will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.
The applicable prospectus supplement will describe the terms of the rights to be issued, including the following, where applicable:
•
the date for determining the shareholders entitled to the rights distribution;

•
the aggregate number of common shares purchasable upon exercise of such rights and the exercise price;

•
the aggregate number of rights being issued;

•
the date, if any, on and after which such rights may be transferable separately;

•
the date on which the right to exercise such rights shall commence and the date on which such right shall expire;

•
any special U.S. federal income tax consequences; and

•
any other terms of such rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of such rights.

Restrictions on Ownership
Holders of rights will be subject to the ownership restrictions set forth in the declaration of trust. See “Restrictions on Ownership and Transfer.”

DESCRIPTION OF DEBT SECURITIES
Our operating partnership may issue debt securities in one or more series under the indenture, dated as of February 7, 2018, between our operating partnership, as issuer, and U.S. Bank Trust Company, National Association, as trustee. References herein to the “Indenture” refer to such indenture and references to the “Trustee” refer to such trustee or any other trustee for any particular series of debt securities issued under the Indenture. The terms of the debt securities of any series will be those specified in or pursuant to the Indenture and in the applicable debt securities of that series and those made part of the Indenture by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).
The following description of selected provisions of the Indenture and the debt securities that may be issued thereunder is not complete, and the description of selected terms of the debt securities of a particular series included in the applicable prospectus supplement also will not be complete. You should review the Indenture, any supplemental indentures and the form of the applicable debt securities, which forms have been or will be filed as exhibits to the registration statement of which this prospectus is a part, or as exhibits to documents which have been or will be incorporated by reference in this prospectus. To obtain a copy of the Indenture or the form of the applicable debt securities, see “Where You Can Find More Information” in this prospectus. The following description of debt securities and the description of the debt securities of the particular series in the applicable prospectus supplement are qualified in their entirety by reference to all of the provisions of the Indenture, any supplemental indentures and the applicable debt securities, which provisions, including defined terms, are incorporated by reference in this prospectus. Capitalized terms used but not defined in this section shall have the meanings assigned to those terms in the Indenture.
The following description of debt securities describes general terms and provisions of the series of debt securities to which any prospectus supplement may relate. When the debt securities of a particular series are offered for sale, the specific terms of such debt securities will be described in the applicable prospectus supplement. If any particular terms of such debt securities described in a prospectus supplement are inconsistent with any of the terms of the debt securities generally described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus.
General
Our operating partnership may issue an unlimited principal amount of debt securities under the Indenture. The Indenture provides that debt securities of any series may be issued up to the aggregate principal amount which may be authorized from time to time by our operating partnership. Please read the applicable prospectus supplement relating to the debt securities of the particular series being offered thereby for the specific terms of such debt securities, including, where applicable:
•
the title of the series of debt securities and whether the debt securities are senior or subordinated;

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the aggregate principal amount of debt securities of the series and any limit thereon;

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whether such debt securities are to be issuable in global form or as registered securities;

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the date or dates on which our operating partnership will pay the principal of and premium, if any, on debt securities of the series, or the method used to determine such date or dates;

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the rate or rates, which may be fixed or variable, at which debt securities of the series will bear interest, if any, or the method or methods, if any, used to determine such rate or rates;

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the basis used to calculate interest, if any, on the debt securities of the series if other than a 360-day year of twelve 30-day months;

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the date or dates, if any, from which interest on the debt securities of the series will accrue, or the method or methods, if any, used to determine such date or dates;

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the date or dates, if any, on which the interest on the debt securities of the series will be payable and the record dates for any such payment of interest;

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the terms and conditions, if any, upon which our operating partnership is required to, or may, at its option, redeem debt securities of the series;

•
the terms and conditions, if any, upon which our operating partnership will be required to repurchase debt securities of the series at the option of the holders of debt securities of the series;

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the terms of any sinking fund or analogous provision;

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if other than the entire principal amount thereof, the portion of the principal amount of the debt securities of the series which will be payable upon acceleration if other than the full principal amount;

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the authorized denominations in which debt securities of the series will be issued, if other than minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof;

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the place or places where (1) amounts due on the debt securities of the series will be payable, (2) the debt securities of the series may be surrendered for registration of transfer or exchange, (3) the debt securities of the series may be surrendered for conversion or exchange and (4) notices or demands to or upon our operating partnership in respect of the debt securities of the series or the Indenture may be served, if different than the corporate trust office of the Trustee;

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the terms and conditions, if any, upon which the debt securities will be convertible into and/or exchangeable for equity or other securities or property of our operating partnership or any other Person;

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if other than Dollars, the currency or currencies in which purchases of, and payments on, the debt securities of the series must be made, the manner of determining the equivalent thereof in Dollars for any purpose, and the ability, if any, of our operating partnership or the holders of debt securities of the series to elect for payments to be made in any other currency or currencies and the terms and conditions upon which such election may be made;

•
whether the amount of payments on the debt securities of the series may be determined with reference to an index, formula, or other method or methods (any of those debt securities being referred to as “Indexed Securities”) and the manner used to determine those amounts;

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any addition to, modification of, or deletion of, any covenant or Event of Default with respect to debt securities of the series or any guarantee;

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whether the securities will be secured;

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the covenants subject to covenant defeasance;

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the terms and conditions, if any, upon which debt securities are to be issuable upon the exercise of warrants;

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the identity of the depositary for the global debt securities;

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the circumstances under which our operating partnership or any guarantor will pay Additional Amounts on the debt securities of the series in respect of any tax, assessment, or other governmental charge and whether our operating partnership will have the option to redeem such debt securities rather than pay the Additional Amounts;

•
if there is more than one trustee, the identity of the trustee that has any obligations, duties and remedies with respect to the debt securities and, if not the trustee, the identity of each security registrar, paying agent or authenticating agent with respect to the debt securities;

•
the terms of any guarantee of the debt securities and the identity of any guarantor or guarantors of the debt securities;

•
if the principal amount payable at the stated maturity of the debt securities of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any date;

•
whether the debt securities will not be issued in a transaction registered under the Securities Act and any restriction or condition on the transferability of the debt securities of such series;

•
the exchanges, if any, on which the debt securities of the series may be listed;

•
the price or prices at which the debt securities of the series will be sold;

•
if debt securities issuable in global form are to be issuable in definitive form, then the forms and terms related to such issuance;

•
the Person to whom any interest on any registered security shall be payable, if other than the person in whose name such security is registered at the close of business on the regular record date for such payment and the manner in which any interest payable on a temporary global security will be paid if other than in the manner provided in the Indenture;

•
any additional covenants subject to waiver by the act of the holders of debt securities pursuant to the Indenture; and

•
any other terms of debt securities of the series and any deletions from or modifications or additions to the Indenture in respect of such securities.

As used in this prospectus, references to the principal of and premium, if any, and interest, if any, on the debt securities of a series include Additional Amounts, if any, payable on the debt securities of such series in that context.
Our operating partnership may issue debt securities as original issue discount securities to be sold at a substantial discount below their principal amount. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder upon acceleration will be determined in the manner described in the applicable prospectus supplement. Important federal income tax and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.
The terms of the debt securities of any series may be inconsistent with the terms of the debt securities of any other series. Unless otherwise specified in the applicable prospectus supplement, our operating partnership may, without the consent of, or notice to, the holders of the debt securities of any series, reopen an existing series of debt securities and issue additional debt securities of that series.
Other than to the extent provided with respect to the debt securities of a particular series and described in the applicable prospectus supplement, the Indenture will not contain any provisions that would limit the ability of our operating partnership to incur indebtedness or to substantially reduce or eliminate our operating partnership’s consolidated assets, which may have a material adverse effect on the ability of our operating partnership to service our operating partnership’s indebtedness (including the debt securities) or that would afford holders of the debt securities protection in the event of:
(1)
a highly leveraged or similar transaction involving our operating partnership’s management, or any affiliate of any of those parties,

(2)
a change of control, or

(3)
a reorganization, restructuring, merger, or similar transaction involving our operating partnership or its affiliates.

Registration, Transfer, Payment and Paying Agent
Unless otherwise specified in the applicable prospectus supplement, each series of debt securities will be issued in registered form only, without coupons.
Unless otherwise specified in the applicable prospectus supplement, the debt securities will be payable and may be surrendered for registration of transfer or exchange at an office of our operating partnership or an agent of our operating partnership in the continental United States. However, our operating partnership, at its option, may make payments of interest on any interest payment date on any debt security by check mailed to the address of the person entitled to receive that payment or by wire transfer to an account maintained by the payee with a bank located in the United States.
Any interest not punctually paid or duly provided for on any interest payment date with respect to the debt securities of any series will forthwith cease to be payable to the holders of those debt securities on the applicable regular record date and may either be paid to the persons in whose names those debt securities are registered at the close of business on a special record date for the payment of the interest not punctually paid or duly provided for to be fixed by the Trustee, notice whereof shall be given to the holders of those debt securities not less than 10 days prior to the special record date, or may be paid at any time in any other lawful manner, all as completely described in the Indenture.
Subject to certain limitations imposed on debt securities issued in book-entry form, the debt securities of any series will be exchangeable for other debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of those debt securities at the designated place or places. In addition, subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for registration of transfer or exchange thereof at the designated place or places if duly endorsed or accompanied by a written instrument of transfer. No service charge shall be made for any registration of transfer or exchange, redemption or repayment of debt securities, but our operating partnership may require payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with certain of those transactions.
Unless otherwise specified in the applicable prospectus supplement, our operating partnership will not be required to:
•
issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series of like tenor and terms to be redeemed and ending at the close of business on the day of that selection;

•
register the transfer of or exchange any debt security, or portion of any debt security, called for redemption, except the unredeemed portion of any debt security being redeemed in part; or

•
issue, register the transfer of or exchange a debt security which has been surrendered for repurchase at the option of the holder, except the portion, if any, of the debt security not to be repurchased.

Outstanding Debt Securities
In determining whether the holders of the requisite principal amount of outstanding debt securities have given any request, demand, authorization, direction, notice, consent, or waiver under the Indenture:
•
the principal amount of an original issue discount security that shall be deemed to be outstanding for these purposes shall be that portion of the principal amount of the original issue discount security that would be due and payable upon acceleration of the original issue discount security as of the date of the determination;

•
the principal amount of any Indexed Security that shall be deemed to be outstanding for these purposes shall be the principal amount of the Indexed Security determined on the date of its original issuance, unless otherwise provided in the Indenture;

•
the principal amount of a debt security denominated in a foreign currency shall be the U.S. dollar equivalent, determined on the date of its original issuance, of the principal amount of the debt security; and

•
a debt security owned by our operating partnership, the Company or any obligor on the debt security or any affiliate of our operating partnership, the Company or such other obligor shall be deemed not to be outstanding.

Redemption and Repurchase
The debt securities of any series may be redeemable at our operating partnership’s option or may be subject to mandatory redemption by our operating partnership as required by a sinking fund or otherwise. In addition, the debt securities of any series may be subject to repurchase by our operating partnership at the option of the holders. The applicable prospectus supplement will describe the terms and conditions regarding any optional or mandatory redemption or option to repurchase the debt securities of the related series.

Covenants
Existence
Except as permitted under “— Merger, Consolidation or Sale,” each of our operating partnership and any guarantor will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, and rights (charter and statutory) and franchises. However, neither our operating partnership nor any guarantor shall be required to preserve any such right or franchise if the Board of Trustees (or any duly authorized committee of the Board of Trustees), as applicable, shall determine that the preservation of the right or franchise is no longer desirable in the conduct of the business of our operating partnership or any guarantor, as applicable.
Maintenance of Properties
Our operating partnership will cause all of its material properties used or useful in the conduct of its business or any of its Subsidiaries’ businesses to be maintained and kept in good condition, repair and working order, normal wear and tear, casualty and condemnation excepted, and supplied with all necessary equipment and cause all necessary repairs, renewals, replacements, betterments and improvements to be made, all as in our operating partnership’s judgment may be necessary in order for our operating partnership to at all times properly and advantageously conduct its business carried on in connection with such properties. Our operating partnership will not be prevented from (1) removing permanently any property that has been condemned or suffered a casualty loss, if it is in its best interests, (2) discontinuing maintenance or operation of any property if, in its reasonable judgment, doing so is in its best interest and is not disadvantageous in any material respect to the holders of the debt securities, or (3) selling or otherwise disposing for value its properties in the ordinary course of business.
Insurance
Our operating partnership will, and will cause each of its Subsidiaries to, keep in force upon all of our operating partnership’s and each of its Subsidiaries’ properties and operations insurance policies carried with responsible companies in such amounts and covering all such risks as is customary in the industry in which our operating partnership and its Subsidiaries do business in accordance with prevailing market conditions and availability.
Payment of Taxes and Other Claims
Our operating partnership will pay or discharge or cause to be paid or discharged before it becomes delinquent:
•
all material taxes, assessments and governmental charges levied or imposed on our operating partnership or any of its Subsidiaries or on its or any such Subsidiary’s income, profits or property; and

•
all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a material Lien upon its property or the property of its Subsidiaries.

However, our operating partnership will not be required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith.
Additional Covenants
The applicable prospectus supplement will describe any additional material covenants relating to such series of debt securities.
Events of Default
Unless otherwise specified in the applicable prospectus supplement, an Event of Default with respect to the debt securities of any series is defined in the Indenture as being:

(1)
default for thirty (30) days in the payment of any installment of interest or Additional Amounts payable with respect to such interest under the debt securities of that series;

(2)
default in the payment of the principal of or premium, if any, on or, any Additional Amounts payable in respect of any principal of or premium, if any, on the debt securities of that series, when the same becomes due and payable or default is made in the deposit of any sinking fund payment with respect to the debt securities of that series when due;

(3)
our operating partnership fails to comply with any of our operating partnership’s other agreements contained in the debt securities or the Indenture (other than an agreement a default in whose performance or whose breach is elsewhere specifically dealt with in the Indenture or which has expressly been included in the Indenture solely for the benefit of a series of debt securities other than that series) upon receipt by our operating partnership of notice of such default by the Trustee or receipt by our operating partnership and the Trustee of written notice of such default by holders of not less than twenty five percent (25%) in aggregate principal amount of the debt securities of that series then outstanding and our operating partnership fails to cure (or obtain a waiver of) such default within ninety (90) days after our operating partnership receives such notice;

(4)
the guarantee of any guarantor ceases to be in full force and effect or such guarantor denies or disaffirms in writing its obligations under the Indenture or its guarantee, unless otherwise permitted under the Indenture;

(5)
failure to pay any recourse indebtedness for monies borrowed by our operating partnership in an outstanding principal amount in excess of $100,000,000 at final maturity or upon acceleration after the expiration of any applicable notice and grace period, which recourse indebtedness is not discharged, or such default in payment or acceleration is not cured or rescinded, within thirty (30) days after written notice of such failure to our operating partnership from the Trustee (or to our operating partnership and the Trustee from holders of at least twenty five percent (25%) in aggregate principal amount of the outstanding debt securities of that series);

(6)
specified events of bankruptcy, insolvency, or reorganization with respect to our operating partnership, any guarantor or any Significant Subsidiary.

No Event of Default with respect to any particular series of debt securities necessarily constitutes an Event of Default with respect to any other series of debt securities. The Trustee is required to give notice to holders of the debt securities of the applicable series within 90 days after the Trustee has actual knowledge (as such knowledge is described in the Indenture) of a default relating to such debt securities; provided, however, that the Trustee may withhold notice to the holders of the debt securities of such series of any default, except a default in the payment of the principal of, premium, if any, or interest on any debt securities of such series, or in the payment of any sinking fund installment, if and so long as specified responsible officers of the Trustee determine in good faith that the withholding of the notice is in the interest of the holders; and provided further that in the case of an Event of Default as described in (3) above, the Trustee will not give notice to the holders until at least 90 days after the occurrence thereof.
If an Event of Default specified in clause (6) above occurs, then the principal of, and premium, if any, on all the outstanding debt securities of the applicable series and unpaid interest, if any, accrued thereon shall automatically become immediately due and payable. If any other Event of Default with respect to the outstanding debt securities of the applicable series occurs and is continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding may declare the principal of, and premium, if any, on, or if debt securities of that series are original issue discount securities such lesser amount as may be specified in the terms of that series of debt securities, and unpaid interest, if any, accrued thereon to be due and payable immediately. However, upon specified conditions, the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding may rescind and annul any such declaration of acceleration and its consequences if:
•
our operating partnership has paid or deposited with the Trustee a sum of money sufficient to pay all required payments as specified in the Indenture, including payments of the principal of, any premium and interest on, and any Additional Amounts with respect to the debt securities of such series, and specified compensation, expenses, disbursement and advances of the Trustee; and

•
all Events of Default with respect to the debt securities of such series, other than the non-payment of principal of, any premium and interest on, and any Additional Amounts with respect to the debt securities of such series which have become due solely by such declaration of acceleration, have been cured or waived as provided in the Indenture.

The holders of a majority in aggregate principal amount of the outstanding debt securities of a series may waive any past default with respect to the debt securities of such series and its consequences, except:
•
a continuing default in the payment of the principal of, any premium or interest on, or any Additional Amounts with respect to, any debt security of such series, or

•
in the case of any debt securities which are convertible into or exchangeable for common equity or other securities or property, a continuing default in any such conversion or exchange, or

•
a continuing default in respect of a covenant or provision contained in the Indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of such series affected.

The Indenture provides that no holders of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to the Indenture or the debt securities of such series, or for the appointment of a receiver or Trustee, or for any remedy thereunder, except in the case of failure of the Trustee, for 60 days, to act after it has received written notice of an Event of Default with respect to such series from a holder of a debt security of such series, a written request to institute proceedings in respect of such Event of Default from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, as well as an offer of indemnity or security reasonably satisfactory to it, and no inconsistent direction has been given to the Trustee during such 60 day period by the holders of a majority in aggregate principal amount of the outstanding debt securities of that series. Notwithstanding any other provision of the Indenture, each holder of a debt security will have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, and any Additional Amounts on that debt security on the respective due dates for those payments, and in the case of any debt security which is convertible into or exchangeable for other securities or property, to convert or exchange as the case may be, such debt security in accordance with its terms, and to institute suit for the enforcement of those payments and any such right to convert or exchange, and this right shall not be impaired without the consent of such holder.
Subject to the provisions of the Trust Indenture Act requiring the Trustee, during the continuance of an Event of Default under the Indenture, to act with the requisite standard of care, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of debt securities of any series unless those holders have offered the Trustee indemnity or security reasonably satisfactory to it. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred upon the Trustee, provided that the direction would not conflict with any rule or law or with the Indenture or with any series of debt securities or involve the Trustee in personal liability, such direction would not be unduly prejudicial to the rights of any other holder of debt securities of that series (or the debt securities of any other series) not joining in such action, and the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. In the event the Trustee takes any action or follows any direction pursuant to the Indenture, the Trustee is entitled to indemnification or security satisfactory to it against any loss or expense caused by taking or not taking such action or following such direction.
Within 120 calendar days after the close of each fiscal year, our operating partnership must deliver to the Trustee an officer’s certificate stating whether or not such certifying officer has knowledge of any default under the Indenture and, if so, specifying each such default and the nature and status thereof.
Modification, Waivers and Meetings
The Indenture permits our operating partnership and the Trustee, with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series issued under the Indenture and affected by a modification or amendment (voting as separate classes), to modify or amend any of the provisions of the Indenture or of the debt securities of the applicable series or the rights of the holders of the debt securities of the applicable series under the Indenture. However, no modification or amendment shall, without the consent of the holder of each outstanding debt security affected thereby:
•
change the stated maturity of the principal of, or premium, if any, or any installment of interest, if any, on, or any Additional Amounts, if any, with respect to, any debt securities; or

•
reduce the principal of or any premium on any debt securities or reduce the rate (or modify the calculation of such rate) of interest on or the redemption or repurchase price of any debt securities, or any Additional Amounts payable with respect to any debt securities or related guarantee or change our operating partnership’s or any guarantor’s obligation to pay Additional Amounts; or

•
reduce the amount of principal of any original issue discount securities that would be due and payable upon acceleration of the maturity of any debt security; or

•
adversely affect any right of repayment or repurchase at the option of any holder; or

•
change any place where, or the currency in which, the principal of, any premium or interest on, or any Additional Amounts with respect to any debt securities or guarantees are payable; or

•
impair the holder’s right to institute suit to enforce the payment of any debt securities or guarantee on or after their stated maturity (or, in the case of redemption, on or after the redemption date, or on or after the date for a repayment or repurchase); or

•
reduce the percentage of the outstanding debt securities of any series whose holders must consent to any modification or amendment or any waiver of compliance with specific provisions of the Indenture or specified defaults under the Indenture and their consequences; or

•
reduce the requirements for a quorum or voting at a meeting of holders of the applicable debt securities; or

•
modify the sections of the Indenture setting forth the provisions of the Indenture that may not be amended without the consent of holders, or providing for the waiver of past defaults and the waiver of certain covenants, except to increase any such percentage or provide that certain other provisions of the Indenture cannot be modified or waived without the consent of holder of each outstanding debt security of such series; or

•
release a guarantor from any of the obligations under a guarantee except as permitted under the Indenture, or

•
make any change that adversely affects the right, if any, to convert or exchange any debt security for common equity or other securities or property; or

•
in the case of any debt security which is convertible into or exchangeable for common equity or other securities or property, impair the right to institute suit to enforce the right to convert or exchange such debt security in accordance with its terms; or

•
change the ranking of the debt securities of any series.

The Indenture also contains provisions permitting our operating partnership and any guarantor, as applicable, and the Trustee, without the consent of the holders of any debt securities, to modify or amend the Indenture, among other things:
•
to evidence a successor to our operating partnership or any guarantor, if applicable, as under the Indenture, or successive successions, and the assumption by any such successor of the covenants of our operating partnership or any guarantor; or

•
to add to the covenants of our operating partnership or any guarantor for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon our operating partnership or any guarantor in the Indenture; or

•
to change or eliminate any restrictions on the payment of principal of or any premium or interest on or any Additional Amounts with respect to any debt securities or any guarantee, provided any such action does not adversely affect the interest of the holders of debt securities of any series; or

•
to add to the Events of Default in a manner that benefits the holders of all or any series of debt securities issued under the Indenture; or

•
to establish the form or terms of debt securities of any series, and the form of the guarantee of debt securities of any series (provided that any such deletions, additions and changes shall not be applicable to any other series of debt securities then outstanding); or

•
to make any change necessary to comply with any requirement of the SEC in connection with the Indenture under the Trust Indenture Act; or

•
to provide for any guarantee of the holders of debt securities of a series, to secure the debt securities or to confirm and evidence the release, termination or discharge of any guarantee of or lien securing the debt securities which such release, termination or discharge is permitted by the Indenture; or

•
to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the Indenture by more than one trustee; or

•
to cure any ambiguity, defect or inconsistency in the Indenture; or

•
to make any change that would provide any additional rights or benefits to the holders of debt securities or that does not adversely affect the legal rights under the Indenture of any holder in any material respect; or

•
to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of debt securities; provided, that the action shall not adversely affect the interests of the holders of debt securities in any material respect; or

•
to provide for the issuance of additional debt securities, subject to the limitations established in the Indenture; or

•
to comply with the rules of any applicable depository or the rules or regulations of any securities exchange or automated quotation system on which any of the debt securities may be listed or traded; or

•
to add to or change any provisions of the Indenture to such extent as is necessary to permit or facilitate the issuance of debt securities in uncertificated form; or

•
to amend or supplement any provision contained in the Indenture, in any supplemental indenture or in any debt securities, provided that the amendment or supplement (i) does not (a) apply to any outstanding debt securities issued before the date of the amendment or supplement and entitled to the benefits of that provision, or (b) modify the rights of holders of any such debt securities with respect to such provision, or (ii) becomes effective only when no security described in clause (i)(a) is outstanding; or

•
to conform the terms of the Indenture or the debt securities of a series, as applicable, to the description thereof contained in any prospectus, prospectus supplement or other offering document relating to the offer and sale of such debt securities.

The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive our operating partnership’s compliance with some of the restrictive provisions of the Indenture, which may include covenants, if any, which are specified in the applicable prospectus supplement. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of all holders of debt securities of that series, waive any past default under the Indenture with respect to the debt securities of that series and its consequences, except a default which is continuing (i) in the payment of the principal of, or premium, if any, or interest, if any, on, and any Additional Amounts with respect to, the debt securities of that series, (ii) with respect to the conversion or exchange of a series of debt securities convertible or exchangeable into common equity of our operating partnership, or (iii) in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the affected series.
The Indenture contains provisions for convening meetings of the holders of a series of debt securities. A meeting may be called at any time by the Trustee, and also, upon our operating partnership’s or any guarantor’s request, or the request of holders of at least 10% in aggregate principal amount of the outstanding debt securities of any series. Notice of a meeting must be given in accordance with the provisions of the Indenture. Except for any consent which must be given by the holder of each outstanding debt security affected in the manner described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum, as described below, is present may be adopted by the affirmative vote of the holders of a majority in aggregate principal amount of the outstanding debt securities of the applicable series. However, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver, or other action which may be made, given or taken by the holders of a specified percentage, other than a majority, in aggregate principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of that specified percentage in aggregate principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the Indenture will be binding on all holders of debt securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in aggregate principal amount of the outstanding debt securities of the applicable series, subject to exceptions; provided, however, that if any action is to be taken at that meeting with respect to a consent or waiver which may be given by the holders of a supermajority in aggregate principal amount of the outstanding debt securities of a series, the persons holding or representing that specified supermajority percentage in aggregate principal amount of the outstanding debt securities of that series will constitute a quorum.
Merger, Consolidation or Sale
The Indenture provides that our operating partnership may merge or consolidate with or into, or sell, assign, convey, transfer or lease all or substantially all of its property and assets to, any other entity, provided that the following conditions are met:
•
our operating partnership shall be the continuing entity, or the successor entity (if other than our operating partnership) formed by or resulting from such consolidation or merger or which shall have received such sale, assignment, conveyance, transfer or lease of property and assets shall be domiciled in the United States, any state thereof or the District of Columbia and shall expressly assume by supplemental indenture payment of the principal of and interest on all of the debt securities and the due and punctual performance and observance of all of the covenants and conditions in the Indenture;

•
immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

•
either our operating partnership or the successor Person, in either case, shall have delivered to the Trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the Indenture and that all conditions precedent provided for relating to such transaction have been complied with.

In the event of any transaction described in and complying with the conditions listed in the immediately preceding paragraphs in which our operating partnership is not the continuing entity, the successor person formed or remaining shall succeed, and be substituted for, and may exercise every right and power of ours, and (except in the case of a lease) our operating partnership shall be discharged from its obligations under the debt securities and the Indenture.
Discharge, Defeasance and Covenant Defeasance
Satisfaction and Discharge
Upon our operating partnership’s direction, the Indenture shall cease to be of further effect with respect to the debt securities of any series specified by our operating partnership, subject to the survival of specified provisions of the Indenture (except for provisions that survive pursuant to the terms of the Indenture and the debt securities of such series), including (unless the accompanying prospectus supplement provides otherwise) our operating partnership’s obligation to repurchase such debt securities at the option of the holders thereof, if applicable, and our operating partnership’s, or any guarantor’s, if applicable, obligation to pay Additional Amounts in respect of such debt securities to the extent described below, when:
•
either

(A)
all outstanding debt securities of that series have been delivered to the Trustee for cancellation, subject to exceptions, or

(B)
all debt securities of that series have become due and payable or will become due and payable at their maturity within one year or are to be called for redemption within one year, and our operating partnership has irrevocably deposited with the Trustee, in trust, funds in the currency in which the debt securities of that series are payable in an amount sufficient to pay and discharge the entire indebtedness on the debt securities of that series, including the principal thereof and, premium, if any, and interest, if any, thereon, and, to the extent that (x) the debt securities of that series provide for the payment of Additional Amounts and (y) the amount of any Additional Amounts which are or will be payable is at the time of deposit reasonably determinable by our operating partnership, in the exercise of its sole discretion, those Additional Amounts, to the date of such deposit, if the debt securities of that series have become due and payable, or to the maturity or redemption date of the debt securities of that series, as the case may be;

and, in either case
•
our operating partnership has paid all other sums payable under the Indenture with respect to the debt securities of that series (including amounts payable to the Trustee); and

•
the Trustee has received an officer’s certificate and an opinion of counsel to the effect that all conditions precedent to the satisfaction and discharge of the Indenture in respect of the debt securities of such series have been satisfied.

If the debt securities of any series provide for the payment of Additional Amounts, our operating partnership or any guarantor, as applicable, will remain obligated, following the deposit described above, to pay Additional Amounts on those debt securities to the extent that they exceed the amount deposited in respect of those Additional Amounts as described above.
Defeasance and Covenant Defeasance
Unless otherwise specified in the applicable prospectus supplement, our operating partnership may elect with respect to the debt securities of the particular series either:
•
to defease and discharge itself and any guarantor from any and all obligations with respect to those debt securities (“legal defeasance”), except for, among other things:

(A)
the obligation to pay Additional Amounts, if any, upon the occurrence of specified events of taxation, assessment, or governmental charge with respect to payments on those debt securities to the extent that those Additional Amounts exceed the amount deposited in respect of those amounts as provided below;

(B)
the obligations to register the transfer or exchange of those debt securities;

(C)
the obligation to replace mutilated, destroyed, lost, or stolen debt securities;

(D)
the obligation to maintain an office or agent of our operating partnership in the continental United States, in respect of those debt securities;

(E)
the rights of holders of such outstanding debt securities to receive payments from moneys held in trust when such payments are due;

(F)
the obligation, if applicable, to repurchase those debt securities at the option of the holders thereof; and

(G)
the rights, powers, trusts, duties and immunities of the trustee; or

•
to be released from its obligations and the obligations of any guarantor with respect to those debt securities under

(A)
certain covenants in the Indenture related to the preservation of the rights (charter and statutory) and franchises of our operating partnership and (B) if applicable, other covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations shall not constitute a default or an Event of Default with respect to those debt securities (“covenant defeasance”), in either case upon the irrevocable deposit with the Trustee, in trust for that purpose, of an amount in the currency in which those debt securities are payable at maturity or, if applicable, upon redemption, and/or government obligations (as defined in the Indenture) which through the scheduled payment of principal and interest in accordance with their terms will provide money, in an amount sufficient, in the written opinion of a nationally recognized firm of independent public accountants, to pay the principal of and any premium and any interest on, and, to the extent that (x) those debt securities provide for the payment of Additional Amounts and (y) the amount of the Additional Amounts which are or will be payable is at the time of deposit reasonably determinable by our operating partnership, in the exercise of its reasonable discretion, the Additional Amounts with respect to, those debt securities, and any mandatory sinking fund or analogous payments on those debt securities, on the due dates for those payments. If the cash and government obligations deposited are sufficient to pay the outstanding debt securities of the applicable series on a particular redemption date, our operating partnership shall have given the Trustee irrevocable instructions to redeem those debt securities on that date.

The legal defeasance or covenant defeasance described above shall only be effective if, among other things:
•
it shall not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which our operating partnership is a party or is bound;

•
in the case of legal defeasance, our operating partnership shall have delivered to the Trustee an opinion of independent counsel confirming that:

(A)
our operating partnership has received from, or there has been published by, the Internal Revenue Service a ruling; or

(B)
since the date of the Indenture, there has been a change in applicable federal income tax law,

in either case to the effect that, and based on this ruling or change the opinion of counsel shall confirm that, the holders of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance had not occurred;
•
in the case of covenant defeasance, our operating partnership shall have delivered to the Trustee an opinion of independent counsel to the effect that the holders of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;

•
no Event of Default or default which with notice or lapse of time or both would become an Event of Default with respect to debt securities of the applicable series shall have occurred and be continuing on the date of the deposit into trust;

•
solely in the case of legal defeasance, no Event of Default arising from specified events of bankruptcy, insolvency, or reorganization with respect to our operating partnership or any guarantor or default which with notice or lapse of time or both would become such an Event of Default shall have occurred and be continuing during the period ending on the 91st day after the date of the deposit into trust; and

•
our operating partnership shall have delivered to the Trustee an officer’s certificate and legal opinion to the effect that all conditions precedent to the legal defeasance or covenant defeasance, as the case may be, have been satisfied.

In the event our operating partnership effects covenant defeasance with respect to debt securities of any series and those debt securities are declared due and payable because of the occurrence of any Event of Default other than an Event of Default with respect to the covenants as to which covenant defeasance has been effected, which covenants would no longer be applicable to the debt securities of that series after covenant defeasance, the amount of monies and/or government obligations deposited with the Trustee to effect covenant defeasance may not be sufficient to pay amounts due on the debt securities of that series at the time of any acceleration resulting from that Event of Default. However, our operating partnership would remain liable to make payment of those amounts due at the time of acceleration.
The applicable prospectus supplement may further describe the provisions, if any, permitting or restricting legal defeasance or covenant defeasance with respect to the debt securities of a particular series.
Concerning the Trustee
The Indenture provides that there may be more than one Trustee under the Indenture, each with respect to one or more series of debt securities. If there are different Trustees for different series of debt securities, each Trustee will be a Trustee of a trust or trusts separate and apart from the trust or trusts administered by any other Trustee under the Indenture. Unless otherwise indicated in any applicable prospectus supplement, any action permitted to be taken by a Trustee may be taken by such Trustee only with respect to the one or more series of debt securities for which it is the Trustee under the Indenture. Any Trustee under the Indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal of, and premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery (including authentication and delivery on original issuance of the debt securities) of, the debt securities of a series will be effected by the Trustee with respect to that series at an office designated by the Trustee.
We may maintain corporate trust relationships in the ordinary course of business with the Trustee. The Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to the provisions of the Trust Indenture Act, the Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of debt securities, unless offered indemnity or security satisfactory to it by the holder against the losses, damages, costs, expense and liabilities which might be incurred thereby.
Under the Trust Indenture Act, the Indenture is deemed to contain limitations on the right of the Trustee, should it become a creditor of our operating partnership, to obtain payment of claims in some cases or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee may engage in other transactions with our operating partnership. If it acquires any conflicting interest under the Trust Indenture Act relating to any of its duties with respect to the debt securities, however, it must eliminate the conflict or resign as Trustee.
Governing Law
The Indenture, the debt securities and any related guarantees will be governed by, and construed in accordance with, the laws of the State of New York, including New York General Obligations Law Section 5-1401.
Notices
All notices to holders of debt securities shall be validly given if in writing and mailed, first-class postage prepaid, or delivered electronically pursuant to the applicable procedures of the depositary, to them at their respective addresses in the register maintained by the trustee.

DESCRIPTION OF GUARANTEES
American Homes 4 Rent may guarantee (either fully and unconditionally or in a limited manner) the due and punctual payment of the principal of, and any premium and interest on, or other obligations related to, one or more series of debt securities of American Homes 4 Rent, L.P., whether at maturity, by acceleration, redemption, repayment or otherwise, in accordance with the terms of such guarantee and the applicable indenture. In case of the failure of American Homes 4 Rent, L.P. punctually to pay any principal, premium or interest on any guaranteed debt security, we will cause any such payment to be made as it becomes due and payable, whether at maturity, upon acceleration, redemption, repayment or otherwise, and as if such payment were made by American Homes 4 Rent, L.P. The particular terms of the guarantee, if any, will be set forth in a prospectus supplement relating to the guaranteed securities.

MATERIAL PROVISIONS OF MARYLAND LAW AND OF OUR DECLARATION OF TRUST AND BYLAWS
The following summary of certain provisions of Maryland law and our declaration of trust and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and to our declaration of trust and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”
Our Board of Trustees
Our declaration of trust and bylaws provide that the number of trustees of our company will not be less than two and, unless our bylaws are amended, not more than 15, and the number of trustees of our company may be increased or decreased pursuant to our bylaws by a vote of the majority of our entire board of trustees.
Pursuant to our declaration of trust and bylaws, each member of our board of trustees is elected by our shareholders to serve until the next annual meeting of shareholders and until his or her successor is duly elected and qualifies. Holders of our common shares have no right to cumulative voting in the election of trustees. Each trustee is elected by the vote of a majority of the votes cast with respect to the trustee at any meeting for the election of trustees at which a quorum is present, provided that if the number of persons lawfully nominated exceeds the number of trustees to be elected, the trustees shall be elected by the vote of a plurality of the votes cast at the meeting at which a quorum is present. Consequently, at each annual meeting of shareholders, the holders of a majority of our common shares are able to elect all of our trustees.
Removal of Trustees
In general, our declaration of trust provides that, subject to the rights of holders of one or more classes or series of preferred shares to elect or remove one or more trustees, a trustee may be removed only for cause (as defined in our declaration of trust) and only by the affirmative vote of holders of shares entitled to cast at least two-thirds of the votes entitled to be cast generally in the election of trustees. Except as described below, this provision, when coupled with the exclusive power of our board of trustees to fill vacant trusteeships, may preclude shareholders from removing incumbent trustees except for cause and by a substantial affirmative vote and filling the vacancies created by such removal with their own nominees.
Business Combinations
Under provisions of the MGCL that apply to Maryland real estate investment trusts, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances specified under the statute, an asset transfer or issuance or reclassification of equity securities) between a Maryland real estate investment trust and any interested shareholder, or an affiliate of such an interested shareholder, are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. Maryland law defines an interested shareholder as:
•
any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the trust’s outstanding voting shares; or

•
an affiliate or associate of the trust who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding voting shares of the trust.

A person is not an interested shareholder under the statute if the board of trustees approves in advance the transaction by which the person otherwise would have become an interested shareholder. In approving a transaction, however, the board of trustees may provide that its approval is subject to compliance at or after the time of the approval, with any terms and conditions determined by the board of trustees.
After the five-year prohibition, unless, among other conditions, the trust’s common shareholders receive a minimum price (as described under Maryland law) for their shares and the consideration is received in cash or in the same form as previously paid by the interested shareholder for its shares, any business combination between the trust and an interested shareholder generally must be recommended by the board of trustees and approved by the affirmative vote of at least:
•
80% of the votes entitled to be cast by holders of outstanding voting shares of the trust; and

•
two-thirds of the votes entitled to be cast by holders of voting shares of the trust other than shares held by the interested shareholder with whom (or with whose affiliate) the business combination is to be effected or shares held by an affiliate or associate of the interested shareholder.

These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a trust’s board of trustees prior to the time that the interested shareholder becomes an interested shareholder. As permitted by the MGCL, our board of trustees has adopted a resolution exempting any business combination between us and any other person from the provisions of this statute, provided that the business combination is first approved by our board of trustees (including a majority of trustees who are not affiliates or associates of such persons). However, our board of trustees may repeal or modify this resolution at any time in the future, in which case the applicable provisions of this statute will become applicable to business combinations between us and interested shareholders.
Control Share Acquisitions
Maryland law provides that “control shares” of a Maryland real estate investment trust acquired in a “control share acquisition” have no voting rights except to the extent approved at a special meeting of shareholders by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares in a Maryland real estate investment trust in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of trustees: (1) a person who makes or proposes to make a control share acquisition; (2) an officer of the trust; or (3) an employee of the trust who is also a trustee of the trust. “Control shares” are voting shares that, if aggregated with all other such shares previously acquired by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing trustees within one of the following ranges of voting power:
•
one-tenth or more but less than one-third;

•
one-third or more but less than a majority; or

•
a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A “control share acquisition” means the acquisition, directly or indirectly, of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in the MGCL), may compel our board of trustees to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the control shares. If no request for a special meeting is made, we may present the question at any shareholders meeting.
If voting rights of control shares are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by Maryland law, then, subject to certain conditions and limitations, the trust may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of shareholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a shareholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights, unless appraisal rights are eliminated under the declaration of trust. Our declaration of trust eliminates all appraisal rights of shareholders. The control share acquisition statute does not apply (1) to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction or (2) to acquisitions approved or exempted by the declaration of trust or bylaws of the trust.

Our bylaws contain a provision exempting from the control share acquisition statute any acquisition by any person of our shares. However, our bylaws may be amended, including by our board of trustees, to revise or eliminate this exemption at any time in the future.
Maryland Unsolicited Takeovers Act
Subtitle 8 of Title 3 of the MGCL permits a Maryland real estate investment trust with a class of equity securities registered under the Exchange Act and at least three independent trustees to elect to be subject, by provision in its declaration of trust or bylaws or a resolution of its board of trustees and notwithstanding any contrary provision in the declaration of trust or bylaws, to a classified board and certain other provisions. However, pursuant to a provision of our declaration of trust we will not elect to be subject to the provisions of Subtitle 8 of Title 3 of the MGCL or any successor statute. As described above, all of our trustees serve a one-year term.
Meetings of Shareholders
Pursuant to our bylaws, an annual meeting of our shareholders for the purpose of the election of trustees and the transaction of any business will be held on a date and at the time and place set by our board of trustees. Each of our trustees is elected by our shareholders to serve until the next annual meeting and until his or her successor is duly elected and qualifies under Maryland law. The next annual meeting of our shareholders will be held in 2024. In addition, our Chairman, Chief Executive Officer, President or our board of trustees may call a special meeting of our shareholders. Subject to the provisions of our bylaws, a special meeting of our shareholders to act on any matter that may properly be considered by our shareholders will also be called by our secretary upon the written request of shareholders entitled to cast a majority of all the votes entitled to be cast at the meeting on such matter, accompanied by the information required by our bylaws. Our secretary will inform the requesting shareholders of the reasonably estimated cost of preparing and mailing the notice of meeting (including our proxy materials), and the requesting shareholder must pay such estimated cost before our secretary may prepare and mail the notice of the special meeting.
Amendment of Our Declaration of Trust and Extraordinary Transactions
Under Title 8 of the MGCL, a Maryland real estate investment trust generally cannot amend its declaration of trust or merge with another entity unless declared advisable by a majority of the board of trustees and approved by the affirmative vote of shareholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter, is set forth in the real estate investment trust’s declaration of trust. Our declaration of trust provides that such actions (other than certain amendments to the provisions of our declaration of trust related to the removal of trustees, the restrictions on ownership and transfer of our shares and termination of the trust) may be taken if declared advisable by a majority of our board of trustees and approved by the vote of shareholders holding a majority of the votes entitled to be cast on the matter.
Our board of trustees has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.
Bylaws Amendments
Except as described below, our board of trustees has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.
Our bylaws also require shareholder approval prior to adoption of any shareholder rights plan — or “poison pill” — except under limited circumstances. This provision cannot be amended, altered or repealed without prior shareholder approval. We do not intend to adopt a shareholder rights plan.
Advance Notice of Trustee Nominations and New Business
Our bylaws provide that, with respect to an annual meeting of shareholders, nominations of individuals for election to our board of trustees and the proposal of other business to be considered by our shareholders at an annual meeting of shareholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of trustees or (3) by a shareholder who was a shareholder of record both at the time of giving of notice and at the time of the meeting, who is entitled to vote at the meeting on the election of the individual so nominated or such other business and who has complied with the advance notice procedures set forth in our bylaws, including a requirement to provide certain information about the shareholder and its affiliates and the nominee or business proposal, as applicable.
With respect to special meetings of shareholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to our board of trustees may be made at a special meeting of shareholders at which trustees are to be elected only (1) by or at the direction of our board of trustees or (2) provided that the special meeting has been properly called for the purpose of electing trustees, by a shareholder who was a shareholder of record both at the time of giving of notice and at the time of the meeting, who is entitled to vote at the meeting on the election of each individual so nominated and who has complied with the advance notice provisions set forth in our bylaws, including a requirement to provide certain information about the shareholder and its affiliates and the nominee.
Limitation of Trustees’ and Officers’ Liability and Indemnification
Title 8 of the MGCL permits a Maryland real estate investment trust to include in its declaration of trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our declaration of trust contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.
Title 8 of the MGCL permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted by the MGCL for directors and officers of a Maryland corporation. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or are threatened to be made a party by reason of their service in those or other capacities unless it is established that:
•
the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•
the director or officer actually received an improper personal benefit in money, property or services; or

•
in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of the corporation or if the director or officer was adjudged liable on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.
In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:
•
a written affirmation by such director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•
a written undertaking by such director or officer or on such director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director did not meet the standard of conduct.

Our declaration of trust and bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•
any individual who is a present or former trustee or officer of the trust and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; and

•
any individual who, while a trustee or officer of the trust and at the request of the trust, serves or has served as a director, officer, partner, trustee, member or manager of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

Our declaration of trust and bylaws also permit us, with the approval of our board of trustees, to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of our company or a predecessor of our company.
In addition, we have entered into indemnification agreements with each of our trustees and executive officers that provide for indemnification to the maximum extent permitted by Maryland law.
Insofar as the foregoing provisions permit indemnification of trustees, officers or persons controlling us for liability arising under the Securities Act, we have been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
REIT Qualification
Our declaration of trust provides that our board of trustees may revoke or otherwise terminate our REIT election, without approval of our shareholders, if it determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

RESTRICTIONS ON OWNERSHIP AND TRANSFER
In order to qualify as a REIT under the Code, our shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares (after taking into account options to acquire shares) may be owned, directly, indirectly or through attribution, by five or fewer individuals (as defined in the Code to include certain entities) at any time during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).
Due to limitations on the concentration of ownership of REIT shares imposed by the Code, subject to certain exceptions, our declaration of trust provides that:
•
no person may beneficially own more than 8.0% (in value or in number of shares, whichever is more restrictive) of the outstanding common shares, other than an “excepted holder” and a “designated investment entity”;

•
no “excepted holder,” which refers to certain members of the Hughes family, certain trusts established for the benefit of members of the Hughes family, certain related entities, as well as persons whose ownership of shares would cause members of the Hughes family to be deemed to own shares pursuant to application attribution rules under the Code, may own directly or indirectly common shares if, under the applicable tax attribution rules of the Code, (i) any single excepted holder who is treated as an individual would beneficially own more than 17.9% (in value or number, whichever is more restrictive) of any class or series of the outstanding common shares; (ii) any two excepted holders treated as individuals would beneficially own more than 25.9% (in value or number, whichever is more restrictive) of any class or series of the outstanding common shares; (iii) any three excepted holders treated as individuals would beneficially own more than 33.9% (in value or number, whichever is more restrictive) of any class or series of the outstanding common shares; (iv) any four excepted holders treated as individuals would beneficially own more than 41.9% (in value or number, whichever is more restrictive) of any class or series of the outstanding common shares; or (v) any five excepted holders treated as individuals would beneficially own more than 49.9% (in value or number, whichever is more restrictive) of any class or series of the outstanding common shares;

•
no “designated investment entity,” which refers to certain pension trusts, regulated investment companies and qualified investment managers may own no more than 9.9% (in value or in number of shares, whichever is more restrictive) of the outstanding common shares; and

•
no person may beneficially own more than 9.9% (in value or in number of shares, whichever is more restrictive) of any class or series of outstanding preferred shares.

Our declaration of trust defines a “designated investment entity” as:
•
an entity that is a pension trust that qualifies for look-through treatment under Section 856(h) of the Code;

•
an entity that qualifies as a regulated investment company under Section 851 of the Code; or

•
an entity (referred to in our declaration of trust as a “qualified investment manager”) that (i) for compensation engages in the business of advising others as to the value of securities or as to the advisability of investing in, purchasing or selling securities; (ii) purchases securities in the ordinary course of its business and not with the purpose or effect of changing or influencing control of the Company, nor in connection with or as a participant in any transaction having such purpose or effect, including any transaction subject to Rule 13d-3(b) of the Exchange Act; and (iii) has or shares voting power and investment power under the Exchange Act; so long as each beneficial owner of such entity, or in the case of a qualified investment manager holding shares solely for the benefit of its customers, each such customer, would satisfy the ownership limit described above, if such beneficial owner owned directly its proportionate share of the common shares that are held by such designated investment entity.

Our declaration of trust also prohibits any person from, among other matters:
•
beneficially owning equity shares if such ownership would result in our being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a year);

•
transferring equity shares if such transfer would result in our equity shares being owned by less than 100 persons, effective beginning on the date on which we first have 100 shareholders; and

•
beneficially owning equity shares if such beneficial ownership would otherwise cause us to fail to qualify as a REIT under the Code.

Beneficial ownership means ownership of our shares through the application of Section 544 of the Code, as modified by Sections 856(h)(1)(B) and 856(h)(3). Under Section 544 of the Code, if a person has an option to acquire stock, such stock is considered as owned by such person. Thus, the ownership limit in our declaration of trust applies to warrants for the purchase of our preferred shares, depositary shares representing preferred shares or common shares, as well as rights to purchase our common shares.
Our board of trustees may exempt a person from the 8.0% common share ownership limit, the 9.9% preferred share ownership limit, or the 9.9% designated investment entity limit, if such person submits to the board of trustees information satisfactory to the board of trustees, in its sole and absolute discretion:
•
demonstrating that such person is not an individual for purposes of Section 542(a)(2) of the Code (determined taking into account Section 856(h)(3)(A) of the Code); and

•
relevant to demonstrating that no person who is an individual for purposes of Section 542(a)(2) of the Code (determined taking into account Section 856(h)(3)(A) of the Code) would be considered to beneficially own equity shares in excess of the common share ownership limit, the preferred share ownership limit, the excepted holder limit, or the designated investment entity limit, as applicable, by reason of such person’s ownership of equity shares in excess of the common share ownership limit, the preferred share ownership limit, or the designated investment entity limit, as the case may be, pursuant to an exemption granted under the declaration of trust.

Prior to granting an exemption, our board of trustees, in its sole and absolute discretion, may require a ruling from the U.S. Internal Revenue Service (“IRS”) or an opinion of counsel, in either case in form and substance satisfactory to our board of trustees, in its sole and absolute discretion as it may deem necessary or advisable in order to determine or ensure our status as a REIT. Notwithstanding the receipt of any ruling or opinion, our board of trustees may impose such conditions or restrictions as it deems appropriate in connection with granting such exception; provided, however, that our board of trustees will not be obligated to require obtaining a favorable ruling or opinion in order to grant an exemption hereunder.
Our declaration of trust also provides that any ownership or purported transfer of our shares (whether or not such transfer is the result of a transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system) in violation of the foregoing restrictions will result in the shares owned or transferred in such violation being automatically transferred to one or more charitable trusts for the benefit of a charitable beneficiary and the purported owner or transferee acquiring no rights in such shares, except that any transfer that results in the violation of the restriction relating to our equity shares being beneficially owned by fewer than 100 persons will be void ab initio. In either case, the proposed transferee will not acquire any rights in those shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the purported transfer or other event that results in the transfer to the trust. Shares held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares held in the trust, will have no rights to dividends or other distributions and will have no rights to vote or other rights attributable to the shares held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or other distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Maryland law, the trustee will have the authority (i) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and (ii) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that our shares have been transferred to the trust, the trustee will sell the shares to a person, designated by the trustee, whose ownership of the shares will not violate the above ownership and transfer limitations. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows. The proposed transferee will receive the lesser of (i) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our declaration of trust) of the shares on the day of the event causing the shares to be held in the trust and (ii) the price per share received by the trustee (net of any commission and other expenses of sale) from the sale or other disposition of the shares. The trustee may reduce the amount payable to the proposed transferee by the amount of dividends and other distributions that have been paid to the proposed transferee and are owed by the proposed transferee to the trustee. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that our shares have been transferred to the trust, the shares are sold by the proposed transferee, then (i) the shares shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the proposed transferee received an amount for the shares that exceeds the amount he or she was entitled to receive, the excess shall be paid to the trustee upon demand.
In addition, shares held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (ii) the market price on the date we, or our designee, accept the offer, which we may reduce by the amount of dividends and distributions that have been paid to the proposed transferee and are owed by the proposed transferee to the trustee. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.
If a transfer to a charitable trust, as described above, would be ineffective for any reason to prevent a violation of the restriction, the transfer that would have resulted in such violation will be void ab initio, and the proposed transferee shall acquire no rights in those shares.
Any certificate representing our equity shares, and any notices delivered in lieu of certificates with respect to the issuance or transfer of uncertificated shares, will bear a legend referring to the restrictions described above. We do not expect to issue certificates representing our equity shares.
Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of our equity shares that will or may violate any of the foregoing restrictions on ownership and transfer, or any person who would have owned our equity shares that resulted in a transfer of shares to a charitable trust, is required to give written notice immediately to us, or in the case of a proposed or attempted transaction, to give at least 15 days’ prior written notice, and provide us with such other information as we may request in order to determine the effect of the transfer on our status as a REIT. The foregoing restrictions on ownership and transfer will not apply if our board of trustees determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.
Every owner of more than 5% (or any lower percentage as required by the Code or the regulations promulgated thereunder) in number or value of the outstanding equity shares, within 30 days after the end of each taxable year, is required to give us written notice, stating his or her name and address, the number of shares of each class and series of our equity shares that he or she beneficially owns and a description of the manner in which the shares are held. Each of these owners must provide us with additional information that we may request in order to determine the effect, if any, of his or her beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each shareholder will upon demand be required to provide us with information that we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine our compliance.
These ownership limitations could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common shares or otherwise be in the best interest of our shareholders.

BOOK-ENTRY SECURITIES
We may issue the securities offered by means of this prospectus in whole or in part in book-entry form, meaning that beneficial owners of the securities will not receive certificates representing their ownership interests in the securities, except in the event the book-entry system for the securities is discontinued. If securities are issued in book entry form, they will be evidenced by one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to the securities. DTC is expected to serve as depository. Unless and until it is exchanged in whole or in part for the individual securities represented thereby, a global security may not be transferred except as a whole by the depository for the global security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by the depository or any nominee of such depository to a successor depository or a nominee of such successor. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a class or series of securities that differ from the terms described here will be described in the applicable prospectus supplement.
Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the following provisions will apply to depository arrangements.
Upon the issuance of a global security, the depository for the global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual securities represented by such global security to the accounts of persons that have accounts with such depository, who are called “participants.” Such accounts shall be designated by the underwriters, dealers or agents with respect to the securities or by us if the securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to the depository’s participants or persons that may hold interests through such participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depository or its nominee (with respect to beneficial interests of participants) and records of the participants (with respect to beneficial interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.
So long as the depository for a global security or its nominee is the registered owner of such global security, such depository or nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the applicable instrument defining the rights of a holder of the securities. Except as provided below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual securities of the series represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such securities in definitive form and will not be considered the owners or holders thereof under the applicable instrument defining the rights of the holders of the securities.
Payments of amounts payable with respect to individual securities represented by a global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the global security representing such securities. None of us, our officers and board members or any trustee, paying agent or security registrar for an individual series of securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
We expect that the depository for a series of securities offered by means of this prospectus or its nominee, upon receipt of any payment of principal, premium, interest, dividend or other amount in respect of a permanent global security representing any of such securities, will immediately credit its participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security for such securities as shown on the records of such depository or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Such payments will be the responsibility of such participants.

If a depository for a series of securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by us within 90 days, we will issue individual securities of such series in exchange for the global security representing such series of securities. In addition, we may, at any time and in our sole discretion, subject to any limitations described in the applicable prospectus supplement relating to such securities, determine not to have any securities of such series represented by one or more global securities and, in such event, will issue individual securities of such series in exchange for the global security or securities representing such series of securities.

PLAN OF DISTRIBUTION
Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we and our operating partnership may sell the securities offered pursuant to this prospectus to or through one or more underwriters or dealers, or we and our operating partnership may sell the securities to investors directly or through agents. Any such underwriter, dealer or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. We and our operating partnership may sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.
Underwriters may offer and sell the securities at a fixed price or prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We and our operating partnership also may, from time to time, authorize dealers or agents to offer and sell the securities upon such terms and conditions as may be set forth in the applicable prospectus supplement. In connection with the sale of any of the securities, underwriters may receive compensation from us or our operating partnership in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents.
The securities may also be sold in one or more of the following transactions: (i) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of such shares as agent, but may position and resell all or a portion of the block as principal to facilitate the transaction; (ii) purchases by any such broker-dealer as principal, and resale by such broker-dealer for its own account pursuant to a prospectus supplement; (iii) a special offering, an exchange distribution or a secondary distribution in accordance with applicable NYSE or other stock exchange, quotation system or over-the-counter market rules; (iv) ordinary brokerage transactions and transactions in which any such broker-dealer solicits purchasers; (v) sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for such shares; and (vi) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.
Any underwriting compensation paid by us or our operating partnership to underwriters or agents in connection with the offering of the securities, and any discounts or concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.
Underwriters, dealers and agents may be entitled, under agreements entered into with us and/or our operating partnership, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act of 1933, as amended. Unless otherwise set forth in an accompanying prospectus supplement, the obligations of any underwriters to purchase any of the securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such securities, if any are purchased.
Underwriters, dealers and agents may engage in transactions with, or perform services for, us, our operating partnership and our affiliates in the ordinary course of business.
If indicated in the prospectus supplement, we or our operating partnership may authorize underwriters or other agents to solicit offers by institutions to purchase securities from us or our operating partnership pursuant to contracts providing for payment and delivery on a future date. Institutions with which we may make these delayed delivery contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchaser under any such delayed delivery contract will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility with regard to the validity or performance of these delayed delivery contracts.

Any securities may or may not be listed on a national securities exchange. In connection with the offering of the securities hereby which are listed on a national securities exchange, certain underwriters and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable securities. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which such persons may bid for or purchase securities for the purpose of stabilizing their market price. The underwriters in an offering of securities may also create a “short position” for their account by selling more securities in connection with the offering than they are committed to purchase from us or our operating partnership. In such case, the underwriters could cover all or a portion of such short position by either purchasing securities in the open market following completion of the offering of such securities or by exercising any over-allotment option granted to them by us or our operating partnership. In addition, the managing underwriter may impose “penalty bids” under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession with respect to securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market. None of such transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.
We and our operating partnership may sell the securities in exchange in whole or part for consideration other than cash. This consideration may consist of services or products, whether tangible or intangible, and including services or products we may use in our business; outstanding debt or equity securities of our company or one or more of its subsidiaries; debt or equity securities or assets of other companies, including in connection with investments, joint ventures or other strategic transactions, or acquisitions; release of claims or settlement of disputes; and satisfaction of obligations, including obligations to make payments to distributors or other suppliers and payment of interest on outstanding obligations. We or our operating partnership may sell the securities as part of a transaction in which outstanding debt or equity securities of our company or one or more of our subsidiaries are surrendered, converted, exercised, canceled or transferred.
Our Class A common shares are listed on the NYSE under the symbol “AMH.” Any securities that we or our operating partnership issue, other than Class A common shares, will be new issues of securities with no established trading market and may or may not be listed on a national securities exchange, quotation system or over-the-counter market. Any underwriters or agents to or through which securities are sold by us or our operating partnership may make a market in such securities, but such underwriters or agents will not be obligated to do so and any of them may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or trading market for any securities sold by us or our operating partnership.

SELLING SECURITYHOLDERS
Information about any selling securityholders may be added to this prospectus pursuant to a prospectus supplement.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a general discussion of the material U.S. federal income tax considerations relating to our qualification and taxation as a REIT, and the acquisition, holding, and disposition of our Class A common shares, preferred shares, and depositary shares (together with our common shares and preferred shares, the “shares”), as well as our warrants and rights. A summary of the U.S. federal income tax considerations to you as a prospective holder of a particular series of our operating partnership’s debt securities will be included in the applicable prospectus supplement. For purposes of the following discussion, references to “our Company,” “the Company,” “we,” and “us” mean only American Homes 4 Rent and not its subsidiaries or affiliates. This discussion is based upon the Code, the U.S. Treasury Regulations, rulings and other administrative interpretations and practices of the IRS (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings), and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and will not seek an advance ruling from the IRS regarding any matter discussed in this section. The discussion is also based upon the assumption that we will operate the Company and its subsidiaries and affiliated entities in accordance with their applicable organizational documents. This discussion is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances, or to investors subject to special tax rules, including:
•
financial institutions;

•
pass-through entities (such as entities treated as partnerships for U.S. federal income tax purposes);

•
persons acting as nominees or otherwise not as beneficial owners;

•
insurance companies;

•
broker-dealers;

•
except to the extent described in the discussion below entitled “— Taxation of U.S. Shareholders —  Taxation of Tax-Exempt Shareholders,” tax-exempt organizations;

•
dealers in securities or currencies;

•
traders in securities that elect to use a mark to market method of accounting;

•
persons that hold shares as part of a straddle, hedge, constructive sale, conversion transaction, or other integrated transaction for U.S. federal income tax purposes;

•
regulated investment companies (“RICs”);

•
REITs;

•
certain U.S. expatriates;

•
foreign (non-U.S.) governments;

•
except to the extent described in the discussion below entitled “— Taxation of Non-U.S. Shareholders,” non-U.S. shareholders (as defined below);

•
U.S. shareholders whose “functional currency” is not the U.S. dollar;

•
persons who acquired their shares through the exercise of stock options or otherwise in connection with compensation;

•
persons who do not hold their shares as a capital asset within the meaning of Section 1221 of the Code; and

•
for purposes of the discussion below entitled “— Taxation of U.S. Shareholders,” persons subject to the alternative minimum tax under the Code.

For purposes of this discussion, a “U.S. shareholder” means a beneficial owner of shares that is:
•
an individual who is a citizen or resident of the United States for U.S. federal income tax purposes;

•
an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust that (A) is subject to the supervision of a court within the United States and the control of one or more U.S. persons or (B) was in existence on August 20, 1996, was treated as a U.S. person prior to such date and has a valid election in place to continue to be treated as a U.S. person, as defined in the Code.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares, the tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. Any partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes, and the partners in such partnership (as determined for U.S. federal income tax purposes), should consult their tax advisors.
This discussion of material U.S. federal income tax considerations is not binding on the IRS. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any described herein.
THE U.S. FEDERAL INCOME TAX RULES APPLICABLE TO HOLDING AND DISPOSING SHARES, AND TO REITS GENERALLY, ARE HIGHLY TECHNICAL AND COMPLEX. HOLDERS OF SHARES ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE OWNERSHIP OF SHARES, AND THE COMPANY’S QUALIFICATION AS A REIT, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX LAWS, AND POTENTIAL CHANGES IN APPLICABLE TAX LAWS, IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.
The U.S. federal income tax treatment of holders of our shares depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority is available. In addition, the tax consequences to any particular shareholder of holding our shares will depend on the shareholder’s particular tax circumstances. You should consult your tax advisor regarding the U.S. federal, state, local and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging, or otherwise disposing of our shares, our election to be taxed as a REIT for U.S. federal income tax purposes, and potential changes in applicable law.
Taxation of the Company as a REIT
General
We elected to be taxed as a REIT commencing with our first taxable year ended December 31, 2012. A REIT generally is not subject to U.S. federal income tax on the income that it distributes to shareholders provided that the REIT meets the applicable REIT distribution requirements and other requirements for qualification as a REIT under the Code. We believe that we have been organized and operated in a manner so as to satisfy the requirements for qualification and taxation as a REIT under the Code, and we intend to continue to be organized and operated in a manner that will allow us to continue to meet the requirements for qualification and taxation as a REIT under the Code.
Qualification and taxation as a REIT depends upon our ability to meet the various qualification tests imposed under the Code, including through our actual annual (or in some cases quarterly) operating results, requirements relating to income, asset ownership, distribution levels and diversity of share ownership, and the various other REIT qualification requirements imposed under the Code. Given the complex nature of the REIT qualification requirements, the ongoing importance of factual determinations and the possibility of future changes in our circumstances, we cannot provide any assurances that we have been or will be organized or operated in a manner so as to satisfy the requirements for qualification and taxation as a REIT under the Code, or that we will meet in the future the requirements for qualification and taxation as a REIT. See “— Failure to Qualify as a REIT.”
The sections of the Code that relate to our qualification and operation as a REIT are highly technical and complex. This discussion sets forth the material aspects of the sections of the Code that govern the U.S. federal income tax treatment of a REIT and its shareholders.

Taxation
For each taxable year in which we qualify for taxation as a REIT, we generally will not be subject to U.S. federal corporate income tax on our “REIT taxable income” (generally, taxable income subject to specified adjustments, including a deduction for dividends paid and excluding our net capital gain) that is distributed currently to our shareholders. This treatment substantially eliminates the “double taxation” at the corporate and shareholder levels that generally results from an investment in a non-REIT “C” corporation. A non-REIT “C” corporation is a corporation that generally is required to pay tax at the corporate level. Double taxation means taxation once at the corporate level when the income is earned and once again at the shareholder level when the income is distributed. In general, the income that we generate is taxed only at the shareholder level upon a distribution of dividends to our shareholders.
U.S. shareholders generally will be subject to taxation on dividends distributed by us (other than designated capital gain dividends and “qualified dividend income”) at rates applicable to ordinary income, instead of at lower capital gain rates. For taxable years beginning before January 1, 2026, generally, U.S. shareholders that are individuals, trusts or estates may deduct 20% of the aggregate amount of ordinary dividends distributed by us, subject to certain limitations. Capital gain dividends and qualified dividend income will continue to be subject to a maximum 20% rate.
Any net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to our shareholders, subject to special rules for certain items such as the capital gains that we recognize.
Even if we qualify for taxation as a REIT, we will be subject to U.S. federal income tax in the following circumstances:
1.
We will be taxed at regular corporate rates on any undistributed “REIT taxable income.”

2.
If we elect to treat property that we acquire in connection with certain leasehold terminations as “foreclosure property,” we may thereby avoid (a) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) as discussed below; and (b) the inclusion of any income from such property not qualifying for purposes of the gross income tests discussed below. Income from the sale or operation of the property may be subject to U.S. federal corporate income tax at the highest applicable rate (currently 21%).

3.
Our net income from “prohibited transactions” will be subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than foreclosure property. See “— Gross Income Tests — Income from Prohibited Transactions.”

4.
If we fail to satisfy either the 75% gross income test or the 95% gross income test, as discussed below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our qualification as a REIT because of specified cure provisions, we will be subject to a 100% tax on an amount equal to (a) the greater of (1) the amount by which we fail the 75% gross income test or (2) the amount by which we fail the 95% gross income test, as the case may be, multiplied by (b) a fraction intended to reflect our profitability.

5.
We will be subject to a 4% nondeductible excise tax on the excess of the required distribution over the sum of amounts actually distributed, excess distributions from the preceding taxable year and amounts retained for which U.S. federal income tax was paid, if we fail to make the required distributions by the end of a calendar year. The required distributions for each calendar year is equal to the sum of: 85% of our REIT ordinary income for the year; 95% of our REIT capital gain net income for the year other than capital gains we elect to retain and pay tax on as described below; and any undistributed taxable income from prior taxable years.

6.
We will be subject to a 100% penalty tax on certain rental income we receive when a taxable REIT subsidiary provides services to our tenants, on certain expenses deducted by a taxable REIT subsidiary on payments made to us and on income for services rendered to us by a taxable REIT subsidiary, if the arrangements among us, our tenants, and our taxable REIT subsidiaries do not reflect arm’s-length terms.
7.
If we acquire any assets from a non-REIT “C” corporation in a transaction in which the basis of the assets in our hands is determined by reference to the basis of the asset in the hands of the non-REIT “C” corporation, we would be liable for corporate income tax, at the highest applicable corporate rate, for the “built-in gain” with respect to those assets if we dispose of those assets in a taxable transaction during the five-year period beginning on the day the asset was transferred to us by the non-REIT “C” corporation. To the extent that assets are transferred to us in a carry-over basis transaction by a partnership in which a corporation owns an interest, we will be subject to this tax in proportion to the non-REIT “C” corporation’s interest in the partnership. Built-in gain is the amount by which an asset’s fair market value exceeds its adjusted tax basis at the time we acquire the asset. The results described in this paragraph assume that the non-REIT “C” corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired by us. Any gain from the sale of property acquired by us from a non-REIT “C” corporation in an exchange under Section 1031 (a like kind exchange) or Section 1033 (an involuntary conversion) of the Code would be excluded from the application of this built-in gain tax.

8.
We may elect to retain and pay U.S. federal income tax on our net long-term capital gain. In that case, a U.S. shareholder would include its proportionate share of our undistributed long-term capital gain (to the extent that we make a timely designation of such gain to the shareholder) in its income, would be deemed to have paid the tax we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the basis of the U.S. shareholder in our shares.

9.
If we violate the asset tests (other than certain de minimis violations) or other requirements applicable to REITs, as described below, but our failure is due to reasonable cause and not due to willful neglect and we nevertheless maintain our REIT qualification because of specified cure provisions, we will be subject to a tax equal to the greater of $50,000 or the amount determined by multiplying the net income generated by such non-qualifying assets by the highest rate of tax applicable to non-REIT “C” corporations during periods when such assets would have caused us to fail the asset test.

10.
If we fail to satisfy a requirement under the Code which would result in the loss of our REIT qualification, other than a failure to satisfy a gross income test, or an asset test as described in paragraph 10 above, but nonetheless maintain our qualification as a REIT because the requirements of certain relief provisions are satisfied, we will be subject to a penalty of $50,000 for each such failure.

11.
If we fail to comply with the requirements to send annual letters to our shareholders requesting information regarding the actual ownership of our shares and the failure was not due to reasonable cause or was due to willful neglect, we will be subject to a $25,000 penalty or, if the failure is intentional, a $50,000 penalty.

12.
The earnings of any subsidiaries that are non-REIT “C” corporations, including any taxable REIT subsidiary, are subject to U.S. federal corporate income tax.

Notwithstanding our qualification as a REIT, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local, and foreign income, property and other taxes on our assets, operations and/or net worth. We could also be subject to tax in situations and on transactions not presently contemplated.
Requirements for Qualification as a REIT
The Code defines a “REIT” as a corporation, trust or association:
1.
that is managed by one or more trustees or directors;

2.
that issues transferable shares or transferable certificates to evidence its beneficial ownership;

3.
that would be taxable as a domestic corporation but for Sections 856 through 859 of the Code;

4.
that is neither a financial institution nor an insurance company within the meaning of certain provisions of the Code;

5.
that is beneficially owned by 100 or more persons;

6.
in which not more than 50% in value of the outstanding shares or other beneficial interest of which is owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities and as determined by applying certain attribution rules) during the last half of each taxable year;

7.
that makes an election to be a REIT for the current taxable year, or has made such an election for a previous taxable year that has not been revoked or terminated, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

8.
that uses a calendar year for U.S. federal income tax purposes;

9.
that meets other applicable tests, described below, regarding the nature of its income and assets and the amount of its distributions; and

10.
that has no earnings and profits from any non-REIT taxable year at the close of any taxable year.

The Code provides that conditions (1), (2), (3) and (4) above must be met during the entire taxable year and condition (5) above must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Condition (6) must be met during the last half of each taxable year. For purposes of determining share ownership under condition (6) above, a supplemental unemployment compensation benefits plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes generally is considered an individual. However, a trust that is a qualified trust under Code Section 401(a) generally is not considered an individual, and beneficiaries of a qualified trust are treated as holding shares of a REIT in proportion to their actuarial interests in the trust for purposes of condition (6) above. If we fail to satisfy these share ownership requirements, we will fail to qualify as a REIT unless we qualify for certain relief provisions described in the following paragraph.
To monitor our compliance with condition (6) above, we are generally required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of certain specified percentages of our shares pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include in gross income the dividends paid by us). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. A shareholder that fails or refuses to comply with the demand is required by Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of our shares and other information. If we comply with the record-keeping requirement and we do not know or, exercising reasonable diligence, would not have known of our failure to meet condition (6) above, then we will be treated as having met condition (6) above.
For purposes of condition (8), we adopted December 31 as our year end, and thereby satisfy this requirement.
Effect of Subsidiary Entities
Ownership of Interests in Partnerships and Limited Liability Companies.   In the case of a REIT which is a partner in a partnership or a member in a limited liability company treated as a partnership for U.S. federal income tax purposes, Treasury Regulations provide that the REIT will be deemed to own its pro rata share of the assets of the partnership or limited liability company, as the case may be, based on its capital interest in such partnership or limited liability company. Also, the REIT will be deemed to be entitled to the income of the partnership or limited liability company attributable to its pro rata share of the assets of that entity. The assets and gross income of the partnership or limited liability company retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. Thus, our pro rata share of the assets and items of income of our operating partnership, including our operating partnership’s share of these items of any partnership or limited liability company in which our operating partnership owns an interest, are treated as our assets and items of income for purposes of applying the requirements described in this prospectus, including the income and asset tests described below.
We have included a brief summary of the rules governing the U.S. federal income taxation of partnerships and limited liability companies and their partners or members below in “— Tax Aspects of Our Ownership of Interests in our Operating Partnership and other Partnerships and Limited Liability Companies.” We believe that we have operated and we intend to continue to operate our operating partnership and the subsidiary partnerships and limited liability companies in which our operating partnership invests in a manner consistent with the requirements for our qualification and taxation as a REIT. We have interests in several joint ventures in which we are a non-managing member in a limited liability company. In the future, we may be a limited partner or non-managing member in some of our partnerships and limited liability companies. If such a partnership or limited liability company were to take actions which could jeopardize our qualification as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a REIT income or asset test, and that we would not become aware of such action in a time frame that would allow us to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless entitled to relief, as described below.
Under the Bipartisan Budget Act of 2015, liability is imposed on the partnership (rather than its partners) for adjustments to reported partnership taxable income resulting from audits or other tax proceedings. The liability can include an imputed underpayment of tax, calculated by using the highest marginal U.S. federal income tax rate, as well as interest and penalties on such imputed underpayment of tax. Using certain rules, partnerships may be able to transfer these liabilities to their partners. In the event any adjustments are imposed by the IRS on the taxable income reported by any subsidiary partnerships, we intend to utilize certain rules to the extent possible to allow us to transfer any liability with respect to such adjustments to the partners of the subsidiary partnerships who should properly bear such liability. However, there is no assurance that we will qualify under those rules or that we will have the authority to use those rules under the operating agreements for certain of our subsidiary partnerships.
Ownership of Interests in Qualified REIT Subsidiaries.   We may own 100% of the stock of one or more corporations that are qualified REIT subsidiaries. We currently do not have any qualified REIT subsidiaries. A corporation will qualify as a qualified REIT subsidiary if we own 100% of its stock and it is not a taxable REIT subsidiary. A qualified REIT subsidiary will not be treated as a separate corporation, and all assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary will be treated as our assets, liabilities and such items (as the case may be) for all purposes of the Code, including the REIT qualification tests. For this reason, references in this discussion to our income and assets should be understood to include the income and assets of any qualified REIT subsidiary we own. Our ownership of the voting stock of a qualified REIT subsidiary will not violate the restrictions against ownership of securities of any one issuer which constitute more than 10% of the voting power or value of such issuer’s securities or more than 5% of the value of our total assets, as described below in “— Asset Tests.”
Ownership of Interests in Taxable REIT Subsidiaries.   In general, we may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat such subsidiary corporation as a taxable REIT subsidiary. We currently have one taxable REIT subsidiary. A taxable REIT subsidiary of ours is a corporation other than a REIT in which we directly or indirectly hold stock, and that has made a joint election with us to be treated as a taxable REIT subsidiary under Section 856(l) of the Code. A taxable REIT subsidiary also includes any corporation other than a REIT in which a taxable REIT subsidiary of ours owns, directly or indirectly, securities (other than certain “straight debt” securities), which represent more than 35% of the total voting power or value of the outstanding securities of such corporation. For purposes of the following discussion, the term “taxable REIT subsidiary” includes subsidiaries of the taxable REIT subsidiaries. Other than some activities relating to lodging and health care facilities, a taxable REIT subsidiary may generally engage in any business, including the provision of customary or non-customary services to our tenants without causing us to receive impermissible tenant service income under the REIT gross income tests. A taxable REIT subsidiary is required to pay regular U.S. federal income tax, and state and local income tax where applicable, as a non-REIT “C” corporation. In addition, a taxable REIT subsidiary may be prevented from deducting interest on debt funded directly or indirectly by us if certain tests regarding the taxable REIT subsidiary’s debt to equity ratio and interest expense are not satisfied. If dividends are paid to us by our taxable REIT subsidiaries, then a portion of the dividends we distribute to shareholders who are taxed at individual rates will generally be eligible for taxation at lower capital gains rates, rather than at ordinary income rates. See “— Taxation of U.S. Shareholders — Taxation of Taxable U.S. Shareholders — Qualified Dividend Income.”
Generally, a taxable REIT subsidiary can perform impermissible tenant services without causing us to receive impermissible tenant services income under the REIT income tests. However, several provisions applicable to the arrangements between us and our taxable REIT subsidiaries ensure that such taxable REIT subsidiaries will be subject to an appropriate level of U.S. federal income taxation. For example, we will be obligated to pay a 100% penalty tax on some payments we receive from, or on certain expenses deducted by, or service income imputed to, our taxable REIT subsidiaries if the economic arrangements between us, our tenants and such taxable REIT subsidiaries are not comparable to similar arrangements among unrelated parties. Our taxable REIT subsidiaries, and any future taxable REIT subsidiaries acquired by us, may make payments to us and to third parties in connection with activities related to our properties. There can be no assurance that the IRS might not seek to impose the 100% excise tax on a portion of payments received by us from, or expenses deducted by, or service income imputed to, our taxable REIT subsidiaries.
As discussed in greater detail below, in certain circumstances, we transfer to our taxable REIT subsidiaries homes or portfolios of homes the sale of which may not qualify for the safe harbor for prohibited transactions. In connection with those transfers, any post-transfer operating income recognized by the applicable taxable REIT subsidiary in respect of such homes and any gain recognized by the applicable taxable REIT subsidiary on a subsequent sale of such homes will be subject to a corporate level tax. In addition, if such homes are transferred by our operating partnership to one of our taxable REIT subsidiaries in a tax-deferred transaction under Section 351 of the Code and there is built-in loss in such homes, the applicable taxable REIT subsidiary would not recognize the built-in loss on a subsequent sale of such homes, unless our operating partnership were to elect to reduce its stock basis in the applicable taxable REIT subsidiary (which would cause the partners of our operating partnership to reduce their bases in their partnership interests) by the amount of the built-in loss. See “— Gross Income Tests — Income from Prohibited Transactions.”
Gross Income Tests
To qualify as a REIT, we must satisfy two gross income tests which are applied on an annual basis. First, in each taxable year at least 75% of our gross income, excluding gross income from sales of inventory or dealer property in “prohibited transactions” and certain hedging and foreign currency transactions, must be derived from investments relating to real property or mortgages on real property, including:
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“rents from real property”;

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dividends or other distributions on, and gain from the sale of, shares in other REITs;

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gain from the sale of real property or mortgages on real property, in either case, not held for sale to customers;

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interest income derived from mortgage loans secured by real property and interests in real property (and certain loans partially secured by personal property);

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income attributable to temporary investments of new capital in stocks and debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or issuance of debt obligations with at least a five-year term; and

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gain from the sale of a debt instrument issued by a “publicly offered REIT” (i.e., a REIT that is required to file annual and periodic reports with the SEC under the Exchange Act) unless the debt instrument is secured by real property or an interest in real property, is not treated as qualifying income for purposes of the 75% income test.
Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging transactions, must be derived from some combination of income that qualifies under the 75% gross income test described above, as well as (a) other dividends, (b) interest, and (c) gain from the sale or disposition of shares or securities, in either case, not held for sale to customers.
Rents from Real Property.   Rents we receive will qualify as “rents from real property” for the purpose of satisfying the gross income requirements for a REIT described above only if several conditions are met. These conditions relate to the identity of the tenant, the computation of the rent payable, and the nature of the property lease.
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First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of receipts or sales;

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Second, we, or an actual or constructive owner of 10% or more in value of our shares, must not actually or constructively own 10% or more of the interests in the tenant, or, if the tenant is a corporation, 10% or more of the voting power or value of all classes of stock of the tenant. Rents received from such tenant that is a taxable REIT subsidiary, however, will not be excluded from the definition of “rents from real property” as a result of this condition if either (i) at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are comparable to rents paid by our other tenants for comparable space or (ii) the property is a qualified lodging or qualified health care facility and such property is operated on behalf of the taxable REIT subsidiary by a person who is an “eligible independent contractor” (as described below) and certain other requirements are met;

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Third, rent attributable to personal property, leased in connection with a lease of real property, must not be greater than 15% of the total rent received under the lease. If this requirement is not met, then the portion of rent attributable to personal property will not qualify as “rents from real property”; and

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Fourth, for rents to qualify as rents from real property for the purpose of satisfying the gross income tests, we generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an “independent contractor” who is adequately compensated and from whom we derive no revenue or through a taxable REIT subsidiary. To the extent that impermissible services are provided by an independent contractor, the cost of the services generally must be borne by the independent contractor. We anticipate that any services we provide directly to tenants will be “usually or customarily rendered” in connection with the rental of space for occupancy only and not otherwise considered to be provided for the tenants’ convenience. We may provide a minimal amount of “non-customary” services to tenants of some of our properties, other than through an independent contractor or taxable REIT subsidiary, but we believe that our income from these services has not and will not in the future exceed 1% of our total gross income from any such property. If the impermissible tenant services income exceeds 1% of our total income from a property, then all of the income from that property will fail to qualify as rents from real property. If the total amount of impermissible tenant services income does not exceed 1% of our total income from the property, the services will not “taint” the other income from the property (that is, it will not cause the rent paid by tenants of that property to fail to qualify as rents from real property), but the impermissible tenant services income will not qualify as rents from real property. We are deemed to have received income from the provision of impermissible services in an amount equal to at least 150% of our direct cost of providing the service.

We generally lease our properties to tenants that are individuals. Our leases typically have a term of at least one year and require the tenant to pay fixed rent. We do not currently lease and we do not anticipate leasing significant amounts of personal property pursuant to our leases.
We monitor (and intend to continue to monitor) the activities provided at, and the non-qualifying income arising from, our properties and believe that we have not provided services at levels that will cause us to fail to meet the gross income tests. We provide services and may provide access to third party service providers at some or all of our properties. Based upon our experience in the markets where the properties are located, we believe that all access to service providers and services provided to tenants by us (other than through a qualified independent contractor or a taxable REIT subsidiary) either are usually or customarily rendered in connection with the rental of real property and not otherwise considered rendered to the occupant, or, if considered impermissible services, will not result in an amount of impermissible tenant service income that will cause us to fail to meet the gross income test requirements. However, we cannot provide any assurance that the IRS will agree with these positions.
Interest Income.   Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property or an interest in real property. Except as provided in the next sentence below, if we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. In the case of real estate mortgage loans that are secured by both real property and personal property, if the fair market value of such personal property does not exceed 15% of the total fair market value of all property securing the loan, then the personal property securing the loan will be treated as real property for purposes of determining whether the interest income on such loan is qualifying income for purposes of the 75% gross income test.
Under the Code, if the terms of a loan are modified in a manner constituting a “significant modification,” such modification triggers a deemed exchange of the original loan for the modified loan. Revenue Procedure 2014-51 provides a safe harbor pursuant to which we will not be required to redetermine the fair market value of the real property securing a loan for purposes of the gross income and asset tests in connection with a loan modification that is: (1) occasioned by a borrower default; or (2) made at a time when we reasonably believe that the modification to the loan will substantially reduce a significant risk of default on the original loan. If we modify a mortgage loan in the future, no assurance can be provided that all of our loan modifications will qualify for the safe harbor in Revenue Procedure 2014-51.
To the extent that we derive interest income from a mortgage loan, or income from the rental of real property, where all or a portion of the amount of interest or rental income payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales, and no part is based on the net income or profits, of the borrower or lessee, a tenant or subtenant of the borrower or lessee, or any other person. However, this limitation does not apply where the borrower or lessee derives substantially all of its income from leasing substantially all of its interest in the property to tenants or subtenants, to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had we earned the income directly.
We do not currently and we do not expect in the future to derive significant amounts of interest that will not qualify under the 75% and 95% gross income tests.
Other Income.   We may receive various fees in connection with our operations. The fees generally will be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income and profits. Other fees are not qualifying income for purposes of either the 75% or the 95% gross income tests. Any fees earned by a taxable REIT subsidiary will not be included for purposes of determining whether we have satisfied the gross income tests. Fee income received from performing property management or other services to third parties and joint ventures with third parties (to the extent of the third party’s interest in the joint venture) is treated as nonqualifying income for purposes of both the 75% and 95% gross income tests.
Dividend Income.   Our share of any dividends received from any corporations in which we own an interest (including taxable REIT subsidiaries but excluding qualified REIT subsidiaries) will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. We do not anticipate that we will receive sufficient dividends from such corporations to cause us to exceed the limit on non-qualifying income under the 75% gross income test. Dividends that we receive from other qualifying REITs will qualify for purposes of both the 75% and 95% gross income tests.
Income from Hedging Transactions.   From time to time we may enter into hedging transactions with respect to one or more of our assets or liabilities. Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap or cap agreements, option agreements, and futures or forward contracts. Income of a REIT, including income from a pass-through subsidiary, arising from “clearly identified” hedging transactions that are entered into to manage the risk of interest rate or price changes with respect to borrowings, including gain from the disposition of such hedging transactions, to the extent the hedging transactions hedge indebtedness incurred, or to be incurred, by the REIT to acquire or carry real estate assets (each such hedge, a “Borrowings Hedge”), will not be treated as gross income for purposes of the 95% gross income test, and will not be treated as gross income for purposes of the 75% gross income test. Income of a REIT arising from hedging transactions that are entered into to manage the risk of currency fluctuations with respect to our investments (each such hedge, a “Currency Hedge”) will not be treated as gross income for purposes of either the 95% gross income test or the 75% gross income test, provided that the transaction is “clearly identified.” This exclusion from the 95% and 75% gross income tests also will apply if we previously entered into a Borrowings Hedge or a Currency Hedge, a portion of the hedged indebtedness or property is disposed of, and in connection with such extinguishment or disposition we enter into a new “clearly identified” hedging transaction to offset the prior hedging position. In general, for a hedging transaction to be “clearly identified,” (1) it must be identified as a hedging transaction before the end of the day on which it is acquired, originated, or entered into; and (2) the items of risks being hedged must be identified “substantially contemporaneously” with entering into the hedging transaction (generally not more than 35 days after entering into the hedging transaction). To the extent that we hedge with other types of financial instruments or in other situations, the resultant income will be treated as income that does not qualify under the 95% or 75% gross income tests unless the hedge meets certain requirements and we elect to integrate it with a specified asset and to treat the integrated position as a synthetic debt instrument. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT but there can be no assurance we will be successful in this regard.
Income from Prohibited Transactions.   Any gain that we realize on the sale of any property held as inventory or otherwise held primarily for sale to customers in the ordinary course of business (commonly referred to as “dealer property”) including our share of any such gain realized by our operating partnership, either directly or through its subsidiary partnerships and limited liability companies, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. For purposes of determining the amount of income subject to the penalty tax, gains from sales of dealer property may not be offset by losses from such sales. Whether property is held as dealer property is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. Among the factors considered by the IRS and the courts in making the dealer determination are the nature and purpose of the acquisition of the property; the duration of ownership of the property; the extent and nature of the taxpayer’s efforts to sell the property; the number, extent, continuity, substantiality of the property sales; the extent of subdividing, developing, and advertising the property to increase sales; the use of a business office for the sale of the property; the character and degree of supervision or control exercised by the taxpayer over any representative selling the property; and the time and effort the taxpayer habitually devotes to the sale. The frequency and substantiality of sales is often cited by the courts as the most important objective factor in determining whether the taxpayer is engaged in the business of selling real estate to customers. The fact that the taxpayer holds some or even a substantial portion of its properties for lease and for long- term investment (i.e., not as dealer property) does not necessarily preclude other properties from being viewed as dealer property if the specific facts and circumstances relating thereto indicate that such properties were acquired and held for sale to customers in the ordinary course of business.
However, we will not be treated as a dealer in real property with respect to a property which is a real estate asset that we sell for the purposes of the 100% tax if (i) we have held the property for at least two years for the production of rental income prior to the sale, (ii) capitalized expenditures on the property in the two years preceding the sale are less than 30% of the net selling price of the property, and (iii) we either (a) have seven or fewer sales of property (excluding certain property obtained through foreclosure) for the year of sale, or (b) the aggregate adjusted basis of property sold during the year is 10% or less of the aggregate adjusted basis of all of our assets as of the beginning of the taxable year, or (c) the fair market value of property sold during the year is 10% or less of the aggregate fair market value of all of our assets as of the beginning of the taxable year, or (d) the aggregate adjusted basis of property sold during the year is 20% or less of the aggregate adjusted basis of all of our assets as of the beginning of the taxable year and the aggregate adjusted basis of property sold during the three-year period ending with the year of sale is 10% or less of the aggregate tax basis of all of our assets as of the beginning of each of the three taxable years ending with the year of sale, or (e) the fair market value of property sold during the year is 20% or less of the aggregate fair market value of all of our assets as of the beginning of the taxable year and the fair market value of property sold during the three-year period ending with the year of sale is 10% or less of the aggregate fair market value of all of our assets as of the beginning of each of the three taxable years ending with the year of sale. If we rely on clauses (b), (c), (d), or (e) in the preceding sentence, substantially all of the marketing and development expenditures with respect to the property sold must be made through an independent contractor from whom we derive no income or our taxable REIT subsidiary. The sale of more than one property to one buyer as part of one transaction constitutes one sale for purposes of this “safe harbor.”
We structure our activities to avoid transactions that are prohibited transactions. However, the avoidance of prohibited transactions could cause us to undertake fewer sales of property than we would otherwise undertake in order to maximize our profits. In addition, we may have to sell numerous properties to a single or a few purchasers, which could cause us to be less profitable than would be the case if we sold properties on a property-by-property basis. In certain circumstances, we may transfer one or more homes or portfolio of homes to one of our taxable REIT subsidiaries prior to marketing them for sale. In connection with those transfers, any post-transfer, pre-sale operating income and gain recognized by the applicable taxable REIT subsidiary on a subsequent sale thereof will be subject to a corporate level income tax, as discussed above in “— Effect of Subsidiary Entities — Ownership of Interests in Taxable REIT Subsidiaries,” but generally should not be subject to the 100% penalty tax. However, in the event that the IRS were to assert successfully that any such subsequent sale should be treated as having been made by the REIT (instead of our taxable REIT subsidiary), we could be subject to the penalty tax on gain recognized on such sales if the homes are otherwise determined to have been held by the REIT as dealer property and the safe harbor does not apply. In addition, the extent to which we can transfer homes to a taxable REIT subsidiary is subject to the constraint that the aggregate value of the equity and non-mortgage debt securities of all taxable REIT subsidiaries in which we hold an interest cannot exceed 20% of the Company’s total assets at the end of any calendar quarter. Further, because dividends that we receive from the applicable taxable REIT subsidiary constitute nonqualifying gross income for purposes of the 75% gross income test, we could be constrained in our ability to cause the applicable taxable REIT subsidiary to pay dividends to us.
We have interests in several joint ventures that acquired mortgage loans. Those joint ventures have agreed not to sell or dispose of property if such sale or disposition would constitute a prohibited transaction. However, we do not control, or have consents rights with respect to the operation of, those joint ventures so there can be no assurance that the joint ventures will not engage in prohibited transactions.
Income from Foreclosure Property.   We generally will be subject to tax at the maximum corporate rate (currently 21%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that constitutes qualifying income for purposes of the 75% gross income test. Foreclosure property is real property and any personal property incident to such real property (1) that we acquire as the result of having bid on the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property, (2) for which we acquired the related loan or lease at a time when default was not imminent or anticipated, and (3) with respect to which we made a proper election to treat the property as foreclosure property. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property. To the extent that we receive any income from foreclosure property that does not qualify for purposes of the 75% gross income test, we intend to make an election to treat the related property as foreclosure property if the election is available (which may not be the case with respect to acquired “distressed loans”).

Failure to Satisfy the Gross Income Tests.   If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if we are entitled to relief under the Code. These relief provisions will be generally available if (1) our failure to meet these tests was due to reasonable cause and not due to willful neglect and (2) following our identification of the failure to meet the 75% and/or 95% gross income tests for any taxable year, we file a schedule with the IRS setting forth a description of each item of our gross income that satisfies the gross income tests for purposes of the 75% or 95% gross income test for such taxable year in accordance with Treasury Regulations. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. If these relief provisions are inapplicable to a particular set of circumstances, we will fail to qualify as a REIT. As discussed above, under “— Taxation of the Company as a REIT — General,” even if these relief provisions apply, a tax would be imposed based on the amount of non-qualifying income. We intend to take advantage of any and all relief provisions that are available to us to cure any violation of the income tests applicable to REITs.
Redetermined Rents; Redetermined Deductions; Excess Interest; or Redetermined Taxable REIT Subsidiary Service Income.   Any redetermined rents, redetermined deductions, excess interest or redetermined taxable REIT subsidiary service income will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of services furnished by one of our taxable REIT subsidiaries to any of our tenants, and redetermined deductions and excess interest represent amounts that are deducted by a taxable REIT subsidiary for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s-length negotiations. Redetermined taxable REIT subsidiary service income means gross income (less allocable deductions) of a taxable REIT subsidiary attributable to services provided to, or on behalf of, the REIT (other than to tenants) to the extent the taxable REIT subsidiary’s income (less deductions) attributable thereto is increased to clearly reflect income.
Rents we receive will not constitute redetermined rents if they qualify for the safe harbor provisions contained in the Code. Safe harbor provisions are provided where:
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amounts are excluded from the definition of impermissible tenant service income as a result of satisfying the 1% de minimis exception;

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a taxable REIT subsidiary renders a significant amount of similar services to unrelated parties and the charges for such services are substantially comparable;

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rents paid to us by tenants leasing at least 25% of the net leasable space of the REIT’s property who are not receiving services from the taxable REIT subsidiary are substantially comparable to the rents paid by the REIT’s tenants leasing comparable space who are receiving such services from the taxable REIT subsidiary and the charge for the service is separately stated; or

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the taxable REIT subsidiary’s gross income from the service is not less than 150% of the taxable REIT subsidiary’s direct cost of furnishing the service.

While we believe that any fees paid to our taxable REIT subsidiaries for tenant services have and will continue to reflect arm’s-length rates, a taxable REIT subsidiary may under certain circumstances provide tenant services which do not satisfy any of the safe-harbor provisions described above.
Nevertheless, these determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on the redetermined rent, redetermined deductions, excess interest or redetermined taxable REIT subsidiary service income, as applicable.
Asset Tests
At the close of each calendar quarter, we must satisfy the following tests relating to the nature and diversification of our assets. For purposes of the asset tests, a REIT is not treated as owning the stock of a qualified REIT subsidiary, an equity interest in any entity treated as a partnership for U.S. federal income tax purposes, or an equity interest in any entity that is disregarded as separate from its owner for U.S. federal income tax purposes (a “disregarded entity”). Instead, a REIT is treated as owning its proportionate share of the assets held by such entity.

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At least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items and U.S. government securities. For purposes of this test, real estate assets include (i) interests in real property, such as land and buildings, (ii) leasehold interests in real property, (iii) stock of other corporations that qualify as REITs, (iv) some types of mortgage-backed securities, (v) mortgage loans on real property or on interests in real property, (vi) property attributable to the temporary investment of new capital (but only if such property is stock or a debt instrument, and only for the one-year period beginning on the date we receive such capital), (vii) personal property leased in connection with real property to the extent that rents attributable to such personal property are treated as “rents from real property,” and (viii) debt instruments issued by publicly offered REITs. Assets that do not qualify for purposes of the 75% asset test are subject to the additional asset tests described below.

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Not more than 25% of our total assets may be represented by securities other than those described in the first bullet above.

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Except for securities described in the first bullet above and securities in qualified REIT subsidiaries and taxable REIT subsidiaries, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets.

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Except for securities described in the first bullet above and securities in qualified REIT subsidiaries and taxable REIT subsidiaries, we may not own more than 10% of any one issuer’s outstanding voting securities.

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Except for securities described in the first bullet above and securities in qualified REIT subsidiaries and taxable REIT subsidiaries, and certain types of indebtedness that are not treated as securities for purposes of this test, as discussed below, we may not own more than 10% of the total value of the outstanding securities of any one issuer.

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Real estate assets include debt instruments issued by publicly offered REITs to the extent not secured by real property or interests in real property, but the value of such debt instruments cannot exceed 25% of the value of our total assets.

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Not more than 20% of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries.

The 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Code, including (1) loans to individuals or estates; (2) obligations to pay rent from real property; (3) rental agreements described in Section 467 of the Code; (4) any security issued by other REITs; (5) certain securities issued by a state, the District of Columbia, a foreign government, or a political subdivision of any of the foregoing, or the Commonwealth of Puerto Rico; and (6) any other arrangement as determined by the IRS. In addition, (1) a REIT’s interest as a partner in a partnership is not considered a security for purposes of the 10% value test; (2) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% gross income test; and (3) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by a partnership to the extent of the REIT’s interest as a partner in the partnership.
For purposes of the 10% value test, debt will meet the “straight debt” safe harbor if (1) neither us, nor any of our controlled taxable REIT subsidiaries (i.e., taxable REIT subsidiaries more than 50% of the vote or value of the outstanding stock of which is directly or indirectly owned by us), own any securities not described in the preceding paragraph that have an aggregate value greater than 1% of the issuer’s outstanding securities, as calculated under the Code, (2) the debt is a written unconditional promise to pay on demand or on a specified date a sum certain in money, (3) the debt is not convertible, directly or indirectly, into stock, and (4) the interest rate and the interest payment dates of the debt are not contingent on the borrower’s profits, the borrower’s discretion or similar factors. However, contingencies regarding time of payment and interest are permissible for purposes of qualifying as a straight debt security if either (1) such contingency does not have the effect of changing the effective yield of maturity, as determined under the Code, other than a change in the annual yield to maturity that does not exceed the greater of (i) 5% of the annual yield to maturity and (ii) 0.25%, or (2) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt instruments held by the REIT exceeds $1,000,000 and not more than 12 months of unaccrued interest is required to be prepaid thereunder. In addition, debt will not be disqualified from being treated as “straight debt” solely because the time or amount of payment is subject to a contingency upon a default or the exercise of a prepayment right by the issuer of the debt, provided that such contingency is consistent with customary commercial practice.
As discussed above under “— Gross Income Tests — Interest Income,” we invest in certain private mortgage loans that are secured by first liens on real property. We anticipate that those private mortgage loans will generally be treated as qualifying assets for the 75% asset test.
We believe that the assets that we hold and intend to hold will satisfy the foregoing asset test requirements. However, we have not and will not obtain independent appraisals to support our conclusions as to the value of our assets. Moreover, the value of some assets may not be susceptible to a precise determination. As a result, there can be no assurance that the IRS will not contend that our ownership of assets violates one or more of the asset tests applicable to REITs in which case we might not satisfy the 75% asset test and the other asset tests and could fail to qualify as a REIT.
Failure to Satisfy the Asset Tests.   The asset tests must be satisfied not only on the last day of the calendar quarter in which we, directly or through pass- through subsidiaries, acquire securities in the applicable issuer, but also on the last day of the calendar quarter in which we increase our ownership of securities of such issuer, including as a result of increasing our interest in pass-through subsidiaries. After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests solely by reason of changes in the relative values of our assets. If failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, we can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. We believe that we have maintained, and we intend to continue to maintain, adequate records of the value of our assets to ensure compliance with the asset tests, and we intend to take any available action within 30 days after the close of any quarter as may be required to cure any noncompliance with the asset tests. Although we plan to take steps to ensure that we satisfy such tests for any quarter with respect to which testing is to occur, there can be no assurance that such steps will always be successful. If we fail to timely cure any noncompliance with the asset tests, we would cease to qualify as a REIT, unless we satisfy certain relief provisions.
The failure to satisfy the 5% asset test, or the 10% vote or value asset tests can be remedied even after the 30-day cure period under certain circumstances. Specifically, if we fail these asset tests at the end of any quarter and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets (generally within six months after the last day of the quarter in which our identification of the failure to satisfy these asset tests occurred) to cure such a violation that does not exceed the lesser of (i) 1% of our assets at the end of the relevant quarter or (ii) $10,000,000. If we fail any of the other asset tests or our failure of the 5% and 10% asset tests is in excess of the de minimis amount described above, as long as such failure was due to reasonable cause and not willful neglect, we are permitted to avoid disqualification as a REIT, after the 30-day cure period, by taking steps including the disposing of sufficient assets to meet the asset test (generally within six months after the last day of the quarter in which our identification of the failure to satisfy the REIT asset test occurred), paying a tax equal to the greater of (i) $50,000 or (ii) the highest corporate income tax rate of the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset test, and filing in accordance with applicable Treasury Regulations a schedule with the IRS that describes the assets that caused us to fail to satisfy the asset test(s). We intend to take advantage of any and all relief provisions that are available to us to cure any violation of the asset tests applicable to REITs. Such provisions could result in us being required to pay an excise or penalty tax, which could be significant in amount.
Annual Distribution Requirements
To qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our shareholders each year in an amount at least equal to:
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the sum of: (1) 90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and our net capital gain; and (2) 90% of our after tax net income, if any, from foreclosure property; minus

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the sum of specified items of non-cash income.

For purposes of this test, non-cash income means income attributable to leveled stepped rents, original issue discount included in our taxable income without the receipt of a corresponding payment, cancellation of indebtedness income, or gain from a like-kind exchange that is later determined to be taxable.
We generally must make dividend distributions in the taxable year to which they relate. Dividend distributions may be made in the following year in two circumstances. First, if we declare a dividend in October, November, or December of any year with a prospective record date in one of these months and pay the dividend on or before January 31 of the following year, such distributions are treated as both paid by us and received by each shareholder on December 31 of the year in which they are declared. Second, distributions (“858 spill-over dividends”) may be made in the following year if (A) the distributions are (i) declared before we timely file our tax return for the prior year, (ii) distributed within the 12-month period following the close of the prior taxable year to which they relate back, and (iii) distributed with or before the “first regular dividend payment” after such declaration, and (B) we elect in our tax return to have a specified dollar amount of such dividend (or dividends) treated as if paid in the prior year. The maximum dollar amount that we may elect to treat as an 858 spill-over dividend is the amount by which the earnings and profits for the taxable year exceed the total amount of distributions out of such earnings and profits that were actually made during the taxable year to which they relate back. These distributions are taxable to our shareholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.
So long as we continue to be a “publicly offered REIT” (i.e., a REIT which is required to file annual and periodic reports with the SEC under the Exchange Act), the preferential divided rule does not apply to us. The preferential dividend rules provides that in order for distributions to be counted as satisfying the annual distribution requirement for REITs, and to provide us with a REIT-level tax deduction, the distributions must not have been “preferential dividends.” A dividend is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares within a particular class, and (2) in accordance with the preferences among different classes of shares as set forth in our organizational documents.
To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be required to pay tax on the undistributed amount at regular corporate tax rates. We believe that we have made, and we intend to continue to make, timely distributions sufficient to satisfy these annual distribution requirements. In certain circumstances, we may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect for our shareholders to include their proportionate share of such undistributed long-term capital gains in income, and to receive a corresponding federal income tax credit for their share of the federal income tax that we paid. Our shareholders would then increase their adjusted basis of their shares by the difference between (1) the amounts of capital gain dividends that we designated and that they included in their taxable income, minus (2) the federal income tax that we paid on their behalf with respect to that income.
As of December 31, 2022, we had a net operating loss carryforward from prior taxable years that is estimated to be $11.8 million. That net operating loss carryforward generally may be used to reduce our REIT taxable income to the extent that REIT taxable income is not reduced by our dividends paid deduction. If, in the future, we generate net operating losses, those net operating losses cannot be carried back, but can be carried forward subject to a limitation equal to 80% of our REIT taxable income (determined without regard to the dividends paid deduction).
If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income (ordinary and capital gain) from all prior periods, we would be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (x) the amounts “actually distributed,” and (y) the amounts of income we retained and on which we paid corporate income tax.
We expect that our REIT taxable income (determined before our deduction for dividends paid) will be less than our cash flow because of depreciation and other non-cash charges included in computing REIT taxable income. Accordingly, we anticipate that we will generally have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in arriving at our taxable income. If these timing differences occur, we may need to arrange for short-term, or possibly long-term, borrowings or need to pay dividends in the form of taxable dividends in order to meet the distribution requirements. Under Revenue Procedure 2017-45, we are also permitted to qualify for the dividends paid deduction by paying dividends with up to 80% of the value in stock and at least 20% of the value in cash.
Furthermore, subject to certain exceptions, we must accrue income for U.S. federal income tax purposes no later than when such income is taken into account as revenue in our financial statements, which could create additional differences between our REIT taxable income and the receipt of cash attributable to such income. In addition, Section 162(m) of the Code places a per-employee limit of $1 million on the amount of compensation that a publicly held corporation may deduct in any one year with respect to its chief executive officer and certain other highly compensated executive officers.
We may be able to rectify a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our shareholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest to the IRS based upon the amount of any deduction claimed for deficiency dividends.
Interest Deduction Limitations
Section 163(j) of the Code limits the deductibility of net interest expense paid or accrued on debt properly allocable to a trade or business to 30% of “adjusted taxable income,” subject to certain exceptions. Any deduction in excess of the limitation is carried forward and may be used in a subsequent year, subject to the 30% limitation. Adjusted taxable income is determined without regard to certain deductions, including those for net interest expense, and net operating loss carryforwards. If we or our subsidiaries, as applicable, are eligible to make and make a timely election (which is irrevocable), the 30% limitation does not apply to a trade or business involving real property development, redevelopment, construction, reconstruction, rental, operation, acquisition, conversion, disposition, management, leasing or brokerage, within the meaning of Section 469(c)(7)(C) of the Code. If this election is made, certain depreciable real property (including certain improvements) held by the relevant trade or business must be depreciated under the alternative depreciation system under the Code, which is generally less favorable than the generally applicable system of depreciation under the Code. If we do not make the election or if the election is determined not to be available with respect to all or certain of our business activities, the interest deduction limitation could result in us having more REIT taxable income and thus increase the amount of distributions we must make to comply with the REIT requirements and avoid incurring corporate level tax. Similarly, the limitation could cause our taxable REIT subsidiaries to have greater taxable income and thus potentially greater corporate tax liability.
Record-Keeping Requirements
We are required to comply with applicable record-keeping requirements. Failure to comply could result in monetary fines.
Failure to Qualify as a REIT
If we fail to satisfy one or more requirements for REIT qualification other than gross income and asset tests that have the specific savings clauses, we can avoid termination of our REIT qualification by paying a penalty of $50,000 for each such failure, provided that our noncompliance was due to reasonable cause and not willful neglect.
If we fail to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, we will be subject to tax on our taxable income at regular corporate rates. If we fail to qualify for taxation as a REIT, we will not be required to make any distributions to our shareholders, and any distributions that are made to our shareholders will not be deductible by us. As a result, our failure to qualify for taxation as a REIT would significantly reduce the cash available for distributions by us to our shareholders. In addition, if we fail to qualify for taxation as a REIT, all distributions to our shareholders, to the extent of our current and accumulated earnings and profits, will be taxable as regular corporate dividends. For taxable years beginning before January 1, 2026, generally U.S. shareholders that are individuals, trusts or estates may deduct 20% of the aggregate amount of ordinary dividends distributed by us, subject to certain limitations. Alternatively, such dividends. paid to U.S. shareholders that are individuals, trusts and estates may be taxable at the preferential income tax rates (i.e., the 20% maximum U.S. federal rate) for qualified dividends.
Unless entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. There can be no assurance that we would be entitled to any statutory relief. We intend to take advantage of any and all relief provisions that are available to us to cure any violation of the requirements applicable to REITs.
Like-Kind Exchanges
We may dispose of properties in transactions intended to qualify as like-kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for U.S. federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could require us to pay U.S. federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.
Tax Aspects of Our Ownership of Interests in our Operating Partnership and other Partnerships and Limited Liability Companies
General
Substantially all of our investments are and will continue to be owned indirectly through our operating partnership, American Homes 4 Rent, L.P. In addition, our operating partnership holds certain of its investments indirectly through subsidiary partnerships and limited liability companies that are classified as partnerships or as disregarded entities for U.S. federal income tax purposes. In general, entities that are classified as partnerships or as disregarded entities for U.S. federal income tax purposes are “pass-through” entities which are not required to pay U.S. federal income tax. Rather, partners or members of such entities are allocated their pro rata shares of the items of income, gain, loss, deduction and credit of the entity, and are required to include these items in calculating their U.S. federal income tax liability, without regard to whether the partners or members receive a distribution of cash from the entity. We include in our income our pro rata share of the foregoing items for purposes of the various REIT gross income tests and in the computation of our REIT taxable income. Moreover, for purposes of the REIT asset tests, we include our pro rata share of assets, based on capital interests, of assets held by our operating partnership, including its share of its subsidiary partnerships and limited liability companies. See “— Requirements for Qualification as a REIT — Effect of Subsidiary Entities — Ownership of Interests in Partnerships and Limited Liability Companies.”
Entity Classification
Our interests in our operating partnership and the subsidiary partnerships and limited liability companies involve special tax considerations, including the possibility that the IRS might challenge the status of one or more of these entities as a partnership or disregarded entity, and assert that such entity is an association taxable as a corporation for U.S. federal income tax purposes. If our operating partnership, or a subsidiary partnership or limited liability company, were treated as an association, it would be taxable as a corporation and would be required to pay an entity-level tax on its income. In this situation, the character of our assets and items of gross income could change and could preclude us from satisfying the REIT asset tests and possibly the REIT income tests. See “— Requirements for Qualification as a REIT — Gross Income Tests” and “— Requirements for Qualification as a REIT — Asset Tests.” This, in turn, would prevent us from qualifying as a REIT. See “— Failure to Qualify as a REIT” for a discussion of the effect of our failure to meet these tests for a taxable year. In addition, a change in our operating partnership’s or a subsidiary partnership’s or limited liability company’s status as a partnership for tax purposes might be treated as a taxable event. If so, we might incur a tax liability without any related cash distributions.

We believe each of our operating partnership and our other partnerships and limited liability companies (other than our taxable REIT subsidiaries) is properly treated for U.S. federal income tax purposes as a partnership or disregarded entity. Pursuant to Treasury Regulations under Section 7701 of the Code, a partnership is treated as a partnership for U.S. federal income tax purposes unless it elects to be treated as a corporation or would be treated as a corporation because it is a “publicly traded partnership.” A “publicly traded partnership” is any partnership (i) the interests in which are traded on an established securities market or (ii) the interests in which are readily tradable on a “secondary market or the substantial equivalent thereof.”
Our company and our operating partnership intend to take the reporting position for U.S. federal income tax purposes that our operating partnership is not a publicly traded partnership. There is a risk, however, that the right of a holder of OP units to redeem the units for Class A common shares could cause OP units to be considered readily tradable on the substantial equivalent of a secondary market. Under the relevant Treasury Regulations, interests in a partnership will not be considered readily tradable on a secondary market or on the substantial equivalent of a secondary market if the partnership qualifies for specified “safe harbors,” which are based on the specific facts and circumstances relating to the partnership. We and our operating partnership believe that our operating partnership has qualified and will qualify for at least one of these safe harbors at all times in the foreseeable future. Our operating partnership cannot provide any assurance that it will continue to qualify for one of the safe harbors mentioned above.
If our operating partnership is a publicly traded partnership, it will be taxed as a corporation unless at least 90% of its gross income consists of “qualifying income” under Section 7704 of the Code. Qualifying income is generally real property rents and other types of passive income. We believe that our operating partnership has sufficient qualifying income so that it would be taxed as a partnership, even if it were a publicly traded partnership. The income requirements applicable to us in order for us to qualify as a REIT under the Code and the definition of qualifying income under the publicly traded partnership rules are very similar. Although differences exist between these two income tests, we do not believe that these differences would cause our operating partnership not to satisfy the 90% gross income test applicable to publicly traded partnerships.
If our operating partnership were taxable as a corporation, most, if not all, of the tax consequences described herein would be inapplicable. In particular, we would not qualify as a REIT because the value of our ownership interest in our operating partnership would exceed 5% of our assets and we would be considered to hold more than 10% of the voting securities (and more than 10% of the value of the outstanding securities) of another corporation (see “— Requirements for Qualification as a REIT — Asset Tests” above). In this event, the value of our shares could be materially adversely affected (see “— Failure to Qualify as a REIT” above).
Allocations of Partnership Income, Gain, Loss and Deduction
The partnership agreement of our operating partnership generally provides that items of operating income and loss will be allocated to reflect the distribution and liquidation preferences of certain holders of OP units, and then to the holders of units in proportion to the number of units held by each such unit holder. Certain limited partners may agree in the future to guarantee debt of our operating partnership, either directly or indirectly through an agreement to make capital contributions to our operating partnership under limited circumstances. As a result of these guarantees or contribution agreements, such limited partners could under limited circumstances be allocated net loss that would have otherwise been allocable to us.
If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Our operating partnership’s allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder.

Tax Allocations with Respect to the Properties
Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership, must be allocated in a manner so that the contributing partner is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value or book value and the adjusted tax basis of the property at the time of contribution. These allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The partnership agreement requires that these allocations be made in a manner consistent with Section 704(c) of the Code.
Treasury Regulations issued under Section 704(c) of the Code provide partnerships with a choice of several methods of accounting for book-tax differences. We and our operating partnership have used the “traditional method” for accounting for book-tax differences for properties contributed to our operating partnership. Under the traditional method, which is the least favorable method from our perspective, the carryover basis of contributed properties in the hands of our operating partnership (i) may cause us to be allocated lower amounts of depreciation and other deductions for tax purposes than would be allocated to us if all contributed properties were to have a tax basis equal to their fair market value at the time of the contribution and (ii) in the event of a sale of such properties, could cause us to be allocated taxable gain in excess of our corresponding economic or book gain (or taxable loss that is less than our economic or book loss) with respect to the sale, with a corresponding benefit to the contributing partners. Therefore, the use of the traditional method could result in our having taxable income that is in excess of economic income and our cash distributions from our operating partnership. This excess taxable income is sometimes referred to as “phantom income” and will be subject to the REIT distribution requirements described in “— Annual Distribution Requirements.” Because we rely on our cash distributions from our operating partnership to meet the REIT distribution requirements, the phantom income could adversely affect our ability to comply with the REIT distribution requirements and cause our shareholders to recognize additional dividend income without an increase in distributions. See “— Requirements for Qualification as a REIT” and “— Requirements for Qualification as a REIT — Annual Distribution Requirements.” We and our operating partnership may use the traditional method to account for book-tax differences for other properties acquired by our operating partnership in the future. Any property acquired by our operating partnership in a taxable transaction will initially have a tax basis equal to its fair market value and, accordingly, Section 704(c) of the Code will not apply.
Taxation of U.S. Shareholders
Taxation of Taxable U.S. Shareholders
This section summarizes the taxation of U.S. shareholders that are not tax-exempt organizations.
If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our shares, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our shares should consult its tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of our shares by the partnership.
Distributions Generally.   So long as we qualify as a REIT, distributions out of our current or accumulated earnings and profits that are not designated as capital gains dividends or “qualified dividend income” will be taxable to our taxable U.S. shareholders as ordinary income and will not be eligible for the dividends-received deduction in the case of U.S. shareholders that are corporations. However, for taxable years beginning prior to 2026, generally U.S. shareholders that are individuals, trusts or estates may deduct 20% of the aggregate amount of ordinary dividends distributed by us, subject to certain limitations. For purposes of determining whether distributions to holders of our shares are out of current or accumulated earnings and profits, our earnings and profits will be allocated first to any preferred shares and then to our common shares.

Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates currently available to individual U.S. shareholders who receive dividends from non-REIT “C” corporations.
Capital Gain Dividends.   We may elect to designate distributions of our net capital gain as “capital gain dividends.” Distributions that we properly designate as “capital gain dividends” will be taxable to our taxable U.S. shareholders as long-term capital gains without regard to the period for which the U.S. shareholder that receives such distribution has held its shares, to the extent that such distributions do not exceed our actual net capital gain for the taxable year and do not exceed our dividends paid with respect to the taxable year, taking Section 858 of the Code into account. Designations made by us will only be effective to the extent that they comply with Revenue Ruling 89-81, which requires that distributions made to different classes of shares be composed proportionately of dividends of a particular type. If we designate any portion of a dividend as a capital gain dividend, a U.S. shareholder will receive an IRS Form 1099-DIV indicating the amount that will be taxable to the shareholder as capital gain. Corporate shareholders, however, may be required to treat up to 20% of some capital gain dividends as ordinary income.
Recipients of capital gain dividends from us that are taxed at corporate income tax rates will be taxed at the normal corporate income tax rates on these dividends.
We may elect to retain and pay taxes on some or all of our net long-term capital gains, in which case U.S. shareholders will be treated as having received, solely for U.S. federal income tax purposes, our undistributed capital gains as well as a corresponding credit or refund, as the case may be, for U.S. federal income taxes that we paid on such undistributed capital gains. A U.S. shareholder will increase the basis in its shares by the difference between the amount of capital gain included in its income and the amount of U.S. federal income tax it is deemed to have paid. A U.S. shareholder that is a corporation will appropriately adjust its earnings and profits for the retained capital gain in accordance with Treasury Regulations to be prescribed by the IRS. Our earnings and profits will be adjusted appropriately.
We will classify portions of any designated capital gain dividend or undistributed capital gain as either:
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a long-term capital gain distribution, which would be taxable to non-corporate U.S. shareholders at a maximum rate of 20%, and taxable to U.S. shareholders that are corporations at a maximum rate of 21%; or

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an “unrecaptured Section 1250 gain” distribution, which would be taxable to non-corporate U.S. shareholders at a maximum rate of 25% and taxable to U.S. shareholders that are corporations at a maximum rate of 21%.

Distributions from us in excess of our current and accumulated earnings and profits will not be taxable to a U.S. shareholder to the extent that they do not exceed the adjusted basis of the U.S. shareholder’s shares in respect of which the distributions were made. Rather, the distribution will reduce the adjusted basis of these shares. To the extent that such distributions exceed the adjusted basis of a U.S. shareholder’s shares, the U.S. shareholder generally must include such distributions in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend that we declare in October, November or December of any year and that is payable to a shareholder of record on a prospective date in any such month will be treated as both paid by us and received by the shareholder on December 31 of such year, provided that we actually pay the dividend before the end of January of the following calendar year.
As of December 31, 2022, we had a net operating loss carryforward from prior taxable years that is estimated to be $11.8 million. That net operating loss carryforward generally may be used to reduce our REIT taxable income to the extent that REIT taxable income is not reduced by our dividends paid deduction. If, in the future, we generate net operating losses, those net operating losses cannot be carried back, but can be carried forward subject to a limitation equal to 80% of our REIT taxable income (determined without regard to the dividends paid deduction). See “— Taxation of the Company as a REIT” and “— Requirements for Qualification as a REIT — Annual Distribution Requirements.” Such losses, however, are not passed through to U.S. shareholders and do not offset income of U.S. shareholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of U.S. shareholders to the extent that we have current or accumulated earnings and profits.

Qualified Dividend Income.   With respect to U.S. shareholders who are taxed at the rates applicable to individuals, we may elect to designate a portion of our distributions paid to shareholders as “qualified dividend income.” A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. shareholders as capital gain, provided that the shareholder has held the shares with respect to which the distribution is made for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which such shares become ex-dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:
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the qualified dividend income received by us during such taxable year from non-REIT “C” corporations (including our taxable REIT subsidiaries);

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the excess of any “undistributed” REIT taxable income recognized during the immediately preceding year over the U.S. federal income tax paid by us with respect to such undistributed REIT taxable income; and

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the excess of (i) any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a “C” corporation with respect to which the Company is required to pay U.S. federal income tax, over (ii) the U.S. federal income tax paid by us with respect to such built-in gain.

Generally, dividends that we receive will be treated as qualified dividend income for purposes of the first bullet above if (A) the dividends are received from (i) a U.S. corporation (other than a REIT or a RIC), (ii) any of our taxable REIT subsidiaries, or (iii) a “qualifying foreign corporation,” and (B) specified holding period requirements and other requirements are met. A foreign corporation (other than a “passive foreign investment company”) will be a qualifying foreign corporation if it is incorporated in a possession of the United States, the corporation is eligible for benefits of an income tax treaty with the United States that the Secretary of Treasury determines is satisfactory, or the stock of the foreign corporation on which the dividend is paid is readily tradable on an established securities market in the United States. We generally expect that an insignificant portion, if any, of our distributions from us will consist of qualified dividend income. If we designate any portion of a dividend as qualified dividend income, a U.S. shareholder will receive an IRS Form 1099-DIV indicating the amount that will be taxable to the shareholder as qualified dividend income.
Passive Activity Losses and Investment Interest Limitations.   Distributions we make and gain arising from the sale or exchange by a U.S. shareholder of our shares will not be treated as passive activity income. As a result, U.S. shareholders generally will not be able to apply any “passive losses” against this income or gain. Distributions we make, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. A U.S. shareholder may elect, depending on its particular situation, to treat capital gain dividends, capital gains from the disposition of our shares and income designated as qualified dividend income as investment income for purposes of the investment interest limitation, in which case the applicable capital gains will be taxed at ordinary income rates. We will notify shareholders regarding the portions of our distributions for each year that constitute ordinary income, return of capital and qualified dividend income.
Distributions to Holders of Depositary Shares.   Owners of depositary shares will be treated for U.S. federal income tax purposes as if they were owners of the underlying preferred shares represented by such depositary shares. Accordingly, such owners will be entitled to take into account, for U.S. federal income tax purposes, income and deductions to which they would be entitled if they were direct holders of underlying preferred shares.
In addition, (i) no gain or loss will be recognized for U.S. federal income tax purposes upon the withdrawal of certificates evidencing the underlying preferred shares in exchange for depositary receipts, (ii) the tax basis of each share of the underlying preferred shares to an exchanging owner of depositary shares will, upon such exchange, be the same as the aggregate tax basis of the depositary shares exchanged therefor, and (iii) the holding period for the underlying preferred shares in the hands of an exchanging owner of depositary shares will include the period during which such person owned such depositary shares.

Dispositions of Our Shares.   If a U.S. shareholder sells or otherwise disposes of our shares in a taxable transaction (other than redemption), it will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the holder’s adjusted basis in the shares for tax purposes. In general, a U.S. shareholder’s adjusted basis will equal the U.S. shareholder’s acquisition cost, increased by the excess for net capital gains deemed distributed to the U.S. shareholder (discussed above) less tax deemed paid on it and reduced by returns on capital.
In general, capital gains recognized by individuals and other non-corporate U.S. shareholders upon the sale or disposition of our shares will be subject to a maximum U.S. federal income tax rate of 20%, if our shares are held for more than one year, and will be taxed at ordinary income rates (of up to 37%) if our shares are held for one year or less. Gains recognized by U.S. shareholders that are corporations are subject to U.S. federal income tax at a maximum rate of 21%, whether or not such gains are classified as long-term capital gains. The IRS has the authority to prescribe, but has not yet prescribed, Treasury Regulations that would apply a capital gain tax rate of 25% (which is higher than the long-term capital gain tax rates for non-corporate U.S. shareholders) to a portion of capital gain realized by a non-corporate U.S. shareholder on the sale of our shares that would correspond to our “unrecaptured Section 1250 gain.” U.S. shareholders should consult with their tax advisors with respect to their capital gain tax liability.
Capital losses recognized by a U.S. shareholder upon the disposition of our shares that were held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the shareholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). Similarly, capital losses recognized by a U.S. shareholder upon the disposition of our shares that were held for one year or less at the time of disposition will be considered short-term capital losses, and are generally available only to offset capital gain income of the shareholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of our shares by a U.S. shareholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions that we make that are treated by the U.S. shareholder as long-term capital gain.
If a shareholder recognizes a loss upon a subsequent disposition of our shares in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury Regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss- generating transaction to the IRS. These regulations, though directed towards “tax shelters,” are broadly written, and may apply to transactions that would not typically be considered tax shelters. The Code imposes significant penalties for failure to comply with these requirements. U.S. shareholders should consult their tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of our shares, or transactions that we might undertake directly or indirectly.
Medicare Tax on Unearned Income.   Certain U.S. shareholders that are individuals, estates or trusts are required to pay an additional 3.8% tax on “net investment income,” which includes, among other things, dividends on and gains from the sale or other disposition of REIT shares. The temporary 20% deduction allowed by Section 199A of the Code with respect to ordinary REIT dividends received by non-corporate taxpayers is allowed only for purposes of Chapter 1 of the Code and is not allowed as a deduction for purposes of determining the amount of net investment income subject to the 3.8% Medicare tax, which is imposed under Chapter 2A of the Code.
Legislation Relating To Foreign Accounts.   The Foreign Account Tax Compliance Act (“FATCA”) imposes a 30% withholding tax on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities unless certain due diligence, reporting, withholding, and certification obligations requirements are satisfied. Investors are advised to consult their tax advisors regarding this legislation. See “— Information Reporting and Backup Withholding Tax Applicable to Shareholders — U.S. Shareholders — Legislation Relating To Foreign Accounts.”
Redemption of Preferred Shares and Depositary Shares.   Whenever we redeem any preferred shares or depositary shares, the treatment accorded to any redemption by us for cash (as distinguished from a sale, exchange or other disposition) of our preferred shares or depositary shares to a holder of such shares can only be determined on the basis of the particular facts as to each holder at the time of redemption. In general, a holder of our preferred shares or depositary shares will recognize capital gain or loss measured by the difference between the amount received by the holder of such shares upon the redemption and such holder’s adjusted tax basis in the shares redeemed (provided the preferred shares are held as a capital asset) if such redemption (i) is “not essentially equivalent to a dividend” with respect to the holder of the preferred shares under Section 302(b)(1) of the Code, (ii) is a “substantially disproportionate” redemption with respect to the shareholder under Section 302(b)(2) of the Code, or (iii) results in a “complete termination” of the holder’s interest in all classes of our shares under Section 302(b)(3) of the Code. In applying these tests, there must be taken into account not only any series or class of the shares being redeemed, but also such holder’s ownership of other classes of our shares and any options (including share purchase rights) to acquire any of the foregoing. The holder of our preferred shares or depositary shares also must take into account any such securities (including options) which are considered to be owned by such holder by reason of the constructive ownership rules set forth in Sections 318 and 302(c) of the Code.
If the holder of preferred shares or depositary shares owns (actually or constructively) none of our voting shares, or owns an insubstantial amount of our voting shares, based upon current law, it is probable that the redemption of preferred shares from such a holder would be considered to be “not essentially equivalent to a dividend.” However, whether a distribution is “not essentially equivalent to a dividend” depends on all of the facts and circumstances, and a holder of our preferred shares or depositary shares intending to rely on any of these tests at the time of redemption should consult its tax advisor to determine their application to its particular situation.
Satisfaction of the “substantially disproportionate” and “complete termination” exceptions is dependent upon compliance with the respective objective tests set forth in Section 302(b)(2) and Section 302(b)(3) of the Code. A distribution to a holder of preferred shares or depositary shares will be “substantially disproportionate” if the percentage of our outstanding voting shares actually and constructively owned by the shareholder immediately following the redemption of shares (treating preferred shares redeemed as not outstanding) is less than 80% of the percentage of our outstanding voting shares actually and constructively owned by the shareholder immediately before the redemption, and immediately following the redemption the shareholder actually and constructively owns less than 50% of the total combined voting power of the Company. Because the Company’s preferred shares and depositary shares are nonvoting shares, a shareholder would have to reduce such holder’s holdings (if any) in our classes of voting shares to satisfy this test.
If the redemption does not meet any of the tests under Section 302 of the Code, then the redemption proceeds received from our preferred shares or depositary shares will be treated as a distribution on our shares as described under “Taxation of U.S. Shareholders — Taxation of Taxable U.S. Shareholders — Distributions Generally.” If the redemption of a holder’s preferred shares or depositary shares is taxed as a dividend, the adjusted basis of such holder’s redeemed shares will be transferred to any other shares held by the holder. If the holder owns no other shares, under certain circumstances, such basis may be transferred to a related person, or it may be lost entirely.
Conversion of Our Preferred Shares into Class A Common Shares.   Except as provided below, a U.S. shareholder generally will not recognize gain or loss upon the conversion of our preferred shares into our Class A common shares. Except as provided below, a U.S. shareholder’s basis and holding period in the Class A common shares received upon conversion generally will be the same as those of the converted preferred shares (but the basis will be reduced by the portion of adjusted tax basis allocated to any fractional share of common stock exchanged for cash). Any Class A common shares received in a conversion that is attributable to accumulated and unpaid dividends on the converted preferred shares will be treated as a distribution on our shares as described above in “— Taxation of U.S. Shareholders — Taxation of Taxable U.S. Shareholders — Distributions Generally.” Cash received upon conversion in lieu of a fractional share of common stock generally will be treated as a payment in a taxable exchange for such fractional share of common stock, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional share of common stock deemed exchanged. This gain or loss will be long-term capital gain or loss if the U.S. shareholder has held the preferred shares for more than one year. See “— Taxation of U.S. Shareholders — Dispositions of Our Shares.” U.S. shareholders should consult with their tax advisor regarding the U.S. federal income tax consequences of any transaction by which such holder exchanges Class A common shares received on a conversion of preferred shares for cash or other property.

Taxation of Tax Exempt Shareholders
U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. Such entities, however, may be subject to taxation on their unrelated business taxable income, or UBTI. While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity generally do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt shareholder has not held our shares as “debt financed property” within the meaning of the Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the U.S. tax-exempt shareholder), (2) our shares are not otherwise used in an unrelated trade or business, and (3) we do not hold an asset that gives rise to “excess inclusion income,” distributions that we make and income from the sale of our shares generally should not give rise to UBTI to a U.S. tax-exempt shareholder.
Tax-exempt shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, or qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) or (c)(20) of the Code, respectively, or single parent title-holding corporations exempt under Section 501(c)(2) and whose income is payable to any of the aforementioned tax-exempt organizations, are subject to different UBTI rules, which generally require such shareholders to characterize distributions from us as UBTI unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its investment in our shares. These shareholders should consult with their tax advisors concerning these set aside and reserve requirements.
In certain circumstances, a pension trust (1) that is described in Section 401(a) of the Code, (2) is tax exempt under Section 501(a) of the Code, and (3) that owns more than 10% of our shares could be required to treat a percentage of the dividends as UBTI, if we are a “pension-held REIT.” We will be a pension-held REIT if:
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either (1) one pension trust owns more than 25% of the value of our shares, or (2) one or more pension trusts, each individually holding more than 10% of the value of our shares, collectively own more than 50% of the value of our shares; and

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we would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Code provides that shares owned by such trusts shall be treated, for purposes of the requirement that not more than 50% of the value of the outstanding shares of a REIT are owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include certain entities), as owned by the beneficiaries of such trusts.

The percentage of any REIT dividend from a “pension-held REIT” that is treated as UBTI is equal to the ratio of the UBTI earned by the REIT, treating the REIT as if it were a pension trust and therefore subject to tax on UBTI, to the total gross income of the REIT. An exception applies where the percentage is less than 5% for any year, in which case none of the dividends would be treated as UBTI. The provisions requiring pension trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is able to satisfy the “not closely held requirement” without relying upon the “look- through” exception with respect to pension trusts. As a result of certain limitations on the transfer and ownership of our common and preferred shares contained in our declaration of trust, we do not expect to be classified as a “pension-held REIT,” and accordingly, the tax treatment described above with respect to pension-held REITs should be inapplicable to our tax-exempt shareholders.
Prospective shareholders who are tax-exempt organizations should consult with their tax advisors regarding the tax consequences of investing in our shares.
Taxation of Non-U.S. Shareholders
The following discussion addresses the rules governing U.S. federal income taxation of non-U.S. shareholders. For purposes of this discussion, “non-U.S. shareholder” is a beneficial owner of our shares that is not a U.S. shareholder (as defined above) or an entity that is treated as a partnership for U.S. federal income tax purposes. These rules are complex, and no attempt is made herein to provide more than a brief summary of such rules.

Accordingly, the discussion does not address all aspects of U.S. federal income taxation and does not address state, local, foreign, or other tax consequences that may be relevant to a non-U.S. shareholder in light of its particular circumstances.
Distributions Generally.   As described in the discussion below, distributions paid by us with respect to our shares will be treated for U.S. federal income tax purposes as either:
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ordinary income dividends;

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long-term capital gain; or

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return of capital distributions.

This discussion assumes that our shares will be considered regularly traded on an established securities market for purposes of the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, provisions described below. Generally, FIRPTA treats gain from the disposition of U.S. real property interests, or USRPIs, (and certain distributions received, that are attributable to gain from disposition of USRPIs) as income effectively connected with a non-U.S. shareholder’s conduct of a U.S. trade or business, and subjects such income to U.S. federal income tax at rates applicable to U.S. individuals or corporations. If our shares are no longer regularly traded on an established securities market, the tax considerations described below would materially differ.
Ordinary Income Dividends.   A distribution paid by us to a non-U.S. shareholder will be treated as an ordinary income dividend if the distribution is payable out of our earnings and profits and:
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the distribution is not attributable to our net capital gain; or

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the distribution is attributable to our net capital gain from the sale of USRPIs, and the non-U.S. shareholder owns 10% or less of the value of our shares at all times during the one-year period ending on the date of the distribution.

In general, non-U.S. shareholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our shares. In cases where the dividend income from a non-U.S. shareholder’s investment in our shares is, or is treated as, effectively connected with the non-U.S. shareholder’s conduct of a U.S. trade or business, the non-U.S. shareholder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. shareholders are taxed with respect to such dividends. Such income must generally be reported on a U.S. federal income tax return filed by or on behalf of the non-U.S. shareholder. The income may also be subject to the U.S. branch profits tax of 30% (unless a lower treaty rate applies) in the case of a non-U.S. shareholder that is a corporation.
Generally, we will withhold and remit to the IRS 30% of dividend distributions (including distributions that may later be determined to have been made in excess of current and accumulated earnings and profits) that could not be treated as capital gain distributions with respect to the non-U.S. shareholder (and that are not deemed to be capital gain dividends for purposes of the FIRPTA withholding rules described below) unless:
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a lower treaty rate applies and the non-U.S. shareholder files an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, evidencing eligibility for that reduced treaty rate with us; or

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the non-U.S. shareholder files an IRS Form W-8ECI with us claiming that the distribution is income effectively connected with the non-U.S. shareholder’s trade or business.

Return of Capital Distributions.   Unless (A) our shares constitute a USRPI, as described in “— Dispositions of Our Shares” below, or (B) either (1) the non-U.S. shareholder’s investment in our shares is effectively connected with a U.S. trade or business conducted by such non-U.S. shareholder (in which case the non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain) or (2) the non-U.S. shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States (in which case the non-U.S. shareholder will be subject to a 30% tax on the individual’s net capital gain for the year), distributions that we make which are not dividends out of our earnings and profits will not be subject to U.S. federal income tax. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. The non-U.S. shareholder may seek a refund from the IRS of any amounts withheld if it subsequently is determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our shares constitute a USRPI, as described below, distributions that we make in excess of the sum of (1) the non-U.S. shareholder’s proportionate share of our earnings and profits, and (2) the non-U.S. shareholder’s basis in its shares, will be taxed under FIRPTA at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. shareholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding tax at a rate of 15% of the amount by which the distribution exceeds the shareholder’s share of our earnings and profits.
Capital Gain Dividends.   A distribution paid by us to a non-U.S. shareholder will be treated as long-term capital gain if the distribution is paid out of our current or accumulated earnings and profits and:
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the distribution is attributable to our net capital gain (other than from the sale of USRPIs) and we timely designate the distribution as a capital gain dividend; or

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the distribution is attributable to our net capital gain from the sale of USRPIs and the non-U.S. shareholder owns more than 10% of the value of shares at any point during the one-year period ending on the date on which the distribution is paid.

Long-term capital gain that a non-U.S. shareholder is deemed to receive from a capital gain dividend that is not attributable to the sale of USRPIs generally will not be subject to U.S. federal income tax in the hands of the non-U.S. shareholder unless:
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the non-U.S. shareholder’s investment in our shares is effectively connected with a U.S. trade or business of the non-U.S. shareholder, in which case the non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to any gain, except that a non-U.S. shareholder that is a corporation also may be subject to the 30% branch profits tax; or

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the non-U.S. shareholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States in which case the nonresident alien individual will be subject to a 30% tax on his capital gains.

Subject to the discussion below regarding distributions to “qualified shareholders” and “qualified foreign pension funds,” under FIRPTA, distributions that are attributable to net capital gain from the sale by us of USRPIs and paid to a non-U.S. shareholder that owns more than 10% of the value of our shares at any time during the one-year period ending on the date on which the distribution is paid will be subject to U.S. tax as income effectively connected with a U.S. trade or business. The FIRPTA tax will apply to these distributions whether or not the distribution is designated as a capital gain dividend, and, in the case of a non-U.S. shareholder that is a corporation, such distributions also may be subject to the 30% U.S. branch profits tax.
Subject to the discussion below regarding distributions to “qualified shareholders” and “qualified foreign pension funds,” any distribution paid by us that is treated as a capital gain dividend or that could be treated as a capital gain dividend with respect to a particular non-U.S. shareholder will be subject to special withholding rules under FIRPTA. The amount withheld is creditable against the non-U.S. shareholder’s U.S. federal income tax liability or refundable when the non-U.S. shareholder properly and timely files a tax return with the IRS.
Qualified Shareholders.   Subject to the exception discussed below, any distribution to a “qualified shareholder” who holds REIT stock directly (or indirectly through one or more partnerships) will not be subject to U.S. tax under FIRPTA with respect to that REIT stock and thus will not be subject to withholding rules under FIRPTA. If a foreign investor in a “qualified shareholder” directly or indirectly, whether or not by reason of such investor’s ownership interest in the “qualified shareholder,” holds more than 10% of the stock of the REIT, then a portion of the REIT stock held by the “qualified shareholder” (based on the foreign investor’s percentage ownership of the “qualified shareholder”) will be treated as a USRPI in the hands of the “qualified shareholder” and will be subject to FIRPTA.

A “qualified shareholder” is a foreign person that (i) either is eligible for the benefits of a comprehensive income tax treaty with the United States that includes an exchange of information program and whose principal class of interests is listed and regularly traded on one or more recognized stock exchanges (as defined in such comprehensive income tax treaty), or is a foreign partnership that is created or organized under foreign law as a limited partnership in a jurisdiction that has an agreement for the exchange of information with respect to taxes with the United States and has a class of limited partnership units representing greater than 50% of the value of all the partnership units that is regularly traded on the NYSE or Nasdaq markets, (ii) is a “qualified collective investment vehicle” (defined below), and (iii) maintains records on the identity of each person who, at any time during the foreign person’s taxable year, is the direct owner of 5% or more of the class of interests or units (as applicable) described in (i), above.
A “qualified collective investment vehicle” is a foreign person that (i) would be eligible for a reduced rate of withholding under the comprehensive income tax treaty described above, even if such entity holds more than 10% of the stock of such REIT, (ii) is publicly traded, is treated as a partnership under the Code, is a withholding foreign partnership, and would be treated as a U.S. real property holding corporation (“USRPHC”) if it were a domestic corporation, or (iii) is designated as such by the Secretary of the Treasury and is either (a) fiscally transparent within the meaning of section 894 of the Code, or (b) required to include dividends in its gross income, but is entitled to a deduction for distributions to its investors.
Qualified Foreign Pension Funds.   Any distribution to a “qualified foreign pension fund” or an entity all of the interests of which are held by a “qualified foreign pension fund” who holds REIT stock directly (or indirectly through one or more partnerships) will not be subject to U.S. tax under FIRPTA and thus will not be subject to the withholding rules under FIRPTA.
A qualified foreign pension fund is any trust, corporation, or other organization or arrangement (A) that is created or organized under the law of a country other than the United States, (B) that is established to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (or persons designated by such employees) of one or more employers in consideration for services rendered, (C) that does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (D) that is subject to government regulation and provides annual information reporting about its beneficiaries to the relevant tax authorities in the country in which it is established or operates, and (E) with respect to which, under the laws of the country in which it is established or operates, (i) contributions to such organization or arrangement that would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such entity or taxed at a reduced rate, or (ii) taxation of any investment income of such organization or arrangement is deferred or such income is taxed at a reduced rate.
Undistributed Capital Gain.   Although the law is not entirely clear on the matter, it appears that amounts designated by us as undistributed capital gains in respect of our shares held by non-U.S. shareholders generally should be treated in the same manner as actual distributions by us of capital gain dividends. Under this approach, the non-U.S. shareholder would be able to offset as a credit against their U.S. federal income tax liability resulting therefrom their proportionate share of the tax paid by us on the undistributed capital gains treated as long-term capital gains to the non-U.S. shareholder, and generally receive from the IRS a refund to the extent their proportionate share of the tax paid by us were to exceed the non-U.S. shareholder’s actual U.S. federal income tax liability on such long-term capital gain. If we were to designate any portion of our net capital gain as undistributed capital gain, a non-U.S. shareholder should consult its tax advisors regarding taxation of such undistributed capital gain.
Dispositions of Our Shares.   Unless our shares constitute a USRPI, a sale of our shares by a non-U.S. shareholder generally will not be subject to U.S. federal income taxation under FIRPTA.
Generally, subject to the discussion below regarding dispositions by “qualified shareholders” and “qualified foreign pension funds,” with respect to any particular shareholder, our shares will constitute a USRPI only if each of the following three statements is true:
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Fifty percent or more of our assets on any of certain testing dates during a prescribed testing period consist of interests in real property located within the United States, excluding for this purpose, interests in real property solely in a capacity as creditor (which we expect to be the case);

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We are not a “domestically-controlled qualified investment entity.” A domestically-controlled qualified investment entity includes a REIT, less than 50% of the value of which is held directly or indirectly by non-U.S. shareholders at all times during a specified testing period. Although we believe that we are and will remain a domestically-controlled REIT, because our shares are publicly traded we cannot make any assurance that we are or will remain a domestically-controlled qualified investment entity; and

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Either (a) our shares are not “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market; or (b) our shares are “regularly traded” on an established securities market and the selling non-U.S. shareholder has held over 10% of our outstanding shares any time during the five-year period ending on the date of the sale.

A sale of our shares by a “qualified shareholder” or a “qualified pension fund” that holds our shares directly (or indirectly through one or more partnerships) will not be subject to U.S. federal income taxation under FIRPTA. However, if a foreign investor in a “qualified shareholder” directly or indirectly, whether or not by reason of such investor’s ownership interest in the “qualified shareholder,” holds more than 10% of the stock of the REIT, then a portion of the REIT stock held by the “qualified shareholder” (based on the foreign investor’s percentage ownership of the “qualified shareholder”) will be treated as a USRPI in the hands of the “qualified shareholder” and will be subject to FIRPTA.
Specific wash sales rules applicable to sales of shares in a domestically-controlled qualified investment entity could result in gain recognition, taxable under FIRPTA, upon the sale of our shares even if we are a domestically-controlled qualified investment entity. These rules would apply if a non-U.S. shareholder (1) disposes of our shares within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been taxable to such non-U.S. shareholder as gain from the sale or exchange of a USRPI, and (2) acquires, or enters into a contract or option to acquire, other shares during the 61-day period that begins 30 days prior to such ex-dividend date.
If gain on the sale of our shares is subject to taxation under FIRPTA, the non-U.S. shareholder is required to file a U.S. federal income tax return and is subject to the same treatment as a U.S. shareholder with respect to such gain, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the shares could be required to withhold 15% of the purchase price and remit such amount to the IRS.
Gain from the sale of our shares that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. shareholder as follows: (1) if the non-U.S. shareholder’s investment in our shares is effectively connected with a U.S. trade or business conducted by such non-U.S. shareholder, the non-U.S. shareholder will be subject to the same treatment as a U.S. shareholder with respect to such gain, or (2) if the non-U.S. shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.
Legislation Relating to Payments to Certain Foreign Entities.   FATCA imposes a 30% withholding tax on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities unless certain due diligence, reporting, withholding, and certification obligations requirements are satisfied. Investors are advised to consult their tax advisors regarding this legislation. See “— Information Reporting and Backup Withholding Tax Applicable to Shareholders — Non-U.S. Shareholders — Withholding on Payments to Certain Foreign Entities.”
Redemption of Preferred Shares and Depositary Shares.   See discussion above under “— Taxation of Taxable U.S. Shareholders — Redemption of Preferred Shares and Depositary Shares.” If the redemption does not meet any of the tests described in “— Taxation of Taxable U.S. Shareholders — Redemption of Preferred Shares and Depositary Shares,” then the redemption proceeds received from our shares will be treated as a distribution on our shares as described under “— Taxation of Non-U.S. Shareholders —  Distributions Generally.” If a redemption of shares of is not treated as a distribution taxable as a dividend, it will be treated as a taxable sale or exchange in the manner described under “Taxation of Non-U.S. Shareholders — Dispositions of Our Shares.”

Conversion of Our Preferred Shares into Class A Common Shares.   Except as provided below, a non-U.S. shareholder generally will not recognize gain or loss upon the conversion of our preferred shares into our Class A common shares, provided our preferred shares do not constitute a USRPI. Even if our preferred shares do constitute a USRPI, provided our Class A common shares also constitutes a USRPI, a non-U.S. shareholder generally will not recognize gain or loss upon a conversion of our preferred shares into our Class A common shares provided certain reporting requirements are satisfied. Except as provided below, a non-U.S. shareholder’s basis and holding period in the Class A common shares received upon conversion will be the same as those of the converted preferred shares (but the basis will be reduced by the portion of adjusted tax basis allocated to any fractional share of common stock exchanged for cash). Any Class A common shares received in a conversion that is attributable to accumulated and unpaid dividends on the converted preferred shares will be treated as a distribution on our shares as described under “— Taxation of Non-U.S. Shareholders — Ordinary Income Dividends.” Cash received upon conversion in lieu of a fractional share of common stock generally will be treated as a payment in a taxable exchange for such fractional share of common stock as described under “— Taxation of Non-U.S. Shareholders — Dispositions of Our Shares.” Non-U.S. shareholders should consult with their tax advisor regarding the U.S. federal income tax consequences of any transaction by which such holder exchanges Class A common shares received on a conversion of preferred shares for cash or other property.
Information Reporting and Backup Withholding Tax Applicable to Shareholders
U.S. Shareholders — Generally
In general, information reporting requirements will apply to payments of distributions on our shares and payments of the proceeds of the sale of our shares to some U.S. shareholders, unless an exception applies. Further, the payor will be required to withhold backup withholding tax on such payments (currently at the rate of 28%) if:
1.
the payee fails to furnish a taxpayer identification number, or TIN, to the payor or to establish an exemption from backup withholding;

2.
the IRS notifies the payor that the TIN furnished by the payee is incorrect;

3.
there has been a notified payee under-reporting with respect to interest, dividends or original issue discount described in Section 3406(c) of the Code; or

4.
there has been a failure of the payee to certify under the penalty of perjury that the payee is not subject to backup withholding under the Code.

Some shareholders may be exempt from backup withholding. Any amounts withheld under the backup withholding rules from a payment to a shareholder will be allowed as a credit against the shareholder’s U.S. federal income tax liability and may entitle the shareholder to a refund, provided that the required information is furnished to the IRS.
U.S. Shareholders — Legislation Relating To Foreign Accounts
Under FATCA certain payments made to “foreign financial institutions” and “non-financial foreign entities” may be subject to withholding at a rate of 30%. U.S. shareholders should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of their shares. See “— Information Reporting and Backup Withholding Tax Applicable to Shareholders — Non-U.S. Shareholders — Withholding on Payments to Certain Foreign Entities.”
Non-U.S. Shareholders — Generally
Generally, information reporting will apply to payments of distributions on our shares, and 28% backup withholding may apply unless the payee certifies that it is not a U.S. person or otherwise establishes an exemption.
The proceeds from a disposition by a non-U.S. shareholder of shares to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, if the broker is a U.S. person, a controlled foreign corporation for U.S. federal income tax purposes, a foreign person 50% or more of whose gross income from all sources for specified periods is from activities that are effectively connected with a U.S. trade or business, a foreign partnership if partners who hold more than 50% of the interest in the partnership are U.S. persons, or a foreign partnership that is engaged in the conduct of a trade or business in the United States, then information reporting generally will apply as though the payment were made through a U.S. office of a U.S. or foreign broker. Generally, backup withholding does not apply in such a case.
Generally, non-U.S. shareholders will satisfy the information reporting requirements by providing a proper IRS withholding certificate (such as the Form W-8BEN or Form W-8BEN-E). In the absence of a proper withholding certificate, applicable Treasury Regulations provide presumptions regarding the status of holders of our shares when payments to the holders cannot be reliably associated with appropriate documentation provided to the payor. If a non-U.S. shareholder fails to comply with the information reporting requirement, payments to such person may be subject to the full withholding tax even if such person might have been eligible for a reduced rate of withholding or no withholding under an applicable income tax treaty. Any payment subject to a withholding tax will not be again subject to backup withholding. Because the application of these Treasury Regulations varies depending on the holder’s particular circumstances, a non-U.S. shareholder is advised to consult its tax advisor regarding the information reporting requirements applicable to it.
Backup withholding is not an additional tax. Any amounts that we withhold under the backup withholding rules may be refunded or credited against the non-U.S. shareholder’s federal income tax liability if certain required information is furnished to the IRS. Non-U.S. shareholders should consult their tax advisors regarding application of backup withholding in their particular circumstances and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury Regulations.
Non-U.S. Shareholders — Withholding on Payments to Certain Foreign Entities
FATCA imposes a 30% withholding tax on certain types of payments to “foreign financial institutions” and certain non-U.S. entities unless certain due diligence, reporting, withholding, and certification obligation requirements are satisfied.
Under the applicable Treasury Regulations and administrative guidance, FATCA imposes a 30% withholding tax on dividends in respect of our shares if paid to a foreign entity unless: (i) the foreign entity is a “foreign financial institution” that undertakes certain due diligence, reporting, withholding, and certification obligations, or in the case of a foreign financial institution that is a resident in a jurisdiction that has entered into an intergovernmental agreement to implement FATCA, the entity complies with the diligence and reporting requirements of such agreement, (ii) the foreign entity is not a “foreign financial institution” and either certifies it does not have any “substantial United States owners” (as defined in the Code) or identifies certain of its U.S. investors, or (iii) the foreign entity otherwise is exempted under FATCA. Proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.
If withholding is required under FATCA on a payment related to our shares, investors that otherwise would not be subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) generally will be required to seek a refund or credit from the IRS to obtain the benefit of such exemption or reduction (provided that such benefit is available). Prospective investors should consult their tax advisors regarding the effect of FATCA in their particular circumstances.
Taxation of Holders of Our Warrants and Rights
Holders will not generally recognize gain or loss upon the exercise of a warrant. A holder’s basis in the preferred shares, depositary shares representing preferred shares or common shares, as the case may be, received upon the exercise of the warrant will be equal to the sum of the holder’s adjusted tax basis in the warrant and the exercise price paid. A holder’s holding period in the preferred shares, depositary shares representing preferred shares or common shares, as the case may be, received upon the exercise of the warrant will not include the period during which the warrant was held by the holder. Upon the expiration of a warrant, a holder will recognize a capital loss in an amount equal to his or her adjusted tax basis in the warrant. Upon the sale or exchange of a warrant to a person other than us, a holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale or exchange and the holder’s adjusted tax basis in the warrant. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if the warrant was held for more than one year. Upon the sale of the warrant to us, the IRS may argue that a holder should recognize ordinary income on the sale. Prospective investors should consult their tax advisors as to the consequences of a sale of a warrant to us.
In the event of a rights offering, the tax consequences of the receipt, expiration, and exercise of the rights we issue will be addressed in detail in a prospectus supplement. Prospective investors should review the applicable prospectus supplement in connection with the ownership of any rights, and consult their tax advisors as to the consequences of investing in the rights.
Treatment of Depositary Shares
Owners of depositary shares will be treated for U.S. federal income tax purposes as if they are owners of the preferred shares represented by such depositary shares. Accordingly, such owners will be entitled to take into account, for U.S. federal income tax purposes, income and deductions to which they would be entitled if they were holders of such preferred shares. In addition, (i) no gain or loss will be recognized for U.S. federal income tax purposes upon the withdrawal of preferred shares to an exchange owner of depositary shares, (ii) the tax basis of each share of preferred stock to an exchanging owner of depositary shares will, upon such exchange, be the same as the aggregate tax basis of the depositary shares exchanged therefor, and (iii) the holding period for preferred shares in the hands of an exchanging owner of depositary shares will include the period during which such person owned such depositary shares.
Other Tax Consequences
Legislative or Other Actions Affecting REITs
The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department which may result in statutory changes as well as revisions to regulations and interpretations. Changes to the federal tax laws and interpretations thereof could adversely affect an investment in our shares. Investors should consult with their tax advisors regarding the effect of potential changes to the federal tax laws and on an investment in our shares.
State, Local and Foreign Taxes
We may be required to pay tax in various state or local jurisdictions, including those in which we transact business, and our shareholders may be required to pay tax in various state or local jurisdictions, including those in which they reside. Our state and local tax treatment may not conform to the U.S. federal income tax consequences discussed above. In addition, a shareholder’s state and local tax treatment may not conform to the U.S. federal income tax consequences discussed above. Consequently, investors should consult with their tax advisors regarding the effect of state and local tax laws on an investment in our shares.
Tax Shelter Reporting
If a holder recognizes a loss as a result of a transaction with respect to our shares of at least (i) for a holder that is an individual, S corporation, trust or a partnership with at least one non-corporate partner, $2 million or more in a single taxable year or $4.0 million or more in a combination of taxable years, or (ii) for a holder that is either a corporation or a partnership with only corporate partners, $10 million or more in a single taxable year or $20 million or more in a combination of taxable years, such holder may be required to file a disclosure statement with the IRS on IRS Form 8886. Direct shareholders of portfolio securities are in many cases exempt from this reporting requirement, but shareholders of a REIT currently are not excepted. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Investors should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

LEGAL MATTERS
The validity of the securities offered by means of this prospectus have been passed upon for us by Hogan Lovells US LLP. Certain federal income tax matters have been passed upon for us by Fried, Frank, Harris, Shriver & Jacobson LLP.

EXPERTS
The consolidated financial statements of American Homes 4 Rent and American Homes 4 Rent, L.P. appearing in American Homes 4 Rent’s and American Homes 4 Rent, L.P.’s Annual Report (Form 10-K) for the year ended December 31, 2022, and the effectiveness of American Homes 4 Rent’s internal control over financial reporting as of December 31, 2022, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
Our website address is http://www.amh.com. We and our operating partnership make our SEC filings available on our website, free of charge, as soon as reasonably practicable after such materials are filed with, or furnished to the SEC. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider information contained on our website to be part of this prospectus.
We and our operating partnership file annual, quarterly and current reports, proxy statements and other information with the SEC. This prospectus does not contain all of the information set forth in the registration statement. For further information with respect to our company, our operating partnership and the securities to be registered, we refer you to the registration statement, including the exhibits, schedules and information incorporated by reference into the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract or other document has been filed as an exhibit to or incorporated by reference into the registration statement, each statement in this prospectus is qualified in all respects by the exhibit to which the reference relates. The SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us and our operating partnership to “incorporate by reference” certain information that we file with the SEC, which means that we and our operating partnership can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document that is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus modifies or replaces this information. In this prospectus, we are incorporating by reference the following documents that we filed with the SEC:
•
our and our operating partnership’s Annual Report on Form 10-K for the year ended December 31, 2022;

•
our and our operating partnership’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023;

•
the portions of our Definitive Proxy Statement for our 2023 Annual Meeting of Shareholders, filed with the SEC on March 24, 2023, incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2022;

•
our and our operating partnership’s Current Report on Form 8-K and any amendments thereto filed with the SEC on May 11, 2023; and

•
the descriptions of our capital stock included in our Registration Statements on Form 8-A, filed with the SEC on July 19, 2013, May 17, 2016, June 23, 2016, April 21, 2017, July 12, 2017 and September 14, 2018, as amended by the description of our capital stock contained in Exhibit 4.7 to our Annual Report on Form 10-K for the year ended December 31, 2022 and including any other amendment or reports filed for the purpose of updating such descriptions.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act from the date of this prospectus until we have sold all of the securities to which this prospectus relates or the offering is otherwise terminated; provided, however that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless otherwise indicated therein.
We will provide free of charge to each person, including any beneficial owner, to whom a prospectus is delivered, on written or oral request of that person, a copy of any or all of the documents we are incorporating by reference into this prospectus, other than exhibits to those documents unless those exhibits are specifically incorporated by reference into those documents. You may request a copy of these filings by contacting Investor Relations, 280 Pilot Road, Las Vegas, Nevada 89119, by telephone at (805) 413-5300, by e-mail at investors@amh.com, or by visiting our website, http://www.amh.com. The information contained on our website is not part of this prospectus.

$
American Homes 4 Rent, L.P.
    % Senior Notes due 20

Joint Book-Running Managers
BofA Securities
J.P. Morgan
Morgan Stanley
Wells Fargo Securities

June   , 2024